Exhibit 99.4

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

WASHINGTON, DC 20551

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

FDIC Certificate No. 11813

CADENCE BANK

(Exact name of registrant as specified in its charter)

Mississippi	64-0117230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Mississippi Plaza, 201 South Spring Street
Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 680-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	CADE	New York Stock Exchange

5.50% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share	CADE PR A	New York Stock Exchange

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 3, 2025, the registrant had outstanding 186,307,016 shares of common stock, par value $2.50 per share, and 6,900,000 shares of its 5.50% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share.

1

2

Glossary of Defined Terms

ACH - Automated Clearing House

ACL - Allowance for credit losses

AFS - Available for sale

AI - Artificial intelligence

ALM - Asset/liability management

ALCO - Asset/Liability Management Committee

AOCI - Accumulated other comprehensive income (loss)

ASC - Accounting Standards Codification

ASU - Accounting Standards Update

ATM - Automated teller machine

Basel III - Basel Committee's 2010 Regulatory Capital Framework (Third Accord)

Basel Committee - Basel Committee on Banking Supervision

BHC Act - Bank Holding Company Act of 1956, as amended

Board - the Company’s Board of Directors

BOLI - Bank-owned life insurance

BTFP - Bank Term Funding Program

C&I - Commercial and industrial

CAD - Construction, acquisition and development

CAMT - Corporate alternative minimum tax rate

CDE - Community development entity

CECL - ASU 2016-13, Measurement of Credit Losses on Financial Instruments ("Current Expected Credit Losses")

CEO - Chief Executive Officer

CET1 - Common Equity Tier 1

CFO - Chief Financial Officer

CFPB - Consumer Financial Protection Bureau

CIO - Chief Information Officer

CIS - Center for Internet Security

CISM - Certified Information Security Manager

CISO - Chief Information Security Officer

CISSP - Certified Information Systems Security Professional

Code - Code of Business Conduct and Ethics

CODM - Chief operating decision maker

Company - Cadence Bank and its subsidiaries

COO - Chief Operating Officer

COSO - Committee of Sponsoring Organizations of the Treadway Commission

CPR - Conditional Prepayment Rate

CRA - Community Reinvestment Act of 1977

CRE - Commercial real estate

CSC - Contractual servicing cost

DIF - Deposit Insurance Fund

DOJ - U.S. Department of Justice

EAP - Employee Assistance Program

EIR - Effective interest rate

EPS - Earnings per share

ESG - Environmental, Social and Governance

Exchange Act - Securities Exchange Act of 1934, as amended

EVE - Economic value of equity

FASB - Financial Accounting Standards Board

FCB - First Chatham Bank

FDI Act - Federal Deposit Insurance Act

FDIC - Federal Deposit Insurance Corporation

FDICIA - Federal Deposit Insurance Corporation Improvement Act of 1991

FDM - Financial difficulty modification

Federal Reserve - Board of Governors of the Federal Reserve System

FHA - Federal Housing Administration

FHLB - Federal Home Loan Bank

FHLMC - Federal Home Loan Mortgage Corporation

FinCEN - Financial Crimes Enforcement Network

3

FNMA - Federal National Mortgage Association

FRB - Federal Reserve Bank

FTE - Fully taxable equivalent

GAAP - Generally Accepted Accounting Principles in the United States

GNMA - Government National Mortgage Association

HTC - Historic tax credits

IBS - Industry Bancshares, Inc.

IRA of 2022 - Inflation Reduction Act of 2022

IRR - Interest rate risk

ITM - Interactive teller machine

LTV - Loan to value

MBS - Mortgage-backed securities

MDBCF - Mississippi Department of Banking and Consumer Finance

MSR - Mortgage servicing rights

NAV - Net asset value

NII - Net interest income

NM - Not meaningful

NMTC - New market tax credit

NPA - Nonperforming asset(s)

NPL - Nonperforming loan(s)

NSF - Nonsufficient funds

NYSE - New York Stock Exchange

OBBB - One Big Beautiful Bill

OCC - Office of the Comptroller of the Currency

OIS - Overnight Index Swap

OREO - Other real estate owned

PCAOB - Public Company Accounting Oversight Board

PCD - Purchased credit deteriorated

Preferred Stock - 5.50% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company

PSU - Performance stock unit

ROU - Right of use

RSA - Restricted stock award

RSU - Restricted stock unit

SBA - Small Business Administration

SBIC - Small Business Investment Company

SEC - U.S. Securities and Exchange Commission

SNC - Shared National Credit

SOFR - Secured Overnight Financing Rate

TBA - To be announced

TCJA - Tax Cuts and Jobs Act of 2017

TDR - Troubled debt restructuring

USDA - U.S. Department of Agriculture

VA - U.S. Department of Veterans Affairs

VIE - Variable interest entity

YTD - Year to date

4

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements made in this quarterly report on Form 10-Q (this “Report”) are not statements of historical fact and constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995 as well as the “bespeaks caution” doctrine. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “aspire,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “goal,” “hope,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “project,” “projection,” “predict,” “prospect,” “potential,” “roadmap,” “seek,” “should,” “target,” “will,” and “would,” or the negative versions of those words, or other comparable words of a future or forward-looking nature. These forward-looking statements may include, without limitation, discussions regarding general economic, interest rate, trade, real estate market, competitive, employment, and credit market conditions; our assets; business; cash flows; financial condition; liquidity; prospects; results of operations and the Company’s ability to deploy capital into strategic and growth initiatives; deposit growth interest and fee-based revenue; capital resources; capital metrics; efficiency ratio; valuation of mortgage servicing rights; mortgage production volume; net income; net interest revenue; non-interest revenue; net interest margin; interest expense; non-interest expense; earnings per share; interest rate sensitivity; interest rate risk; balance sheet and liquidity management; off-balance sheet arrangements; fair value determinations; asset quality; credit quality; credit losses; provision and allowance for credit losses, impairments, charge-offs, recoveries and changes in volume; investment securities portfolio yields and values; ability to manage the impact of natural disasters; adoption and use of critical accounting policies; adoption and implementation of new accounting standards and their effect on our financial results and our financial reporting; utilization of non-GAAP financial metrics; declaration and payment of dividends; ability to pay dividends or coupons on our Preferred Stock or our subordinated notes; mortgage and commission revenue growth; implementation and execution of cost savings initiatives; ability to successfully litigate, resolve or otherwise dispense with threatened, ongoing and future litigation and administrative and investigatory matters; ability to successfully complete pending or future acquisitions or divestitures; dispositions and other strategic growth opportunities and initiatives; ability to successfully integrate and manage acquisitions or divestitures; opportunities and efforts to grow market share; reputation; ability to compete with other financial institutions; ability to recruit and retain key employees and personnel; access to capital markets; investment in other financial institutions; and ability to operate our regulatory compliance programs in accordance with applicable law.

Forward-looking statements are based upon management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time such statements were made. Forward-looking statements are not historical facts, are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties and other factors that are beyond our control and that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. These risks, uncertainties and other factors include, without limitation, general economic, unemployment, credit market and real estate market conditions (including potential downturn, contraction and/or recession), and the effect of such conditions on the creditworthiness of borrowers, collateral values, the value of investment securities and asset recovery values; the risks of changes in trade policy, in interest rates, and their effects on the level and composition of deposits, loan demand, loan repayment velocity, and the values of loan collateral, securities and interest sensitive assets and liabilities; risks arising from market reactions to the banking environment in general, or to conditions or situations at specific banks; risks arising from perceived instability in the banking sector; the impact of inflation, the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; uncertainties surrounding the impact of proposed tariffs (by or on the U.S.), including the potential negative impact to our loan portfolio and profitability, potential for increases in problem loans, potential re-evaluation of credit markets and interest rates, lower equity valuation and potential slowdown in capital markets, reduced demand for U.S. exports, disruptions to supply chains, impacts from decreased international tourism, decreased demand for other banking products and services and negative credit quality developments arising from the foregoing or other factors; the uncertain duration of trade conflicts; the magnitude of the impact that the proposed tariffs may have on our customers’ businesses; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, or uncertainties surrounding the debt ceiling and the federal budget; the availability of and access to capital; possible downgrades in our credit ratings or outlook which could increase the costs or availability of funding from capital markets; the ability to attract new or retain existing deposits or to retain or grow loans; potential delays or other problems in implementing and executing our growth, expansion and acquisition or divestment strategies, including delays in obtaining regulatory or other necessary approvals (including obtaining the approval of any pending transactions), or the failure to realize any anticipated benefits or synergies from any acquisitions or growth strategies; the risks relating to the acquisitions of FCB Financial Corp. and Industry Bancshares, Inc. including, without limitation: (i) the diversion of management's time on issues related to integration efforts; (ii) unexpected transaction costs, including the costs of integrating operations; (iii) the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (iv) the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; (v) the risk of deposit and customer attrition; any changes in deposit mix; (vi) unexpected operating and other costs, which may differ or change from expectations; (vii) the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; (viii) increased competitive pressures and solicitations of customers by competitors; and (ix) the difficulties and risks inherent with entering new markets; risks related to the proposed merger with Huntington (as defined below), including, without limitation: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Huntington and the Company, (ii) the outcome of any legal proceedings that may be instituted against Huntington or the Company, (iii) delays in completing the merger, (iv) the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger); (v) the failure to obtain the requisite vote of Huntington’s or the Company’s shareholders or to satisfy any of the other conditions to the merger on a timely basis or at all; (vi) the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and the Company do business; (vii) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; (viii) potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the merger; (ix) the ability to complete the merger and integration of Huntington and the Company successfully; (x) the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the merger; (xi) changes in policies and standards for regulatory review of bank mergers; (xii) the ability of Huntington and the Company to meet expectations regarding the timing, completion and accounting and tax treatment of the transaction; and (xiii) other factors that may affect the future results of Huntington and the Company; significant turbulence or a disruption in the capital or financial markets; the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage and wealth management businesses; the ability to grow additional interest and fee income or to control noninterest expense; competitive factors and pricing pressures, including their effect on our net interest margin; changes in legal, financial and/or regulatory requirements (including those related to share repurchases); recently enacted and potential legislation and regulatory actions and the costs and expenses to comply with new and/or existing legislation and regulatory actions, and any related rules and regulations; changes in U.S. Government monetary, fiscal and trade policy, including any changes that may result from U.S. elections; special assessments or changes to regular assessments by banking regulators; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation or government actions; the ability to keep pace with technological changes, including changes regarding generative artificial intelligence, maintaining cybersecurity and compliance with applicable cybersecurity regulatory requirements; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies, risks related to our reliance on third parties to provide key components of our business infrastructure, including the risks related to disruptions in services provided by disputes with, or financial difficulties of a third-party vendor, the impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us or our customers; natural disasters or acts of war or terrorism; international or political instability (including the impacts related to or resulting from the proposed tariffs and international trade conflicts, Russia’s military action in Ukraine, or the Israel-Hamas war, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments); risks and costs related to the scope and pace of related rulemaking activity; impairment of our goodwill or other intangible assets; adoption of new accounting standards or changes in existing standards; and other factors described in “Part I, Item 1A. Risk Factors” in this Report or as detailed from time to time in the Company’s press and news releases, reports and other filings we file with the federal banking regulators.

5

The Company faces risks from: possible adverse rulings, judgments, settlements or other outcomes of pending, ongoing and future litigation, as well as governmental, administrative and investigatory matters; the impairment of the Company’s goodwill or other intangible assets; losses of key employees and personnel; the diversion of management’s attention from ongoing business operations and opportunities; and the Company’s success in executing its business plans and strategies, and managing the risks involved in all of the foregoing.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this Report, if one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statements. The forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

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PART I—FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

Consolidated Balance Sheets

Cadence Bank and Subsidiaries

(Unaudited)

(In thousands, except share and per share amounts)	September 30, 2025	December 31, 2024
ASSETS
Cash and due from banks	$839,841	$624,884
Interest bearing deposits with other banks and Federal funds sold	1,049,332	1,106,692
Total cash and cash equivalents	1,889,173	1,731,576
Available for sale securities, at fair value	9,616,389	7,293,988
Loans and leases, net of unearned income	36,801,836	33,741,755
Allowance for credit losses	496,199	460,793
Net loans and leases	36,305,637	33,280,962
Loans held for sale, at fair value	261,680	244,192
Premises and equipment, net	855,275	783,456
Goodwill	1,515,771	1,366,923
Other intangible assets, net	149,039	83,190
Bank-owned life insurance	768,887	651,838
Other assets	1,920,501	1,583,065
TOTAL ASSETS	$53,282,352	$47,019,190
LIABILITIES
Noninterest bearing demand deposits	$9,036,907	$8,591,805
Interest bearing demand and money market deposits	20,518,436	19,345,114
Savings	3,095,622	2,588,406
Time deposits	11,270,491	9,970,876
Total deposits	43,921,456	40,496,201
Securities sold under agreement to repurchase	29,532	23,616
Short-term FHLB borrowings	925,000	—
Subordinated and long-term borrowings	1,330,657	10,706
Other liabilities	992,611	918,984
TOTAL LIABILITIES	47,199,256	41,449,507
SHAREHOLDERS' EQUITY
Series A Non-Cumulative Perpetual Preferred stock, $0.01 par value per share; authorized - 500,000,000 shares; issued and outstanding - 6,900,000 shares for both periods presented	166,993	166,993
Common stock, $2.50 par value per share; authorized - 500,000,000 shares; issued and outstanding - 186,307,016 and 183,527,575 shares, respectively	465,768	458,819
Capital surplus	2,813,356	2,742,913
Accumulated other comprehensive loss	(493,782)	(694,495)
Retained earnings	3,130,761	2,895,453
TOTAL SHAREHOLDERS' EQUITY	6,083,096	5,569,683
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,282,352	$47,019,190

See accompanying notes to the unaudited consolidated financial statements.

7

Consolidated Statements of Income

Cadence Bank and Subsidiaries

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
INTEREST REVENUE:
Loans and leases	$588,570	$555,862	$1,668,311	$1,624,487
Available for sale securities:
Taxable	86,144	59,732	211,731	185,989
Tax-exempt	5,952	638	7,215	1,963
Loans held for sale	1,758	1,630	4,943	4,467
Short-term investments	22,219	29,851	47,299	110,130
Total interest revenue	704,643	647,713	1,939,499	1,927,036
INTEREST EXPENSE:
Interest bearing demand deposits and money market accounts	136,105	142,179	390,810	437,861
Savings	5,378	3,695	12,769	11,238
Time deposits	112,720	94,944	312,341	264,786
Federal funds purchased and securities sold under agreement to repurchase	818	561	4,881	3,808
Short-term borrowings	11,807	42,003	24,718	125,656
Subordinated and long-term borrowings	14,088	2,873	28,961	12,003
Total interest expense	280,916	286,255	774,480	855,352
Net interest revenue	423,727	361,458	1,165,019	1,071,684
Provision for credit losses	32,000	12,000	83,000	56,000
Net interest revenue, after provision for credit losses	391,727	349,458	1,082,019	1,015,684
NONINTEREST REVENUE:
Wealth management	24,515	24,110	73,092	70,949
Deposit service charges	19,047	18,814	54,844	54,803
Credit card, debit card and merchant fees	13,484	12,649	38,445	37,581
Mortgage banking	4,469	1,133	19,818	13,749
Security gains (losses), net	4,311	(2,947)	4,302	(2,960)
Other	27,652	32,142	86,545	96,223
Total noninterest revenue	93,478	85,901	277,046	270,345
NONINTEREST EXPENSE:
Salaries and employee benefits	173,485	152,237	483,797	456,926
Occupancy and equipment	31,892	28,894	90,408	86,901
Data processing and software	36,120	29,164	93,953	88,658
Deposit insurance assessments	10,037	7,481	27,251	31,637
Amortization of intangibles	7,539	3,933	15,253	11,998
Merger expense	19,789	—	22,283	—
Other	41,384	37,729	119,513	103,223
Total noninterest expense	320,246	259,438	852,458	779,343
Income before income taxes	164,959	175,921	506,607	506,686
Income tax expense	35,110	39,482	108,891	115,797
Net income	$129,849	$136,439	397,716	390,889
Less: preferred dividends	2,372	2,372	9,488	7,116
Net income available to common shareholders	$127,477	$134,067	$388,228	$383,773

Basic earnings per common share	$0.68	$0.74	$2.10	$2.10
Diluted earnings per common share	$0.67	$0.72	$2.07	$2.07

See accompanying notes to the unaudited consolidated financial statements.

8

Consolidated Statements of Comprehensive Income

Cadence Bank and Subsidiaries

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net income	$129,849	$136,439	$397,716	$390,889
Other comprehensive income, net of tax:
Unrealized gains on AFS securities:
Net unrealized gains, net of income taxes of $(24,284), $(59,934), $(60,538), and $(53,209), respectively	78,526	193,808	195,760	172,061
Reclassification adjustment for net gains (losses) realized in net income, net of income taxes of $(1,018), $696, $(1,016), and $699, respectively	3,293	(2,251)	3,286	(2,261)
Net change in unrealized gains on AFS securities, net of tax	81,819	191,557	199,046	169,800
Recognized employee benefit plan net periodic benefit cost, net of income taxes of $(171), $(173), $(515), and $(521), respectively	556	563	1,667	1,687
Other comprehensive income, net of tax	82,375	192,120	200,713	171,487
Comprehensive income	$212,224	$328,559	$598,429	$562,376

See accompanying notes to the unaudited consolidated financial statements.

9

Consolidated Statements of Shareholders' Equity

Cadence Bank and Subsidiaries

(Unaudited)

	Preferred Stock		Common Stock		Capital	Accumulated Other Comprehensive	Retained	Total Shareholders'
(In thousands, except share and per share amounts)	Shares	Amount	Shares	Amount	Surplus	(Loss) Income	Earnings	Equity
Balance at December 31, 2024	6,900,000	$166,993	183,527,575	$458,819	$2,742,913	$(694,495)	$2,895,453	$5,569,683
Net income	—	—	—	—	—	—	133,222	133,222
Other comprehensive income, net of tax	—	—	—	—	—	73,292	—	73,292
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	519,724	1,299	(6,087)	—	—	(4,788)
Repurchase of stock, net of excise tax	—	—	(879)	(2)	(27)	—	—	(29)
Preferred dividends declared, $0.34 per share	—	—	—	—	—	—	(2,372)	(2,372)
Cash dividends declared, $0.275 per share	—	—	—	—	—	—	(50,467)	(50,467)
Balance at March 31, 2025	6,900,000	$166,993	184,046,420	$460,116	$2,736,799	$(621,203)	$2,975,836	$5,718,541
Net income	—	—	—	—	—	—	134,645	134,645
Other comprehensive income, net of tax	—	—	—	—	—	45,046	—	45,046
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	32,255	82	8,937	—	—	9,019
Repurchase of stock, net of excise tax	—	—	(71,409)	(179)	(2,107)	—	—	(2,286)
Issuance of stock in conjunction with acquisitions	—	—	2,299,750	5,749	61,542	—	—	67,291
Preferred dividends declared, $0.69 per share	—	—	—	—	—	—	(4,744)	(4,744)
Cash dividends declared, $0.275 per share	—	—	—	—	—	—	(51,229)	(51,229)
Balance at June 30, 2025	6,900,000	$166,993	186,307,016	$465,768	$2,805,171	$(576,157)	$3,054,508	$5,916,283
Net income	—	—	—	—	—	—	129,849	129,849
Other comprehensive income, net of tax	—	—	—	—	—	82,375	—	82,375
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	—	—	8,185	—	—	8,185
Preferred dividends declared, $0.34 per share	—	—	—	—	—	—	(2,372)	(2,372)
Cash dividends declared, $0.275 per share	—	—	—	—	—	—	(51,224)	(51,224)
Balance at September 30, 2025	6,900,000	$166,993	186,307,016	$465,768	$2,813,356	$(493,782)	$3,130,761	$6,083,096

10

Consolidated Statements of Shareholders' Equity (continued)

Cadence Bank and Subsidiaries

(Unaudited)

	Preferred Stock		Common Stock		Capital	Accumulated Other Comprehensive	Retained	Total Shareholders'
(In thousands, except share and per share amounts)	Shares	Amount	Shares	Amount	Surplus	(Loss) Income	Earnings	Equity
Balance at December 31, 2023	6,900,000	$166,993	182,871,775	$457,179	$2,743,066	$(761,829)	$2,562,434	$5,167,843
Net income	—	—	—	—	—	—	116,978	116,978
Other comprehensive loss, net of tax	—	—	—	—	—	(29,504)	—	(29,504)
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	467,143	1,168	(3,231)	—	—	(2,063)
Repurchase of stock, net of excise tax	—	—	(657,593)	(1,644)	(15,248)	—	—	(16,892)
Preferred dividends declared, $0.34 per share	—	—	—	—	—	—	(2,372)	(2,372)
Cash dividends declared, $0.25 per share	—	—	—	—	—	—	(45,598)	(45,598)
Cumulative effect of change in accounting principle, net of tax, for ASU 2023-02	—	—	—	—	—	—	1,540	1,540
Balance at March 31, 2024	6,900,000	$166,993	182,681,325	$456,703	$2,724,587	$(791,333)	$2,632,982	$5,189,932
Net income	—	—	—	—	—	—	137,472	137,472
Other comprehensive income, net of tax	—	—	—	—	—	8,871	—	8,871
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	84,153	211	8,486	—	—	8,697
Repurchase of stock, net of excise tax	—	—	(335,051)	(838)	(8,417)	—	—	(9,255)
Preferred dividends declared, $0.34 per share	—	—	—	—	—	—	(2,372)	(2,372)
Cash dividends declared, $0.25 per share	—	—	—	—	—	—	(45,587)	(45,587)
Balance at June 30, 2024	6,900,000	$166,993	182,430,427	$456,076	$2,724,656	$(782,462)	$2,722,495	$5,287,758
Net income	—	—	—	—	—	—	136,439	136,439
Other comprehensive income, net of tax	—	—	—	—	—	192,120	—	192,120
Equity based compensation, net of forfeitures and shares withheld to cover taxes	—	—	1,281	3	8,075	—	—	8,078
Exercise of stock options	—	—	206,829	517	5,210	—	—	5,727
Repurchase of stock, net of excise tax	—	—	(323,395)	(808)	(8,501)	—	—	(9,309)
Preferred dividends declared, $0.34 per share	—	—	—	—	—	—	(2,372)	(2,372)
Cash dividends declared, $0.25 per share	—	—	—	—	—	—	(45,578)	(45,578)
Balance at September 30, 2024	6,900,000	$166,993	182,315,142	$455,788	$2,729,440	$(590,342)	$2,810,984	$5,572,863

See accompanying notes to the unaudited consolidated financial statements.

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Consolidated Statements of Cash Flows

Cadence Bank and Subsidiaries

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2025	2024
Operating Activities:
Net income	$397,716	$390,889
Adjustments to reconcile net income to net cash provided by operations:
Depreciation, amortization, and accretion	69,288	157,180
Deferred income tax expense	130,746	13,859
Provision for credit losses	83,000	56,000
Gain on sale of loans, net	(21,276)	(16,262)
Gain on disposition of businesses	—	(14,980)
(Gain) loss on sales of available for sale securities, net	(4,302)	2,960
Unrealized gain on limited partnerships, net	(8,026)	(8,664)
Gain on trading securities	(45)	(10)
Share-based compensation expense	23,192	25,490
Proceeds from payments and sales of loans held for sale	1,075,381	899,810
Origination of loans held for sale	(1,036,194)	(893,394)
Increase in accrued interest receivable	(19,721)	(10,389)
Increase in accrued interest payable	36,343	140,839
Purchases of trading securities	(18,000)	(4,000)
Proceeds from sales of trading securities	18,045	4,010
Net increase in prepaid pension asset	(3,655)	(4,337)
(Increase) decrease in other assets	(131,300)	43,950
(Decrease) increase in other liabilities	(45,897)	29,938
Other, net	(18,976)	(14,365)
Net cash provided by operating activities	526,319	798,524
Investing Activities:
Net cash received from business acquisitions	503,838	—
Proceeds from disposition of business, net of cash transferred	—	15,308
Purchases of available for sale securities	(3,627,434)	(751,846)
Proceeds from sales of available for sale securities	3,070,117	15,059
Proceeds from maturities, calls, and payments of available for sale securities	1,002,993	1,168,339
Loss on fair value hedge termination	4,290	—
(Purchases of) proceeds from sales of FRB and FHLB stock, net	(118,831)	3,078
Increase in loans, net	(1,728,241)	(979,536)
Purchases of premises and equipment	(54,904)	(58,253)
Proceeds from sales of premises and equipment	4,524	16,995
Proceeds from disposition of foreclosed and repossessed property	10,180	6,626
Proceeds from sales of loans transferred to held for sale	—	58,253
Net death benefits received on bank owned life insurance	13,603	3,014
Purchases of tax credit investments	(92,237)	(50,156)
Purchases of limited partnership interests	(22,839)	(22,236)
Other, net	8,795	10,850
Net cash used in investing activities	(1,026,146)	(564,505)

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Consolidated Statements of Cash Flows (continued)

Cadence Bank and Subsidiaries

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2025	2024
Financing Activities:
(Decrease) increase in deposits, net	(1,406,796)	347,455
Net change in securities sold under agreement to repurchase and federal funds purchased	5,916	(434,552)
Net change in short-term FHLB advances	825,000	—
Long-term borrowings called, repurchased, or repaid	(22,330)	(207,364)
Repayment of long-term FHLB advances	(39)	—
Proceeds from long-term FHLB advances	1,430,000	—
Exercise of stock options	—	5,727
Repurchase of common stock	(2,315)	(35,456)
Cash dividends paid on common stock	(152,972)	(136,764)
Cash dividends paid on preferred stock	(9,488)	(7,116)
Cash paid for tax withholding on vested share-based compensation and other	(9,552)	(10,088)
Net cash provided by (used in) financing activities	657,424	(478,158)
Net increase (decrease) in cash and cash equivalents	157,597	(244,139)
Cash and cash equivalents at beginning of period	1,731,576	4,232,265
Cash and cash equivalents at end of period	$1,889,173	$3,988,126

Supplemental Disclosures
Cash paid during the period for:
Interest	$715,146	$714,514
Income tax payments, net	28,155	112,425
Cash paid for amounts included in lease liabilities	13,679	13,345
Non-cash investing and financing activities, at fair value:
Acquisition of real estate and other assets in settlement of loans	20,135	5,813
Transfers of loans held for sale to loans	7,590	5,802
Transfers of loans to loans held for sale	38,038	60,974
Right of use assets obtained in exchange for new operating lease liabilities	8,845	6,542
Increase in funding obligations for certain tax credit investments	96,784	26,455

See accompanying notes to unaudited consolidated financial statements.

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Notes to Unaudited Consolidated Financial Statements

Cadence Bank and Subsidiaries

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements for the Company have been prepared in accordance with instructions to the SEC Form 10-Q and Article 10 of Regulation S-X; therefore, they do not include all information and notes necessary for a fair presentation of financial position, results of operations, comprehensive income, and cash flows in conformity with GAAP. All adjustments consisting of normally recurring accruals that, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the periods covered by this report have been included. These interim financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2024. Operating results for the period ended September 30, 2025, are not necessarily indicative of the results that may be expected for the year ending December 31, 2025. The consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements included in our Form 10-K for the year ended December 31, 2024.

The Company and its subsidiaries follow GAAP, including, where applicable, general practices within the banking industry. The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. The assessment of whether or not the Company has a controlling interest (i.e., the primary beneficiary) in a VIE is performed on an on-going basis. All equity investments in non-consolidated VIEs are included in “other assets” in the Company’s consolidated balance sheets (see Note 17 for more information).

Certain amounts reported in prior years have been reclassified to conform to the 2025 presentation. These reclassifications did not materially impact the Company’s consolidated financial statements.

In accordance with GAAP, the Company’s management evaluated subsequent events for potential recognition or disclosure in the consolidated financial statements through the date of the issuance of the consolidated financial statements (See Note 18 for more information).

Recent Accounting Pronouncements

ASU No. 2023-05

In August 2023, the FASB issued ASU No. 2023-05, Business Combinations—Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. The ASU applies to the formation of entities that meet the definition of a joint venture (or a corporate joint venture) as defined in the FASB ASC Master Glossary. The amendments in the ASU require that a newly formed joint venture, upon formation, would initially measure its assets and liabilities at fair value (with exceptions to fair value measurement that are consistent with the business combinations guidance). The ASU allows a joint venture to apply measurement period guidance in accordance with ASC 805-10, allowing the amounts recognized upon formation to be adjusted for provisional items during the measurement period not to exceed one year from the formation date.

The ASU does not amend the definition of a joint venture, the existing guidance for the accounting by an equity method investor for its investment in a joint venture, or the accounting by a joint venture for contributions received subsequent to formation.

The amendments are effective prospectively for all joint ventures with a formation date on or after January 1, 2025, and early adoption is permitted. A joint venture that was formed before the effective date of the ASU may elect to apply the amendments retrospectively if it has sufficient information. There was no impact from this guidance on the Company’s consolidated financial statements.

ASU No. 2023-08

In December 2023, the FASB issued ASU No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The amendments are intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period.

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The amendments in the ASU are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance). If amendments are adopted in an interim period, they must be adopted as of the beginning of the fiscal year that includes that interim period. There was no impact from this guidance on the Company’s consolidated financial statements.

ASU No. 2023-09

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU is intended to improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments intended to improve the effectiveness of income tax disclosures.

The amendments in the ASU are effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. As this guidance is solely disclosure related, there will be no quantitative impact to the Company’s consolidated financial statements.

ASU No. 2024-01

In March 2024, the FASB issued ASU No. 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which provides four cases illustrating the scope application of Topic 718 for profits interest awards. Determining whether a profits interest award should be accounted for as a share-based payment arrangement or other compensation requires judgment based on the facts and circumstances of the specific transaction. The illustrative example includes four fact patterns to demonstrate how an entity would apply the scope guidance in Topic 718 to determine whether profits interest awards should be accounted for in accordance with Topic 718.

The amendments in the ASU are effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The amendments should be applied either (1) retrospectively to all prior periods presented in the financial statements or (2) prospectively to profits, interest, and similar awards grated or modified on or after the date at which the entity first applies the amendments. There was no impact from this guidance on the Company’s consolidated financial statements.

ASU No. 2024-02

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements, which contains amendments that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior Statements to provide guidance in certain topical areas. Generally, the amendments are not intended to result in significant accounting change for most entities. However, the FASB recognized that changes to that guidance may result in accounting change for some entities. Therefore, the FASB provided transition guidance for all the amendments in this Update.

These amendments are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments is permitted for all entities, for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. There was no significant impact from this guidance on the Company’s consolidated financial statements.

ASU No. 2025-02

In March 2025, the FASB issued ASU No. 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122 to remove SEC paragraphs pursuant to the issuance of the SEC Staff Accounting Bulletin No. 122, Accounting for Obligations To Safeguard Crypto-Assets an Entity Holds for Its Platform Users. The amendments are effective immediately. There was no impact from this guidance on the Company’s consolidated financial statements.

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Pending Accounting Pronouncements

ASU No. 2023-06

In October 2023, the FASB issued ASU No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, that incorporates certain SEC disclosure requirements into the FASB ASC. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations.

The ASU modifies the disclosure or presentation requirements of a variety of Topics in the Codification. The requirements are relatively narrow in nature. Some of the amendments represent clarifications to, or technical corrections of, the current requirements.

The effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. If by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. As this guidance is solely disclosure related, the Company does not anticipate any quantitative impact to the Company’s consolidated financial statements.

ASU No. 2024-03

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income— Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires disclosures in the note to the financial statements regarding specific expenses. The amendments do not change or remove existing disclosure requirements. The amendments improve disclosure requirements through enhanced expense disaggregation.

The amendments require disclosures in each interim and annual reporting periods. The amendments are effective for fiscal year beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Prospective adoption is required, however an entity may choose to adopt retrospectively. Early adoption is permitted. As this guidance is solely disclosure related, the Company does not anticipate any quantitative impact to the Company’s consolidated financial statements.

ASU No. 2024-04

In November 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion.

The amendments are effective for all entities for fiscal years beginning after December 15, 2025. Early adoption is permitted as of the beginning of the annual reporting period for all entities that have adopted ASU 2020-06. If an entity adopts ASU No. 2024-04 in an interim reporting period, it should adopt it as of the beginning of the annual reporting period that includes that interim reporting period. The Company does not anticipate any impact from this guidance on its consolidated financial statements.

ASU No. 2025-01

In January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date to clarify the interim effective date for ASU 2024-03 for entities that do not have an annual reporting period that ends on December 31. The amendments are effective for fiscal year beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Since Company’s fiscal year-end and the calendar year-end are the same, the Company does not anticipate that these amendments will have any effect on Company’s consolidated financial statements.

ASU No. 2025-03

In May, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity to clarify the guidance to determine the accounting acquirer for transactions in which the legal acquiree is a VIE that meets the definition of a business. The amendments are effective for fiscal years beginning after December 15, 2026. Early adoption is permitted in reporting periods in which financial statements have not been issued. If the amendment are adopted in an interim period, they should be adopted as of the beginning the interim period or annual period. The amendments should be applied on a prospective basis to transactions whose closing dates occurs after adoption of the amendments. The Company does not anticipate that these amendments will have any effect on Company’s consolidated financial statements.

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ASU No. 2025-04

In May, the FASB issued ASU No. 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer to clarify the timing to recognize revenue for entities that offer share-based consideration to customers to incentivize the customers to purchase its goods or services. The amendments are effective for the fiscal period beginning after December 15, 2026, and interim reporting periods within those annual periods. Early adoption is permitted in an interim or annual period in which financial statements have not yet been issued. If an entity adopts the amendments in an interim reporting period, it should adopt it as of the beginning of the annual period that includes that interim reporting period. The Company does not anticipate that these amendments will have any effect on Company’s consolidated financial statements.

ASU No. 2025-05

In July, FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets which provides a practical expedient for estimating credit losses on certain assets and a policy election for entities other than public entities who adopt the practical expedient. The practical expedient allows all entities to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period for eligible assets. The amendments are effective for the fiscal period beginning after December 15, 2025, and interim reporting periods within those annual periods. Early adoption is permitted. An entity should apply the amendments prospectively to estimates of expected credit losses on asset balances after the date of adoption. The Company does not anticipate that these amendments will have a material effect on Company’s consolidated financial statements.

ASU No. 2025-06

In September, FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other— Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software to improve the usefulness of the guidance by removing references to project stages so that the guidance is neutral to various software development methods. The ASU requires that an entity should capitalize software costs when both: Management has authorized and committed to funding the software project; and it is probable that the project will be completed and the software will be used to perform the function intended (referred to as the “probable-to-complete recognition threshold”). In evaluating the probable-to-complete recognition threshold, an entity is required to consider whether there is significant uncertainty associated with the development activities of the software.

The amendments are effective for all entities for fiscal periods beginning after December 15, 2027. Early adoption is permitted as of the beginning of an annual fiscal period. Transition can be done using the prospective method, the modified transition approach or retrospectively. The Company is still evaluating the effects on the Company’s consolidated financial statements.

ASU No. 2025-07

In September, FASB issued ASU No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract to clarify two issues in ASC 815 and ASC 606. In the first issue clarified, the ASU provides a scope exception for certain contracts with underlyings that are based on the operations or activities of one of the parties to the contract. The second issue clarified is the applicability of ASC Topic 606 and its interaction with other ASC Topics in the accounting for share-based noncash consideration received from a customer for the transfer of goods or services.

This amendments are effective for fiscal beginning after December 15, 2026. Early adoption is permitted. The Company does not anticipate that these amendments will have any effect on Company’s consolidated financial statements.

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NOTE 2. BUSINESS COMBINATIONS

FCB Financial Corp.

On May 1, 2025, the Company completed its acquisition of FCB Financial Corp. (“FCB Financial”), the bank holding company for FCB (collectively referred to as “First Chatham”), pursuant to an Agreement and Plan of Merger dated January 22, 2025 by and between the Company and FCB Financial (the “FCB Merger Agreement”). Upon the completion of the merger of FCB Financial with and into the Company, FCB, FCB Financials’ wholly-owned banking subsidiary, was merged with and into the Company. First Chatham was a Savannah, Georgia-based community bank operating eight branches across the Greater Savannah Area. Under the terms of the FCB Merger Agreement, the Company issued 2.3 million shares of common stock and paid $23.1 million in cash for all outstanding shares of First Chatham. The purchase price allocation and certain fair value measurements, as well as the evaluation of the tax positions of the merger, are currently under management’s review and are subject to potential changes.

The following table presents the amounts recorded on the consolidated balance sheet on the acquisition date of May 1, 2025 for First Chatham, showing the estimated fair value as adjusted during the measurement period (in thousands):

Fair Value of Assets Acquired:
Cash and cash equivalents	$142,506
Available for sale securities	45,603
Loans and leases	382,608
Allowance for credit losses	(8,075)
Premises and equipment	13,741
Other intangible assets, net	12,338
Other assets	24,068
Total Fair Value of Assets Acquired	$612,789
Fair Value of Liabilities Assumed:
Deposits	$523,595
Junior subordinated debt	12,330
Other liabilities	9,165
Total Fair Value of Liabilities Assumed	$545,090
Fair Value of Net Assets Acquired	$67,699
Consideration Paid:
Market value of common stock	67,291
Total cash paid	23,109
Total Consideration Paid	$90,400
Goodwill	$22,701

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Industry Bancshares, Inc.

On July 1, 2025, the Company completed its acquisition of IBS, the bank holding company for Bank of Brenham, Citizens State Bank, Fayetteville Bank, Industry State Bank, The First National Bank of Bellville and The First National Bank of Shiner (collectively, the “Industry Banks”), pursuant to an Agreement and Plan of Merger (the “IBS Merger Agreement”) dated April 25, 2025. Under the terms of the IBS Merger Agreement, IBS and the Industry Banks were merged with and into the Company with the Company being the surviving entity. The Company paid $20 million in cash for all outstanding shares of IBS. The purchase price allocation and certain fair value measurements, as well as the evaluation of the tax positions of the merger, are under management’s review due to the timing of the closing of the mergers.

During the third quarter of 2025, the $2.5 billion of securities acquired in the IBS transaction were sold, with the proceeds redeployed to purchase securities with higher average earning yields and the remainder deployed to paydown wholesale funding. The Company incurred losses of $4.3 million on the termination of fair value hedges related to the IBS securities portfolio, which was reported in other noninterest revenue in the consolidated statements of income. This loss was offset by the $4.3 million related net gain on securities sales, which is shown separately in the consolidated statements of income.

The following table presents the amounts recorded on the consolidated balance sheet on the acquisition date of July 1, 2025 for IBS, showing the estimated fair value as adjusted during the measurement period (in thousands):

Fair Value of Assets Acquired:
Cash and cash equivalents	$404,441
Available for sale securities	2,467,885
Loans and leases	1,025,783
Allowance for credit losses	(15,149)
Premises and equipment	52,038
Other intangible assets, net	68,764
Other assets	251,571
Total Fair Value of Assets Acquired	$4,255,333
Fair Value of Liabilities Assumed:
Deposits	$4,307,490
Other liabilities	53,990
Total Fair Value of Liabilities Assumed	4,361,480
Fair Value of Net Liabilities Assumed	(106,147)
Cash Consideration Paid	20,000
Goodwill	$126,147

The following is a description of the methods used to estimate the fair values of significant assets acquired and liabilities assumed above.

Cash and cash equivalents: The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets.

Securities available for sale: Fair values for securities were based on sales prices of the securities shortly after the merger’s close date.

Loans: Fair values for loans were estimated based on a discounted cash flow methodology (income approach) that considered factors including loan type and related collateral, classification status, remaining term of the loan (in months), fixed or variable interest rate, past delinquencies, timing of principal and interest payments, current market rates, LTV, and current discount rates. The discount rate did not include an explicit factor for credit losses, as it was included as a reduction to the estimated cash flows. Large loans were specifically reviewed to evaluate credit risk. Additionally, PCD loans that were determined to have more-than-insignificant deterioration were generally identified by the delinquency status, risk rating changes, credit rating, accruing status or other indicators of credit deterioration since origination. Loans were valued individually although multiple inputs and assumptions were applied to loans with similar characteristics as appropriate. These factors resulted in an $8.9 million and $27.6 million fair value net discount to loans for First Chatham and IBS, respectively, which will be accreted over the remaining life of each loan. The book value of the acquired loans was $387.3 million and $1.1 billion for First Chatham and IBS, respectively.

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Allowance for Credit Losses: ACL of $8.1 million and $15.1 million was recorded on the identified PCD loans in accordance with ASC 326 for First Chatham and IBS, respectively. An ACL of $4.2 million was recorded on non-PCD loans and reported as provision expense during the three months ended June 30, 2025 for First Chatham. An ACL of $5.5 million was recorded on non-PCD loans and reported as provision expense during the three months ended September 30, 2025 for IBS.

While there were significant similarities in the application of ASC 326 by the Company, First Chatham and IBS, steps were taken by management to align the First Chatham and IBS processes to ensure that the ACL reported at the time of the First Chatham and IBS mergers in the tables above and in all subsequent reporting periods is consistent with the ACL policies as outlined in Note 1 – Summary of Significant Accounting Policies to the consolidated financial statements of the Annual Report on Form 10-K for the year ended December 31, 2024, and Note 5 – Allowance for Credit Losses. These steps included conforming certain First Chatham and IBS assumptions (e.g., the reasonable and supportable forecast of future economic conditions and the reasonable and supportable forecast period, among others) to that of the Company.

Intangible assets: Core deposit intangible asset represents the value of the relationships with deposit clients. The fair value for the core deposit intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected client attrition rates, net maintenance cost of the deposit base, alternative costs of funds, and the interest costs associated with the client deposits. The core deposit intangible asset is being amortized over its estimated useful life of approximately ten years utilizing an accelerated method.

ROU Assets and Lease Liabilities: ROU assets and lease liabilities were measured using a methodology that involved estimating the future rental payments over the remaining lease term with discounting using a fully-collateralized discount rate. The lease term was determined for individual leases based on management’s assessment of the probability of exercising existing renewal options. Adjustments for any off-market terms in a lease were also discounted and applied to the balance of the lease asset.

Premises: Land and buildings held for use were valued at appraised values, which reflect considerations of recent disposition values for similar property types with adjustments for characteristics of individual properties.

Deposits: The fair values used for the demand and savings deposits by definition equal the amount payable on demand at the acquisition date. Fair values for time deposits were estimated using a discounted cash flow analysis applying the prevailing market interest rates currently offered to the contractual interest rates on such time deposits.

Borrowings: The fair value of the junior subordinated debentures acquired from First Chatham were estimated using a discounted cash flow calculation. The valuation took into consideration comparable market rates and management’s execution of the call option in the first available period. The finalization of these analyses through the measurement period is not expected to significantly impact the income statement.

The following table presents certain unaudited pro forma information for the results of operations for the nine months ended September 30, 2024 and 2025, as if First Chatham and IBS had been acquired on January 1, 2024. The pro forma results combine the historical results of First Chatham and IBS into the Company’s consolidated income statements including the impact of certain acquisition accounting adjustments including loan discount accretion, investment securities discount and premium accretion, intangible assets amortization and deposit premium accretion. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the acquisition taken place on January 1, 2024. No assumptions have been applied to the pro forma results of operations regarding possible revenue enhancements, provision for credit losses, expense efficiencies or asset dispositions.

	Nine Months Ended September 30,
	2025	2024
(In thousands)	Pro Forma	Pro Forma
Total revenues (net interest income and noninterest income)	$1,495,283	$1,434,552
Net income	$384,615	$385,938

Revenues and earnings of the acquired companies since the acquisition date have not been disclosed as it is not practicable since First Chatham and IBS were merged into the Company and separate financial information is not available nor considered material.

20

FCB and IBS merger-related expenses of $8.9 million and $22.3 million, respectively, incurred during 2025 are recorded in the consolidated income statement and include costs incurred to complete the acquisitions, as well as incremental costs related to the closing of the transactions, including legal, accounting and auditing, investment banker fees, certain employment related costs, travel, printing, supplies, and other costs.

NOTE 3. AVAILABLE FOR SALE SECURITIES AND EQUITY SECURITIES

The amortized cost, unrealized gains and losses, and estimated fair value of AFS securities are presented in the following tables:

(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2025
U.S. government agency securities	$285,438	$14	$30,774	$254,678
MBS issued or guaranteed by U.S. agencies
Residential pass-through:
Guaranteed by GNMA	72,784	19	9,047	63,756
Issued by FNMA and FHLMC	5,321,884	8,398	467,146	4,863,136
Other residential MBS	2,746,343	21,281	24,925	2,742,699
Commercial MBS	1,523,630	3,062	59,814	1,466,878
Total MBS	9,664,641	32,760	560,932	9,136,469
Obligations of states and political subdivisions	156,387	11	30,920	125,478
Corporate debt securities	33,000	—	3,297	29,703
Foreign debt securities	70,031	44	14	70,061
Total available for sale securities	$10,209,497	$32,829	$625,937	$9,616,389

(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2024
U.S. government agency securities	$321,454	$20	$40,243	$281,231
MBS issued or guaranteed by U.S. agencies
Residential pass-through:
Guaranteed by GNMA	78,279	—	11,698	66,581
Issued by FNMA and FHLMC	4,604,954	16	639,414	3,965,556
Other residential MBS	958,911	6,110	30,300	934,721
Commercial MBS	1,645,065	1,605	97,029	1,549,641
Total MBS	7,287,209	7,731	778,441	6,516,499
Obligations of states and political subdivisions	167,743	10	35,684	132,069
Corporate debt securities	52,751	—	5,349	47,402
Foreign debt securities	318,539	443	2,195	316,787
Total available for sale securities	$8,147,696	$8,204	$861,912	$7,293,988

For the three months ended September 30, 2025, gross gains of $17.5 million and gross losses of $13.2 million were recognized for AFS securities, compared to gross gains of $2 thousand and gross losses of $2.9 million for the same period in 2024. There were no impairment charges related to credit losses included in gross realized losses for the three months ended September 30, 2025 and 2024.

For the nine months ended September 30, 2025, gross gains of $17.5 million and gross losses of $13.2 million were recognized for AFS securities, compared to gross gains of $5 thousand and gross losses of $3.0 million for the same period in 2024. There were no impairment charges related to credit losses included in gross realized losses for the nine months ended September 30, 2025 and 2024.

21

During the three and nine months ended September 30, 2025, the Company incurred losses of $4.3 million on the termination of fair value hedges related to the IBS securities portfolio, which was reported in other noninterest revenue in the consolidated statements of income. This loss was offset by the $4.3 million related net gain on securities sales, which is shown separately in the consolidated statements of income.

AFS securities with a carrying value of $5.2 billion and $4.0 billion at September 30, 2025 and December 31, 2024, respectively, were pledged to secure public and trust funds on deposit and for other purposes.

There were no securities held for trading or held-to-maturity at September 30, 2025 or December 31, 2024.

The amortized cost and estimated fair value of AFS securities at September 30, 2025 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(In thousands)	Amortized Cost	Estimated Fair Value
Maturing in one year or less	$—	$—
Maturing after one year through five years	14,964	14,634
Maturing after five years through ten years	306,659	288,915
Maturing after ten years	223,233	176,371
Mortgage-backed securities	9,664,641	9,136,469
Total available for sale securities	$10,209,497	$9,616,389

At September 30, 2025 and December 31, 2024, approximately 61.1% and 80.4% of the fair value of securities were in an unrealized loss position, respectively. At September 30, 2025, there were 836 securities in a loss position for more than twelve months, and 33 securities in a loss position for less than twelve months. At December 31, 2024, there were 871 securities in a loss position for more than twelve months, and 33 securities in a loss position for less than twelve months. A summary of AFS investments with continuous unrealized loss positions for which an ACL has not been recorded is as follows:

	Less Than 12 Months		12 Months or Longer
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
September 30, 2025
U.S. government agency securities	$30,780	$159	$198,933	$30,615
MBS	777,782	3,155	4,705,194	557,777
Obligations of states and political subdivisions	—	—	121,939	30,920
Corporate debt securities	—	—	24,703	3,297
Foreign debt securities	20,017	14	—	—
Total	$828,579	$3,328	$5,050,769	$622,609

	Less Than 12 Months		12 Months or Longer
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2024
U.S. government agency securities	$74,795	$221	$200,798	$40,022
MBS	249,197	2,314	5,123,218	776,127
Obligations of states and political subdivisions	303	7	121,117	35,677
Corporate debt securities	7,474	2,527	37,928	2,822
Foreign debt securities	—	—	52,806	2,195
Total	$331,769	$5,069	$5,535,867	$856,843

Management evaluates AFS securities in unrealized loss positions to determine whether the impairment is attributable to credit-related factors or noncredit-related factors. Credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Management believes that the unrealized losses detailed in the previous tables are due to noncredit-related factors, such as changes in interest rates and other market conditions. Therefore, no ACL was recorded related to these securities at September 30, 2025 or December 31, 2024. Additionally, as of September 30, 2025 management had no intent to sell these securities, and it is more likely than not that the Company would not be required to sell the securities prior to recovery of costs. The fair value of these securities is expected to recover as they approach their maturity date or repricing date or if market yields for such investments decline.

22

Reported in other assets in the accompanying consolidated balance sheets, equity investments with readily determinable fair values not held for trading are recorded at fair value, with changes in fair value reported in net income. Additionally, the Company reports equity investments without readily determinable fair values in other assets in the accompanying consolidated balance sheets. These investments include investments in the common stock of the FHLB of Dallas and the FRB of St. Louis. The Company is required to own stock in the FHLB of Dallas for membership in the FHLB system and in relation to the level of FHLB advances. The Company is also required to purchase and hold shares of capital stock in the FRB of St. Louis for membership in the Federal Reserve System. The Company accounts for these investments as long-term assets and carries them at cost. During the periods ended September 30, 2025 and December 31, 2024, there were no downward or upward adjustments to these investments for impairments or price changes from observable transactions.

(In thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Value
September 30, 2025
Equity securities held at cost:
FRB stock	$106,619	$—	$—	$106,619
FHLB stock	123,189	—	—	123,189
Other equity securities	20,818	—	—	20,818
Total equity securities, held at cost	$250,626	$—	$—	$250,626
Equity securities held at fair value:
Farmer Mac stock	$49	$572	$—	$621
Community Development Fund	20,000	—	66	19,934
Total equity securities, held at fair value	$20,049	$572	$66	$20,555

(In thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Value
December 31, 2024
Equity securities held at cost:
FRB stock	$100,567	$—	$—	$100,567
FHLB stock	10,410	—	—	10,410
Other equity securities	20,582	—	—	20,582
Total equity securities, held at cost	$131,559	$—	$—	$131,559
Equity securities held at fair value:
Farmer Mac stock	$49	$543	$—	$592
Affordable Housing MBS Exchange Traded Fund	24,994	—	3,908	21,086
Total equity securities, held at fair value	$25,043	$543	$3,908	$21,678

23

NOTE 4. LOANS AND LEASES

The following table is a summary of our loan and lease portfolio aggregated by segment and class at the periods indicated:

(In thousands)	September 30, 2025	December 31, 2024
Commercial and industrial
Non-real estate	$9,239,690	$8,670,529
Owner occupied	5,291,566	4,665,015
Total commercial and industrial	14,531,256	13,335,544
Commercial real estate
Construction, acquisition and development	3,338,413	3,909,184
Income producing	7,071,911	6,015,773
Total commercial real estate	10,410,324	9,924,957
Consumer
Residential mortgages	11,604,742	10,267,883
Other consumer	255,514	213,371
Total consumer	11,860,256	10,481,254
Total loans and leases, net of unearned income (1) (2)	$36,801,836	$33,741,755

(1)	Total loans and leases are net of $49.4 million and $21.4 million of unearned income at September 30, 2025 and December 31, 2024, respectively.
(2)	Total loans and leases include $382.6 million of FCB loans acquired on May 1, 2025 and $1.0 billion of IBS loans acquired on July 1, 2025. See Note 2 for additional details.

The Company engages in lending to consumers, small and medium-sized business enterprises, and government entities through its community banking locations and to regional and national business enterprises through its corporate banking division. The bank acts as agent or participant in SNC and other financing arrangements with other financial institutions. Loans are issued generally to finance home purchases and improvements, personal expenditures, business investment and operations, construction and development, and income producing properties. Loans are underwritten to be repaid primarily by available cash flow from personal income, investment income, business operations, rental income, or the sale of developed or constructed properties. Collateral and personal guaranties of business owners are generally required as a condition of the financing arrangements and provide additional cash flow and proceeds from asset sales of guarantors in the event primary sources of repayment are no longer sufficient.

While loans are structured to provide protection to the Company if borrowers are unable to repay as agreed, the Company recognizes there are numerous risks that may result in deterioration of the repayment ability of borrowers and guarantors. These risks include failure of business operations due to economic, legal, market, logistical, weather, health, governmental and force majeure events. Concentrations in the Company’s loan and lease portfolio also present credit risks. The impact of a slowing economy, persistent inflation, changes in interest rates, and labor and supply chain shortages, poses additional risk to borrowers and financial institutions. As a result of these factors, there is risk for businesses to experience difficulty in meeting repayment obligations, and the Company may experience losses or deterioration in performance in its loan portfolio. For information regarding nonaccrual policies, past-dues or delinquency status, and recognizing write-offs within ACL, refer to “Note 1 - Summary of Significant Accounting Policies” included in Part II., Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company has identified the following segments and classes of loans and leases with similar risk characteristics for measuring expected credit losses:

Commercial and Industrial

Non-Real Estate – C&I loans are loans and leases to finance business operations, equipment and owner-occupied facilities for small and medium-sized enterprises, as well as larger corporate borrowers. These include both lines of credit and term loans which are amortized over the useful life of the assets financed. Personal and/or corporate guarantees are generally obtained where available and prudent. This category also includes loans to finance agricultural production. The Company recognizes risk from economic cycles, commodity prices, government regulation, supply-chain disruptions, product innovations or obsolescence, operational errors, lawsuits, natural disasters, losses due to fraud, theft or embezzlement, loss of sponsor support, health or loss of key personnel or competitive situations may adversely affect the scheduled repayment of business loans. In addition, risks in the agricultural sector including crop failures due to weather, insects and other blights, commodity prices, governmental intervention, lawsuits, labor or logistical disruptions.

24

Owner Occupied – Owner occupied loans include loans secured by business facilities to finance business operations, equipment and owner-occupied facilities primarily for small and medium-sized enterprises. These include both lines of credit and term loans which are amortized over the useful life of the assets financed. Personal guarantees, if applicable, are generally required for these loans. The Company recognizes that risk from economic cycles, government regulation, supply-chain disruptions, product innovations or obsolescence, operational errors, lawsuits, natural disasters, losses due to theft or embezzlement, health or loss of key personnel, or competitive situations may adversely affect the scheduled repayment of business loans.

Commercial Real Estate

Construction, Acquisition and Development – CAD loans include both loans and credit lines for the purpose of purchasing, carrying, and developing land into residential subdivisions or various types of commercial developments, such as industrial, warehouse, retail, office, and multi-family. This category also includes loans and credit lines for construction of residential, multi-family and commercial buildings. The Company generally engages in CAD lending primarily in local markets served by its branches. The Company recognizes that risks are inherent in the financing of real estate development and construction. These risks include location, market conditions and price volatility, change in interest rates, demand for developed land, lots and buildings, desirability of features and styling of completed developments and buildings, competition from other developments and builders, traffic patterns, remote work patterns, governmental jurisdiction, tax structure, availability of utilities, roads, public transportation and schools, availability of permanent financing for homebuyers, zoning, environmental restrictions, lawsuits, economic and business cycle, labor, and reputation of the builder or developer.

Each CAD loan is underwritten to address: (i) the desirability of the project, its market viability and projected absorption period; (ii) the creditworthiness of the borrower and the guarantor as to liquidity, cash flow and assets available to ensure performance of the loan; (iii) equity contribution to the project; (iv) the developer’s experience and success with similar projects; and (v) the value of the collateral.

A substantial portion of CAD loans are secured by real estate in markets in which the Company is located. The Company’s loan policy generally prohibits loans for the sole purpose of carrying interest reserves. Certain of the construction, acquisition and development loans were structured with interest-only terms. A portion of the residential mortgage and CRE portfolios were originated through the permanent financing of construction, acquisition and development loans. Changes in interest rates and the potential for slowing economic conditions could negatively impact borrowers’ and guarantors’ ability to repay their debt, which would make more of the Company’s loans collateral-dependent.

Income Producing – CRE loans include loans to finance income-producing commercial and multi-family properties. Lending in this category is generally limited to properties located in the Company’s market area with only limited exposure to properties located elsewhere but owned by in-market borrowers. Loans in this category include loans for neighborhood retail centers, medical and professional offices, single retail stores, industrials and apartments leased generally to local businesses and residents. The underwriting of these loans takes into consideration the occupancy and rental rates as well as the financial health of the borrower. The Company’s exposure to national retail tenants is limited. The Company recognizes that risk from economic cycles, government restrictions, delayed or missed rent payments, supply-chain disruptions, operational errors, lawsuits, natural disasters, losses due to theft or embezzlement, health or loss of key personnel or competitive situations may adversely affect the scheduled repayment of business loans.

Consumer

Residential Mortgages – Residential mortgages are first or second-lien loans to consumers secured by a primary residence or second home. This category includes traditional mortgages, home equity loans and revolving lines of credit. The loans are generally secured by properties located within the local market area of the community bank which originates and services the loan. These loans are underwritten in accordance with the Company’s general loan policies and procedures which require, among other things, proper documentation of each borrower’s financial condition, satisfactory credit history, and property value. In addition to loans originated through the Company’s branches, the Company originates and services residential mortgages sold in the secondary market which are underwritten and closed pursuant to investor and agency guidelines. At September 30, 2025 and December 31, 2024, residential mortgage loans in process of foreclosure totaled $20.2 million and $19.7 million, respectively. Additionally, the Company held $8.4 million and $4.4 million in foreclosed residential properties at September 30, 2025 and December 31, 2024, respectively.

25

Other Consumer – Other consumer lending includes consumer credit cards as well as personal revolving lines of credit and installment loans. The Company offers credit cards, primarily to its deposit and loan customers. Consumer installment loans generally includes term loans secured by automobiles, boats and recreational vehicles.

The Company recognizes there are risks in consumer lending which include interruptions in the borrower’s personal and investment income due to loss of employment, market conditions, and general economic conditions, deterioration in the health and well-being of the borrower and family members, natural disasters, lawsuits, losses, or inability to generate income due to injury, accidents, theft, vandalism, or incarceration.

Credit Quality

The following tables provide details regarding the aging of the Company’s loan and lease portfolio, net of unearned income, at the periods indicated:

	September 30, 2025
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Amortized Cost	90+ Days Past Due still Accruing
Commercial and industrial
Non-real estate	$13,256	$26,104	$83,604	$122,964	$9,116,726	$9,239,690	$39,667
Owner occupied	3,684	4,054	17,748	25,486	5,266,080	5,291,566	129
Total commercial and industrial	16,940	30,158	101,352	148,450	14,382,806	14,531,256	39,796
Commercial real estate
Construction, acquisition and development	3,104	708	1,462	5,274	3,333,139	3,338,413	—
Income producing	2,466	3,004	4,905	10,375	7,061,536	7,071,911	—
Total commercial real estate	5,570	3,712	6,367	15,649	10,394,675	10,410,324	—
Consumer
Residential mortgages	78,183	37,268	57,672	173,123	11,431,619	11,604,742	2,568
Other consumer	1,855	569	445	2,869	252,645	255,514	234
Total consumer	80,038	37,837	58,117	175,992	11,684,264	11,860,256	2,802
Total	$102,548	$71,707	$165,836	$340,091	$36,461,745	$36,801,836	$42,598

26

	December 31, 2024
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Amortized Cost	90+ Days Past Due still Accruing
Commercial and industrial
Non-real estate	$13,443	$28,379	$101,873	$143,695	$8,526,834	$8,670,529	$8,115
Owner occupied	10,375	3,836	16,280	30,491	4,634,524	4,665,015	—
Total commercial and industrial	23,818	32,215	118,153	174,186	13,161,358	13,335,544	8,115
Commercial real estate
Construction, acquisition and development	4,254	663	8,579	13,496	3,895,688	3,909,184	—
Income producing	3,971	1,226	12,193	17,390	5,998,383	6,015,773	—
Total commercial real estate	8,225	1,889	20,772	30,886	9,894,071	9,924,957	—
Consumer
Residential mortgages	60,009	28,937	61,578	150,524	10,117,359	10,267,883	4,750
Other consumer	1,587	455	413	2,455	210,916	213,371	261
Total consumer	61,596	29,392	61,991	152,979	10,328,275	10,481,254	5,011
Total	$93,639	$63,496	$200,916	$358,051	$33,383,704	$33,741,755	$13,126

The Company utilizes an internal loan classification system that is continually updated to grade loans according to certain credit quality indicators. These credit quality indicators include, but are not limited to, recent credit performance, delinquency, liquidity, cash flows, debt coverage ratios, collateral type and loan-to-value ratio. The Company’s internal loan classification system is compatible with classifications used by regulatory agencies. Loans may be classified as follows:

Pass: Loans which are performing as agreed with few or no signs of weakness. These loans show sufficient cash flow, capital and collateral to repay the loan as agreed.

Special Mention: Loans where potential weaknesses have developed which could cause a more serious problem if not corrected.

Substandard: Loans where well-defined weaknesses exist that require corrective action to prevent further deterioration. Loans are further characterized by the possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans having all the characteristics of Substandard and which have deteriorated to a point where collection and liquidation in full is highly questionable.

Loss: Loans that are considered uncollectible or with limited possible recovery.

Impaired: An internal grade for individually analyzed collateral-dependent loans for which a specific provision has been considered to address the unsupported exposure.

PCD (Loss): An internal grade for loans with evidence of deterioration of credit quality since origination that are acquired, and for which it is probable, at acquisition, that the bank will be unable to collect all contractually required payments.

27

The following tables provide details of the Company’s loan and lease portfolio, net of unearned income, by segment, class and internally assigned grade at the periods indicated:

	September 30, 2025
(In thousands)	Pass	Special Mention (1)	Substandard (1)	Doubtful	Impaired (1)	PCD (Loss)	Total
Commercial and industrial
Non-real estate	$8,733,898	$154,131	$296,848	$8,183	$31,373	$15,257	$9,239,690
Owner occupied	5,217,614	15,251	53,587	—	4,641	473	5,291,566
Total commercial and industrial	13,951,512	169,382	350,435	8,183	36,014	15,730	14,531,256
Commercial real estate
Construction, acquisition and development	3,307,750	27,265	3,332	—	66	—	3,338,413
Income producing	6,802,210	98,974	169,090	—	862	775	7,071,911
Total commercial real estate	10,109,960	126,239	172,422	—	928	775	10,410,324
Consumer
Residential mortgages	11,486,319	9,167	105,076	—	2,836	1,344	11,604,742
Other consumer	254,917	—	597	—	—	—	255,514
Total consumer	11,741,236	9,167	105,673	—	2,836	1,344	11,860,256
Total	$35,802,708	$304,788	$628,530	$8,183	$39,778	$17,849	$36,801,836

(1)	In the loan classifications above, $8.7 million of the special mention balance, $64.8 million of the substandard balance, and $3.4 million of the impaired balance are covered by government guarantees from either the SBA, FHA, VA or USDA.

	December 31, 2024
(In thousands)	Pass	Special Mention	Substandard (1)	Doubtful	Impaired (1)	PCD (Loss)	Total
Commercial and industrial
Non-real estate	$8,208,176	$106,996	$311,096	$8,743	$31,996	$3,522	$8,670,529
Owner occupied	4,610,775	815	41,363	—	10,968	1,094	4,665,015
Total commercial and industrial	12,818,951	107,811	352,459	8,743	42,964	4,616	13,335,544
Commercial real estate
Construction, acquisition and development	3,896,856	—	12,262	—	66	—	3,909,184
Income producing	5,850,702	5,094	144,084	—	15,893	—	6,015,773
Total commercial real estate	9,747,558	5,094	156,346	—	15,959	—	9,924,957
Consumer
Residential mortgages	10,167,830	891	89,597	—	8,154	1,411	10,267,883
Other consumer	212,865	—	506	—	—	—	213,371
Total consumer	10,380,695	891	90,103	—	8,154	1,411	10,481,254
Total	$32,947,204	$113,796	$598,908	$8,743	$67,077	$6,027	$33,741,755

(1)	In the loan classifications above, $99.0 million of the substandard balance and $11.1 million of the impaired balance is covered by government guarantees from the SBA, FHA, VA or USDA.

28

The following tables provide credit quality indicators, including gross charge-offs, by class and period of origination (vintage) at September 30, 2025:

	Commercial and Industrial - Non-Real Estate
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$1,235,733	$1,453,603	$788,762	$793,754	$481,694	$692,483	$3,274,635	$13,234	$8,733,898
Special Mention	1,369	3,994	18,662	19,847	43,489	31,184	35,586	—	154,131
Substandard	3,221	17,234	66,832	33,513	32,637	41,001	102,410	—	296,848
Doubtful	—	—	—	—	8,183	—	—	—	8,183
Impaired	—	—	—	493	13,579	—	17,301	—	31,373
PCD (Loss)	4,925	7,006	—	—	—	3,326	—	—	15,257
Total	$1,245,248	$1,481,837	$874,256	$847,607	$579,582	$767,994	$3,429,932	$13,234	$9,239,690
% Criticized	0.8%	1.9%	9.8%	6.4%	16.9%	9.8%	4.5%	—%	5.5%
Gross charge-offs YTD	$940	$1,928	$7,467	$11,580	$1,703	$2,679	$33,224	$—	$59,521

	Commercial and Industrial - Owner Occupied
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$643,891	$662,982	$673,004	$958,530	$738,202	$1,408,328	$132,380	$297	$5,217,614
Special Mention	1,826	1,172	1,076	4,116	3,088	3,973	—	—	15,251
Substandard	315	4,174	20,664	8,104	3,566	15,753	1,011	—	53,587
Impaired	—	—	1,282	3,359	—	—	—	—	4,641
PCD (Loss)	—	473	—	—	—	—	—	—	473
Total	$646,032	$668,801	$696,026	$974,109	$744,856	$1,428,054	$133,391	$297	$5,291,566
% Criticized	0.3%	0.9%	3.3%	1.6%	0.9%	1.4%	0.8%	—%	1.4%
Gross charge-offs YTD	$—	$394	$799	$99	$260	$593	$89	$—	$2,234

	Commercial Real Estate - Construction, Acquisition, & Development
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$972,021	$972,003	$358,250	$588,997	$285,037	$96,610	$34,832	$—	$3,307,750
Special Mention	—	—	—	216	26,849	200	—	—	27,265
Substandard	—	1,300	882	120	532	431	67	—	3,332
Impaired	—	—	—	—	—	66	—	—	66
Total	$972,021	$973,303	$359,132	$589,333	$312,418	$97,307	$34,899	$—	$3,338,413
% Criticized	—%	0.1%	0.2%	0.1%	8.8%	0.7%	0.2%	—%	0.9%
Gross charge-offs YTD	$—	$—	$205	$225	$124	$—	$174	$—	$728

29

	Commercial Real Estate - Income Producing
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$728,433	$696,699	$612,327	$1,886,337	$1,149,951	$1,626,367	$102,096	$—	$6,802,210
Special Mention	177	479	1,938	34,561	35,454	26,365	—	—	98,974
Substandard	—	451	1,564	3,934	18,719	144,133	289	—	169,090
Impaired	—	—	—	—	—	862	—	—	862
PCD (Loss)	—	—	—	775	—	—	—	—	775
Total	$728,610	$697,629	$615,829	$1,925,607	$1,204,124	$1,797,727	$102,385	$—	$7,071,911
% Criticized	—%	0.1%	0.6%	2.0%	4.5%	9.5%	0.3%	—%	3.8%
Gross charge-offs YTD	$—	$—	$252	$662	$240	$3,631	$—	$—	$4,785

	Consumer - Residential Mortgages
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$1,418,780	$1,400,945	$1,481,580	$1,950,449	$1,468,374	$2,540,330	$1,223,810	$2,051	$11,486,319
Special Mention	1,149	1,680	1,091	1,167	466	2,968	646	—	9,167
Substandard	1,407	4,142	11,874	19,552	17,448	47,138	3,515	—	105,076
Impaired	—	—	—	—	174	2,662	—	—	2,836
PCD (Loss)	—	—	—	—	—	1,344	—	—	1,344
Total	$1,421,336	$1,406,767	$1,494,545	$1,971,168	$1,486,462	$2,594,442	$1,227,971	$2,051	$11,604,742
% Criticized	0.2%	0.4%	0.9%	1.1%	1.2%	2.1%	0.3%	—%	1.0%
Gross charge-offs YTD	$3	$140	$374	$1,788	$840	$617	$1,412	$—	$5,174

	Consumer - Other Consumer
	Period Originated:
(Dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$59,730	$37,784	$24,079	$9,704	$5,103	$5,794	$112,723	$—	$254,917
Substandard	—	153	83	12	40	3	306	—	597
Total	$59,730	$37,937	$24,162	$9,716	$5,143	$5,797	$113,029	$—	$255,514
% Criticized	—%	0.4%	0.3%	0.1%	0.8%	0.1%	0.3%	—%	0.2%
Gross charge-offs YTD	$2,001	$385	$182	$77	$14	$59	$2,261	$—	$4,979

30

The following tables provide credit quality indicators, including gross charge-offs, by class and period of origination (vintage) at December 31, 2024.

	Commercial and Industrial - Non-Real Estate
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$1,361,684	$926,422	$1,036,579	$695,625	$209,100	$563,337	$3,397,031	$18,398	$8,208,176
Special Mention	13,242	10,942	—	23,158	18,337	—	41,317	—	106,996
Substandard	8,855	49,842	70,136	43,832	12,370	27,648	75,638	22,775	311,096
Doubtful	—	—	—	8,743	—	—	—	—	8,743
Impaired	—	1,485	2,773	9,013	—	—	18,725	—	31,996
PCD (Loss)	—	—	—	—	—	3,522	—	—	3,522
Total	$1,383,781	$988,691	$1,109,488	$780,371	$239,807	$594,507	$3,532,711	$41,173	$8,670,529
% Criticized	1.6%	6.3%	6.6%	10.9%	12.8%	5.2%	3.8%	55.3%	5.3%
Gross charge-offs YTD	$1,892	$7,811	$22,112	$15,703	$956	$16,786	$7,416	$4,018	$76,694

	Commercial and Industrial - Owner Occupied
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$704,999	$607,548	$893,114	$756,156	$402,671	$1,122,908	$123,149	$230	$4,610,775
Special Mention	—	—	—	—	815	—	—	—	815
Substandard	2,249	5,616	6,638	5,204	2,057	18,889	710	—	41,363
Impaired	394	2,335	5,911	1,053	—	1,275	—	—	10,968
PCD (Loss)	—	—	—	—	—	1,094	—	—	1,094
Total	$707,642	$615,499	$905,663	$762,413	$405,543	$1,144,166	$123,859	$230	$4,665,015
% Criticized	0.4%	1.3%	1.4%	0.8%	0.7%	1.9%	0.6%	—%	1.2%
Gross charge-offs YTD	$—	$1	$263	$6	$41	$67	$1	$—	$379

	Commercial Real Estate - Construction, Acquisition & Development
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$1,058,203	$790,695	$1,261,256	$592,454	$50,123	$76,347	$64,061	$3,717	$3,896,856
Substandard	264	2,032	3,514	5,889	304	259	—	—	12,262
Impaired	—	—	—	—	66	—	—	—	66
Total	$1,058,467	$792,727	$1,264,770	$598,343	$50,493	$76,606	$64,061	$3,717	$3,909,184
% Criticized	—%	0.3%	0.3%	1.0%	0.7%	0.3%	—%	—%	0.3%
Gross charge-offs YTD	$—	$19	$101	$537	$35	$2	$85	$—	$779

31

	Commercial Real Estate - Income Producing
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$497,633	$540,956	$1,595,416	$1,192,329	$511,254	$1,404,264	$108,850	$—	$5,850,702
Special Mention	—	—	2,881	—	—	—	2,213	—	5,094
Substandard	—	459	468	7,690	70,889	64,084	494	—	144,084
Impaired	—	—	4,885	1,114	—	9,894	—	—	15,893
Total	$497,633	$541,415	$1,603,650	$1,201,133	$582,143	$1,478,242	$111,557	$—	$6,015,773
% Criticized	—%	0.1%	0.5%	0.7%	12.2%	5.0%	2.4%	—%	2.7%
Gross charge-offs YTD	$—	$—	$3	$21	$—	$2,479	$—	$—	$2,503

	Consumer - Residential Mortgages
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$1,356,015	$1,477,090	$1,991,600	$1,545,259	$992,426	$1,734,512	$1,069,608	$1,320	$10,167,830
Special Mention	101	790	—	—	—	—	—	—	891
Substandard	1,549	12,696	18,477	14,661	9,145	28,774	4,295	—	89,597
Impaired	—	—	—	3,979	1,675	—	2,500	—	8,154
PCD (Loss)	—	—	—	—	—	1,411	—	—	1,411
Total	$1,357,665	$1,490,576	$2,010,077	$1,563,899	$1,003,246	$1,764,697	$1,076,403	$1,320	$10,267,883
% Criticized	0.1%	0.9%	0.9%	1.2%	1.1%	1.7%	0.6%	—%	1.0%
Gross charge-offs YTD	$10	$325	$559	$430	$81	$749	$1,007	$—	$3,161

	Consumer - Other Consumer
	Period Originated:
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Revolving Loans Converted to Term	Total
Pass	$45,997	$29,538	$11,471	$6,150	$3,263	$2,105	$114,341	$—	$212,865
Substandard	—	97	48	6	—	17	338	—	506
Total	$45,997	$29,635	$11,519	$6,156	$3,263	$2,122	$114,679	$—	$213,371
% Criticized	—%	0.3%	0.4%	0.1%	—%	0.8%	0.3%	—%	0.2%
Gross charge-offs YTD	$3,067	$395	$303	$145	$14	$47	$2,917	$—	$6,888

The Company’s collateral-dependent loans totaled $65.8 million and $81.8 million at September 30, 2025 and December 31, 2024, respectively. Typically these loans are internally classified as “Impaired” and “PCD Loss.” At September 30, 2025 and December 31, 2024, $8.2 million and $8.7 million, respectively, of these loans were classified as doubtful. At September 30, 2025, most of these loans are within the non-real estate class. Additionally, there were smaller amounts of these loans in the owner occupied, income producing, CAD, and residential mortgages classes. C&I loans are typically supported by collateral such as real estate, receivables, equipment, inventory, or by an enterprise valuation. Loans within the CRE and Consumer segments are generally secured by commercial and residential real estate.

Loans of $1.5 million or greater are considered for specific provision when management has determined based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note and that the loan is collateral-dependent. At September 30, 2025 and December 31, 2024, $58.5 million and $59.1 million, respectively, of collateral-dependent loans had a valuation allowance of $30.0 million and $17.3 million, respectively. The remaining balance of collateral-dependent loans of $7.3 million and $22.7 million at September 30, 2025 and December 31, 2024, respectively, have sufficient collateral supporting the collection of all contractual principal and interest or were charged down to the underlying collateral’s fair value, less estimated selling costs. Therefore, such loans did not have an associated valuation allowance.

32

NPLs consist of nonaccrual loans and leases. At September 30, 2025 and December 31, 2024, NPLs totaled $249.8 million and $264.7 million, respectively. Within the NPL balance, $45.4 million of the September 30, 2025 balance and $89.9 million of the December 31, 2024 balance is covered by government guarantees from the SBA, FHA, VA or USDA.

The Company’s policy for all loan classifications provides that loans and leases are generally placed in nonaccrual status if, in management’s opinion, payment in full of principal or interest is not expected, unless such loan or lease is both well-secured and in the process of collection.

The following table presents the amortized cost basis of loans on nonaccrual status by segment and class at the periods indicated:

	September 30, 2025		December 31, 2024
(In thousands)	Nonaccrual Loans (1)	Nonaccrual Loans with No Related Allowance	Nonaccrual Loans	Nonaccrual Loans with No Related Allowance
Commercial and industrial
Non-real estate	$83,090	$1,256	$145,115	$2,944
Owner occupied	20,067	—	16,904	5,128
Total commercial and industrial	103,157	1,256	162,019	8,072
Commercial real estate
Construction, acquisition and development	2,099	66	8,600	66
Income producing	50,595	862	18,542	6,569
Total commercial real estate	52,694	928	27,142	6,635
Consumer
Residential mortgages	93,608	174	75,287	3,979
Other consumer	363	—	244	—
Total consumer	93,971	174	75,531	3,979
Total	$249,822	$2,358	$264,692	$18,686

(1)	At September 30, 2025, NPL does not include NPL held for sale of $0.3 million.

The following table presents the interest income recognized on loans on nonaccrual status by segment and class for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Commercial and industrial
Non-real estate	$413	$765	$1,605	$1,945
Owner occupied	323	67	676	204
Total commercial and industrial	736	832	2,281	2,149
Commercial real estate
Construction, acquisition and development	44	17	76	63
Income producing	755	258	1,052	323
Total commercial real estate	799	275	1,128	386
Consumer
Residential mortgages	823	525	1,982	1,466
Other consumer	8	1	20	2
Total consumer	831	526	2,002	1,468
Total	$2,366	$1,633	$5,411	$4,003

In the ordinary course of business, management may grant concessions, which would not otherwise be considered, to borrowers that are experiencing financial difficulty. Loans identified as meeting the criteria under ASC 310 are identified as FDM. Any modification, renewal or forbearance on loans assigned a rating of “Special Mention” or worse, and loans of any rating which show evidence of financial difficulty is reviewed to determine whether the borrower is experiencing financial difficulty and if so, which terms of the loan were modified. If the borrower is experiencing financial difficulty and the loan is modified via forgiveness of principal, reduction in interest rate to a rate below current market rates for issuance, payment extension or deferral for greater than six months (including extensions granted in the past 12 months), term or maturity date extension, or combination of these specific modification terms, the modification requires disclosure.

33

Under general loan modification guidance, a modification is treated as a new loan only if both of the following conditions are met: 1) the terms of the new loan are at least as favorable to the lender as the terms for comparable loans to other customers with similar collection risks, and 2) modifications to the terms of the original loan are more than minor. If either condition is not met, the modification is accounted for as the continuation of the old loan with any effect of the modification treated as a prospective adjustment to the loan’s EIR. Modifications in scope for borrowers experiencing financial difficulty may include principal forgiveness, other-than-insignificant payment delay, interest rate reduction, or a combination of modifications. During the nine months ended September 30, 2025, the most common individual concessions were related to term extensions and payment deferrals. Other concessions included interest rate reductions. At September 30, 2025, the Company has an outstanding unfunded commitment balance of $5.8 million to lend to four borrowers experiencing financial difficulty.

Upon determination by the Company that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or portion of the loan) is charged off. The amortized cost basis of the loan is reduced by the uncollectible amount and the ACL is adjusted by this amount.

The following tables presents loans that were modified within the past three and nine months for borrowers experiencing financial difficulty by segment and class, as well as the percentage of these modified loans compared to overall loans in each segment and class, for the three and nine months ended September 30, 2025 and September 30, 2024:

	Three Months Ended September 30, 2025
(Dollars in thousands)	Payment Deferral	Combination Payment Deferral and Term Extension	Term Extension	Combination Interest Rate Reduction and Payment Deferral	Combination Term Extension and Interest Rate Reduction	Percent of Total Loan Class
Commercial and industrial
Non-real estate	$3,601	$20,795	$22,890	$189	$726	0.52%
Owner occupied	—	—	—	—	2,114	0.04%
Total commercial and industrial	3,601	20,795	22,890	189	2,840	0.35%
Commercial real estate
Income producing	40,383	—	—	—	—	0.57%
Total commercial real estate	40,383	—	—	—	—	0.39%
Consumer
Residential mortgages	71	—	760	—	—	0.01%
Total consumer	71	—	760	—	—	0.01%
Total loans and leases, net of unearned income	$44,055	$20,795	$23,650	$189	$2,840	0.25%

34

	Three Months Ended September 30, 2024
(Dollars in thousands)	Payment Deferral	Combination Payment Deferral and Term Extension	Term Extension	Interest Rate Reduction	Combination Term Extension and Interest Rate Reduction	Percent of Total Loan Class
Commercial and industrial
Non-real estate	$450	$—	$32,860	$15,043	$6,044	0.63%
Total commercial and industrial	450	—	32,860	15,043	6,044	0.41%
Commercial real estate
Income producing	—	30,654	36,288	—	—	1.12%
Total commercial real estate	—	30,654	36,288	—	—	0.68%
Consumer
Residential mortgages	—	—	—	—	25	—%
Total consumer	—	—	—	—	25	—%
Total loans and leases, net of unearned income	$450	$30,654	$69,148	$15,043	$6,069	0.36%

	Nine Months Ended September 30, 2025
(Dollars in thousands)	Payment Deferral	Combination Payment Deferral and Term Extension	Term Extension	Interest Rate Reduction	Combination Interest Rate Reduction and Payment Deferral	Combination Term Extension and Interest Rate Reduction	Percent of Total Loan Class
Commercial and industrial
Non-real estate	$11,889	$20,795	$48,356	$260	$357	$41,250	1.33%
Owner occupied	—	—	—	—	—	2,114	0.04%
Total commercial and industrial	11,889	20,795	48,356	260	357	43,364	0.86%
Commercial real estate
Income producing	40,383	—	—	—	—	—	0.57%
Total commercial real estate	40,383	—	—	—	—	—	0.39%
Consumer
Residential mortgages	353	—	760	—	467	—	0.01%
Total consumer	353	—	760	—	467	—	0.01%
Total loans and leases, net of unearned income	$52,625	$20,795	$49,116	$260	$824	$43,364	0.45%

35

	Nine Months Ended September 30, 2024
(Dollars in thousands)	Principal Forgiveness	Payment Deferral	Combination Payment Deferral and Term Extension	Term Extension	Interest Rate Reduction	Combination Interest Rate Reduction and Payment Deferral	Combination Term Extension and Interest Rate Reduction	Combination Term Extension, Payment Deferral and Interest Rate Reduction	Percent of Total Loan Class
Commercial and industrial
Non-real estate	$13,163	$450	$6,686	$56,932	$15,043	$115	$13,878	$—	1.22%
Owner occupied	—	—	—	1,582	—	—	1,370	—	0.06%
Total commercial and industrial	13,163	450	6,686	58,514	15,043	115	15,248	—	0.82%
Commercial real estate
Income producing	—	—	30,654	45,512	—	—	—	12,786	1.49%
Total commercial real estate	—	—	30,654	45,512	—	—	—	12,786	0.90%
Consumer
Residential mortgages	—	—	—	208	179	100	636	—	0.01%
Other consumer	—	—	20	—	—	—	—	—	0.01%
Total consumer	—	—	20	208	179	100	636	—	0.01%
Total loans and leases, net of unearned income	$13,163	$450	$37,360	$104,234	$15,222	$215	$15,884	$12,786	0.60%

The following table presents the financial effect of the loan modifications presented above for borrowers experiencing financial difficulty for the following periods:

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
	Weighted-Average Interest Rate Reduction	Weighted- Average Term Extension (in years)	Weighted-Average Interest Rate Reduction	Weighted-Average Term Extension (in years)
Commercial and industrial
Non-real estate	2.76%	0.79	1.12%	1.32
Owner occupied	4.43	6.00	—	—
Commercial real estate
Income producing	—	—	—	1.73
Consumer
Residential mortgages	—	3.95	2.00	5.00

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
(Dollars in thousands)	Weighted-Average Interest Rate Reduction	Weighted-Average Term Extension (in years)	Principal Forgiveness	Weighted-Average Interest Rate Reduction	Weighted-Average Term Extension (in years)
Commercial and industrial
Non-real estate	2.26%	1.58	$5,835	1.14%	1.24
Owner occupied	4.43	6.00	—	3.91	14.11
Commercial real estate
Income producing	—	—	—	0.54	1.72
Consumer
Residential mortgages	2.50	3.95	—	3.01	8.40
Other consumer	—	—	—	3.69	2.18

36

During the three and nine months ended September 30, 2025, ten C&I non-real estate loans totaling $34.9 million had a payment default that was previously modified in the prior 12 months. Of the $34.9 million, $34.7 million was by receiving a combination term extension and interest rate reduction and $0.2 million was by an interest rate reduction.

The Company closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. Loans are considered to be in payment default at 90 or more days past due. The following table depicts the performance of loans that have been modified in the last 12 months:

	Payment Status (Amortized Cost Basis) at September 30, 2025
(In thousands)	Current	30-89 Days Past Due	90+ Days Past Due
Commercial and industrial
Non-real estate	$87,109	$14,050	$34,938
Owner occupied	2,113	—	—
Commercial real estate
Income producing	40,383	—	—
Consumer
Residential mortgages	1,581	—	—
Total	$131,186	$14,050	$34,938

NOTE 5. ALLOWANCE FOR CREDIT LOSSES

The following table summarizes the changes in the ACL for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Balance at beginning of period	$474,651	$470,022	$460,793	$468,034
Charge-offs	(26,368)	(24,523)	(77,421)	(72,442)
Recoveries	2,767	2,360	9,603	8,267
Initial allowance on PCD loans	15,149	—	23,224	—
Provision for loan losses	30,000	13,000	80,000	57,000
Balance at end of period	$496,199	$460,859	$496,199	$460,859

37

The following tables summarize the changes in the ACL by segment and class for the periods indicated:

	Three Months Ended September 30, 2025
(In thousands)	Beginning Balance	Initial Allowance on PCD loans	Charge-offs	Recoveries	Provision (Release)	Ending Balance
Commercial and industrial
Non-real estate	$162,371	$10,995	$(21,790)	$1,748	$41,187	$194,511
Owner occupied	42,399	3,281	(534)	64	5,966	51,176
Total commercial and industrial	204,770	14,276	(22,324)	1,812	47,153	245,687
Commercial real estate
Construction, acquisition and development	49,080	111	(391)	56	(9,466)	39,390
Income producing	84,366	192	—	73	(17,378)	67,253
Total commercial real estate	133,446	303	(391)	129	(26,844)	106,643
Consumer
Residential mortgages	128,826	480	(1,934)	344	8,231	135,947
Other consumer	7,609	90	(1,719)	482	1,460	7,922
Total consumer	136,435	570	(3,653)	826	9,691	143,869
Total	$474,651	$15,149	$(26,368)	$2,767	$30,000	$496,199

	Nine Months Ended September 30, 2025
(In thousands)	Beginning Balance	Initial Allowance on PCD loans	Charge-offs	Recoveries	Provision (Release)	Ending Balance
Commercial and industrial
Non-real estate	$183,743	$12,204	$(59,521)	$6,386	$51,699	$194,511
Owner occupied	35,177	5,558	(2,234)	439	12,236	51,176
Total commercial and industrial	218,920	17,762	(61,755)	6,825	63,935	245,687
Commercial real estate
Construction, acquisition and development	44,703	378	(728)	161	(5,124)	39,390
Income producing	64,957	4,259	(4,785)	161	2,661	67,253
Total commercial real estate	109,660	4,637	(5,513)	322	(2,463)	106,643
Consumer
Residential mortgages	125,464	726	(5,174)	1,125	13,806	135,947
Other consumer	6,749	99	(4,979)	1,331	4,722	7,922
Total consumer	132,213	825	(10,153)	2,456	18,528	143,869
Total	$460,793	$23,224	$(77,421)	$9,603	$80,000	$496,199

38

	Three Months Ended September 30, 2024
(In thousands)	Beginning Balance	Charge-offs	Recoveries	Provision (Release)	Ending Balance
Commercial and industrial
Non-real estate	$198,796	$(21,544)	$1,382	$10,894	$189,528
Owner occupied	34,225	(76)	265	$(1,926)	32,488
Total commercial and industrial	233,021	(21,620)	1,647	8,968	222,016
Commercial real estate
Construction, acquisition and development	34,644	(222)	36	$2,107	36,565
Income producing	63,279	—	29	$(1,146)	62,162
Total commercial real estate	97,923	(222)	65	961	98,727
Consumer
Residential mortgages	133,093	(880)	288	$1,361	133,862
Other consumer	5,985	(1,801)	360	$1,710	6,254
Total consumer	139,078	(2,681)	648	3,071	140,116
Total	$470,022	$(24,523)	$2,360	$13,000	$460,859

	Nine Months Ended September 30, 2024
(In thousands)	Beginning Balance	Charge-offs	Recoveries	Provision (Release)	Ending Balance
Commercial and industrial
Non-real estate	$194,577	$(61,580)	$5,484	$51,047	$189,528
Owner occupied	31,445	(377)	418	$1,002	32,488
Total commercial and industrial	226,022	(61,957)	5,902	52,049	222,016
Commercial real estate
Construction, acquisition and development	42,118	(759)	218	$(5,012)	36,565
Income producing	69,209	(2,356)	98	$(4,789)	62,162
Total commercial real estate	111,327	(3,115)	316	(9,801)	98,727
Consumer
Residential mortgages	124,851	(2,183)	850	$10,344	133,862
Other consumer	5,834	(5,187)	1,199	$4,408	6,254
Total consumer	130,685	(7,370)	2,049	14,752	140,116
Total	$468,034	$(72,442)	$8,267	$57,000	$460,859

The following table represents a roll forward of the reserve for unfunded commitments for the periods shown. The reserve for unfunded commitments is classified in other liabilities in the consolidated balance sheets.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Balance at beginning of period	$9,551	$8,551	$8,551	$8,551
Provision (reversal) for credit losses for unfunded commitments	2,000	(1,000)	3,000	(1,000)
Balance at end of period	$11,551	$7,551	$11,551	$7,551

The economic impact of persistent inflation, higher interest rates, volatility in the financial markets, and the potential for a slowing economy poses additional risk to borrowers and financial institutions. These factors add to the risk borrowers may experience difficulty in meeting repayment obligations, and the Company may experience losses or deterioration in the performance of its loan portfolio.

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The ACL estimate is impacted by both loan portfolio changes and prevailing economic conditions during the reporting period. The unemployment rate has the highest weighting within the Company’s credit risk modeling framework. Economic forecasts, which are obtained from multiple sources, provide upside, downside, and base case scenarios over an eight-quarter forecast horizon to establish a forecast range. Management considers the scenarios and selects a blended scenario which, in management’s opinion, reflects likely economic conditions within that range. The Company recognizes that persistent inflation, changes in interest rates and a slowing economy may have short-term, long-term, and regional impacts to the economy. In addition, qualitative factors such as changes in economic conditions, concentrations of risk, and changes in portfolio risk resulting from regulatory changes are considered in determining the adequacy of the level of the ACL.

NOTE 6. BORROWINGS

Borrowings with original maturities of one year or less are classified as short-term. The following tables present information relating to short-term debt for the periods presented:

	September 30, 2025
	End of Period		Year to Date Daily Average		Maximum Outstanding
(Dollars in thousands)	Balance	Interest Rate	Balance	Interest Rate (1)	at any Month End
Federal funds purchased	$—	—%	$124,872	4.49%	$375,000
Securities sold under agreement to repurchase and other	29,532	4.15	21,887	4.20	29,532
Short-term FHLB advances	925,000	4.16	762,238	4.33	1,575,000
Total	$954,532		$908,997		$1,979,532

	December 31, 2024
	End of Period		Year to Date Daily Average		Maximum Outstanding
(Dollars in thousands)	Balance	Interest Rate	Balance	Interest Rate	at any Month End
Federal funds purchased	$—	—%	$5,077	5.28%	$—
Securities sold under agreement to repurchase
and other	23,616	4.10	81,092	4.76	267,792
Bank Term Funding Program	—	—	2,845,902	4.79	3,500,000
Short-term FHLB advances	—	—	2	5.74	—
Total	$23,616		$2,932,073		$3,767,792

(1)	Annualized

Federal funds purchased generally mature the business day following the date of purchase. At September 30, 2025 and December 31, 2024, the Company had established non-binding federal funds borrowing lines of credit with other banks aggregating $2.1 billion, for both periods. Additionally, the Company maintains access to the FRB discount window borrowings which generally mature within 90 days and are collateralized by $2.1 billion in commercial, agriculture, and consumer loans pledged under a borrower-in-custody agreement as of September 30, 2025. At September 30, 2025 and December 31, 2024, there were no borrowings from the FRB discount window.

Securities sold under repurchase agreements generally mature within one day from the date of sale. The Company monitors collateral levels on a continuous basis and may be required to provide additional collateral based on the fair value of the underlying securities. Collateral pledged pursuant to these repurchase agreements can include MBS issued or guaranteed by U.S. agencies, U.S. Treasury securities and U.S. government agency securities.

The BTFP was created by the Federal Reserve to support businesses and households by making additional funding available to eligible financial institutions to help assure they have the ability to meet the needs of their depositors. The BTFP offered loans of up to one year in length to banks and other qualifying institutions pledging any collateral eligible for purchase by the FRB. The collateral was valued at its par amount and consisted primarily of MBS and U.S. government agency securities. Cadence’s BTFP borrowing was paid off during the fourth quarter of 2024. The BTFP ceased making new loans in March 2024.

40

As of September 30, 2025 and December 31, 2024, the Company had a balance of $1.3 billion and $706 thousand, respectively, of long-term advances from the FHLB of Dallas. During the nine months ended September 30, 2025, the Company entered into $1.3 billion of long-term advances from the FHLB of Dallas with various interest rates ranging from 3.897% to 4.219% with maturities beginning in October 2026 through April 2027. In addition, the Company obtained $12.4 million of junior subordinated debt in the First Chatham acquisition. This FCB subordinated debt as well as $10.0 million of 5.000% fixed to floating rate subordinated notes were paid off in June 2025.

All borrowings from the FHLB are collateralized by commercial and residential real estate loans pledged under a blanket floating lien security agreement with the FHLB of Dallas. Under the terms of this agreement, the Company is required to maintain sufficient collateral to secure borrowings in an aggregate amount of the lesser of the book value (i.e., unpaid principal balance), after applicable FHLB discounts, of the Company’s eligible commercial and residential real estate loans pledged as collateral, or 35% of the Company’s assets. Loans totaling $26.8 billion and $24.4 billion at September 30, 2025 and December 31, 2024, respectively, were pledged to the FHLB of Dallas. At September 30, 2025, the remaining borrowing availability totaled $11.5 billion. At September 30, 2025, there were no call features on long-term FHLB borrowings. Shortterm FHLB borrowings mature within one year following the date of the advance.

The FHLB of Dallas has also issued irrevocable letters of credit totaling $47.5 million at September 30, 2025 on behalf of our customers. Of the total amount, $26.7 million expires on December 17, 2025 and $20.8 million expires on January 30, 2026.

NOTE 7. PENSION

The components of net periodic benefit cost (credit) for the periods indicated were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Service cost	$2,330	$1,907	$6,990	$5,721
Interest cost	2,963	2,941	8,889	8,823
Expected return on plan assets	(5,999)	(5,741)	(17,997)	(17,223)
Recognized prior service cost	3	3	10	9
Recognized net loss	724	733	2,172	2,199
Net periodic benefit cost (credit) (1)	$21	$(157)	$64	$(471)

(1)	While service cost is included in salaries and employee benefits, the other components of net periodic pension costs (credit) are included in other noninterest expense in the unaudited consolidated statements of income for the three and nine months ended September 30, 2025 and 2024.

NOTE 8. MORTGAGE SERVICING RIGHTS

The MSR, which are recognized as a separate asset on the date the corresponding mortgage loan is sold on a servicing retained basis, is recorded at fair value as determined at each accounting period end and reported in other assets in the consolidated balance sheets. An estimate of the fair value of the Company’s MSR is determined utilizing assumptions such as mortgage interest rates, discount rates, mortgage loan prepayment speeds, market trends and industry demand. Data and assumptions used in the fair value calculation related to the MSR were as follows:

(Dollars in thousands)	September 30, 2025	December 31, 2024
Unpaid principal balance	$8,346,802	$8,043,306
Weighted-average prepayment speed (CPR)	9.8	8.3
Average discount rate (annual percentage)	9.8	10.1
Weighted-average coupon interest rate (percentage)	4.5	4.2
Weighted-average remaining maturity (months)	285.8	285.7
Weighted-average servicing fee (basis points)	28.7	28.7

Because the valuation is determined by using discounted cash flow models, the primary risk inherent in valuing the MSR is the impact of fluctuating interest rates on the estimated life of the servicing revenue stream. The use of different estimates or assumptions could produce different fair values. At September 30, 2025 and 2024, the Company had an economic hedge in place designed to cover 75.6% and 75.0% of the MSR IRR, respectively. At December 31, 2024, the hedge covered 75.1% of the MSR IRR (see Note 15 for additional information). The Company is susceptible to fluctuations in the fair value of its MSR in changing interest rate environments.

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The following table summarizes activity relating to residential mortgage loans sold with servicing retained for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Residential mortgage loans sold with
servicing retained	$351,235	$296,894	$918,692	$787,180
Pretax gains resulting from above loan sales	6,545	3,962	14,835	11,936

The Company services a class of residential mortgages that are first lien loans secured by a primary residence or second home. The following table presents changes in the fair value of the MSR related to the activity in this class for the periods indicated:

	Nine Months Ended September 30,
(In thousands)	2025	2024
Fair value, beginning of period	$114,594	$106,824
Originations of servicing assets	10,372	9,784
Changes in fair value:
Due to change in valuation inputs or assumptions(1)	(8,169)	(2,524)
Other changes in fair value(2)	(6,302)	(9,193)
Fair value, end of period	$110,495	$104,891

(1)	Primarily reflects changes in prepayment speeds and discount rate assumptions which are updated based on market interest rates.
(2)	Primarily reflects changes due to realized cash flows.

All of the changes to the fair value of the MSR and the related economic hedge are recorded as part of mortgage banking revenue in the consolidated statements of income. As part of mortgage banking revenue, the Company recorded contractual servicing fees of $5.7 million and $5.4 million, and late and other ancillary fees of $1.2 million and $785 thousand for the three months ended September 30, 2025 and 2024, respectively. Additionally, the Company recorded contractual servicing fees of $17.0 million and $16.0 million, and late and other ancillary fees of $3.2 million and $2.3 million for the nine months ended September 30, 2025 and 2024, respectively.

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NOTE 9. FAIR VALUE DISCLOSURES

See Note 13 to the consolidated financial statements of the Annual Report on Form 10-K for the year ended December 31, 2024 for a description of valuation methodologies for assets and liabilities measured at fair value on a recurring and non-recurring basis.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The following tables present the balances of the assets and liabilities measured at fair value on a recurring basis:

	September 30, 2025
(In thousands)	Level 1	Level 2	Level 3	Total
Assets:
Available for sale securities	$—	$9,616,389	$—	$9,616,389
Equity investments	20,555	—	—	20,555
Mortgage servicing rights	—	—	110,495	110,495
Derivative instruments	134	31,728	2,285	34,147
Loans held for sale	—	261,680	—	261,680
Investments in limited partnerships	—	—	158,092	158,092
SBA/USDA servicing rights	—	—	9,254	9,254
Total	$20,689	$9,909,797	$280,126	$10,210,612
Liabilities:
Derivative instruments	$1,758	$40,778	$—	$42,536

	December 31, 2024
(In thousands)	Level 1	Level 2	Level 3	Total
Assets:
Available for sale securities	$—	$7,293,988	$—	$7,293,988
Equity investments	21,678	—	—	21,678
Mortgage servicing rights	—	—	114,594	114,594
Derivative instruments	—	32,021	1,310	33,331
Loans held for sale	—	244,192	—	244,192
Investments in limited partnerships	—	—	118,710	118,710
SBA servicing rights	—	—	5,785	5,785
Total	$21,678	$7,570,201	$240,399	$7,832,278
Liabilities:
Derivative instruments	$3,085	$45,573	$15	$48,673

Level 3 financial instruments typically include unobservable components but may also include some observable components that may be validated against external sources. The table below includes a roll forward of the consolidated balance sheet amounts for the three and nine months ended September 30, 2025 and 2024, for changes in the fair value of financial instruments classified within Level 3 of the valuation hierarchy that are recorded on a recurring basis. The gains or (losses) in the following table (which are reported in Other noninterest income in the consolidated statements of income) may include changes to fair value due, in part, to observable factors that may be part of the valuation methodology.

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	Three Months Ended September 30, 2025
(In thousands)	Mortgage Servicing Rights	Investments in Limited Partnerships	SBA/ USDA Servicing Rights	Mortgage Loan Held-For-Sale Interest Rate Lock Commitments (Assets and Liabilities)
Balance at June 30, 2025	$111,624	$133,197	$10,214	$3,890
Acquired in a business combination	—	16,516	—	—
Net (losses) gains	(4,973)	3,212	(1,377)	(1,605)
Additions	3,844	—	417	—
Contributions paid	—	6,964	—	—
Distributions received	—	(1,797)	—	—
Balance at September 30, 2025	$110,495	$158,092	$9,254	$2,285
Net unrealized (losses) gains included in net income for the quarter relating to assets and liabilities held at September 30, 2025	$(1,254)	$3,212	$(1,377)	$(1,605)

	Three Months Ended September 30, 2024
(In thousands)	Mortgage Servicing Rights	Investments in Limited Partnerships	SBA Servicing Rights	Mortgage Loan Held-For-Sale Interest Rate Lock Commitments (Assets and Liabilities)
Balance at June 30, 2024	$113,595	$109,539	$5,930	$2,389
Net (losses) gains	(12,065)	3,637	(425)	292
Additions	3,361	—	312	—
Contributions paid	—	6,228	—	—
Distributions received	—	(3,756)	—	—
Balance at September 30, 2024	$104,891	$115,648	$5,817	$2,681
Net unrealized (losses) gains included in net income for the quarter relating to assets and liabilities held at September 30, 2024	$(8,232)	$3,637	$(425)	$292

	Nine Months Ended September 30, 2025
(In thousands)	Mortgage Servicing Rights	Investments in Limited Partnerships	SBA/ USDA Servicing Rights	Mortgage Loan Held-For-Sale Interest Rate Lock Commitments (Assets and Liabilities)
Balance at December 31, 2024	$114,594	$118,710	$5,785	$1,295
Acquired in a business combination	—	16,516	4,783	—
Net (losses) gains	(14,471)	7,698	(2,678)	990
Additions	10,372	—	1,364	—
Contributions paid	—	22,136	—	—
Distributions received	—	(6,968)	—	—
Balance at September 30, 2025	$110,495	$158,092	$9,254	$2,285
Net unrealized (losses) gains included in net income for the period related to assets and liabilities held at September 30, 2025	$(8,169)	$7,698	$(2,678)	$990

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	Nine Months Ended September 30, 2024
(In thousands)	Mortgage Servicing Rights	Investments in Limited Partnerships	SBA Servicing Rights	Mortgage Loan Held-For-Sale Interest Rate Lock Commitments (Assets and Liabilities)
Balance at December 31, 2023	$106,824	$94,998	$6,124	$1,848
Net (losses) gains	(11,717)	9,612	(1,216)	833
Additions	9,784	—	909	—
Contributions paid	—	21,465	—	—
Distributions received	—	(10,427)	—	—
Balance at September 30, 2024	$104,891	$115,648	$5,817	$2,681
Net unrealized (losses) gains included in net income for the period related to assets and liabilities held at September 30, 2024	$(2,524)	$9,612	$(1,216)	$833

Fair Value Option

The Company elected to measure commercial real estate loans held for sale and C&I loans held for sale under the fair value option. Included in these loans are loans guaranteed by the SBA and loans related to syndications. Due to the short duration that these instruments remain on the balance sheet, the Company assumes that cost approximates fair value.

The Company also elected to measure residential mortgage loans held for sale at fair value. The election allows for effective offset of the changes in fair values of the loans and the derivative instruments used to hedge them. Included in the residential mortgage loans held for sale portfolio are certain previously sold GNMA loans. Under ASC 860-10-40, certain GNMA loans will not meet sale criteria due to the conditional buyback option becoming unconditional - typically when loans become 90 or more days delinquent. The Company records these loans at fair value on the consolidated balance sheets with an offsetting liability. The Company assumed the cost approximates the fair value. At September 30, 2025 and December 31, 2024, the fair value of the GNMA loans totaled $73.7 million and $69.0 million, respectively.

The following table summarizes the difference between the aggregate fair value and the aggregate unpaid principal balance of loans held for sale:

	September 30, 2025			December 31, 2024
(In thousands)	Aggregate Fair Value	Aggregate Unpaid Principal	Aggregate Fair Value Less Aggregate Unpaid Principal	Aggregate Fair Value	Aggregate Unpaid Principal	Aggregate Fair Value Less Aggregate Unpaid Principal
Residential mortgage loans	$194,858	$194,858	$—	$181,622	$181,622	$—
Commercial and industrial loans	61,472	61,475	(3)	59,343	59,343	—
Commercial real estate loans	5,350	5,350	—	3,227	3,227	—
Total	$261,680	$261,683	$(3)	$244,192	$244,192	$—

Net gains and losses resulting from changes in fair value for residential mortgage loans held for sale are recorded in mortgage banking revenue in the consolidated statements of income. For the three months ended September 30, 2025 and 2024, the Company had net losses totaling $1.7 million and $11 thousand, respectively. For the nine months ended September 30, 2025 and 2024, the Company had net gains totaling $1.0 million and $1.6 million, respectively.

Net gains and losses resulting from changes in fair value for C&I loans and CRE loans held for sale are recorded in other noninterest revenue in the consolidated statements of income. For the three months ended September 30, 2025 and 2024, the Company had net gains from the sale of these loans totaling $2.6 million and $1.6 million, respectively. For the nine months ended September 30, 2025 and 2024, the Company had net gains from the sale of these loans totaling $7.4 million and $4.3 million, respectively.

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Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

From time to time, the Company may be required to measure certain financial assets at fair value on a nonrecurring basis in accordance with GAAP. These adjustments to fair value usually result from the application of lower of cost or fair value accounting or from write-downs of individual assets. The following tables present the balances of assets measured at fair value on a nonrecurring basis:

	September 30, 2025
(In thousands)	Level 1	Level 2	Level 3	Total
Assets:
Impaired loans, collateral-dependent(1)	$—	$—	$47,961	$47,961
PCD (loss) loans	—	—	17,849	17,849
Other real estate and repossessed assets	—	—	16,250	16,250

(1)	At September 30, 2025, impaired loans, collateral-dependent includes $8.2 million which were classified as doubtful.

	December 31, 2024
(In thousands)	Level 1	Level 2	Level 3	Total
Assets:
Impaired loans, collateral-dependent(1)	$—	$—	$75,820	$75,820
PCD (loss) loans	—	—	6,027	6,027
Other real estate and repossessed assets	—	—	5,754	5,754

(1)	At December 31, 2024, impaired loans, collateral-dependent includes $8.7 million which were classified as doubtful.

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Unobservable Inputs

The following table presents the significant unobservable inputs used in Level 3 fair value measurements for financial assets measured at fair value on a recurring and nonrecurring basis:

	Quantitative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Carrying Value	Valuation Methods	Unobservable Inputs	Range	Weighted Average
September 30, 2025
Measured at fair value on a recurring basis:
Mortgage servicing rights(1)	$110,495	Discounted cash flow	Discount rate	9.3% - 10.9%	9.8%
			Repayment speed (CPR)	7.0 - 20.3	9.7
			Coupon interest rate	3.4% - 6.3%	4.5%
			Remaining maturity (months)	75 - 310	286
			Servicing fee (bps)	19.0 bps-39.2 bps	28.7 bps
Investments in limited partnerships	158,092	Practical expedient	Net asset value	NM	NM
SBA/USDA servicing rights(1)	9,254	Coupon less contractual servicing cost	Contractual servicing cost (bps)	12.5 bps-40.0 bps	26.3 bps
Mortgage loan held-for-sale interest rate lock commitments (assets and liabilities)	2,285	Discounted cash flow	Closing ratio	10.0% - 100%	61.1%
Measured at fair value on a nonrecurring basis:
Impaired loans, collateral- dependent(1)	$47,961	Appraised value, as adjusted	Discount to fair value	10% - 78%	51.2%
PCD (loss) loans(1)	17,849	Appraised value, as adjusted	Discount to fair value	10% - 30%	27.0%
Other real estate and repossessed assets	16,250	Appraised value, as adjusted	Estimated closing costs	7.0%	7.0%

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	Quantitative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Carrying Value	Valuation Methods	Unobservable Inputs	Range	Weighted Average
December 31, 2024
Measured at fair value on a recurring basis:
Mortgage servicing rights(1)	$114,594	Discounted cash flow	Discount rate	9.7% - 11.3%	10.1%
			Repayment speed (CPR)	6.8 - 12.6	8.3
			Coupon interest rate	3.2% - 7.9%	4.2%
			Remaining maturity (months)	70 - 404	286
			Servicing fee (bps)	19.0 bps-50.0 bps	28.7 bps
Investments in limited partnerships	118,710	Practical expedient	Net asset value	NM	NM
SBA servicing rights(1)	5,785	Coupon less contractual servicing cost	Contractual servicing cost (bps)	12.5 bps-40.0 bps	26.3 bps
Mortgage loan held-for-sale interest rate lock commitments (assets and liabilities)	1,295	Discounted cash flow	Closing ratio	10.0% - 100%	46.8%
Measured at fair value on a nonrecurring basis:
Impaired loans, collateral- dependent(1)	$75,820	Appraised value, as adjusted	Discount to fair value	10% - 41%	30.5%
PCD (loss) loans(1)	6,027	Appraised value, as adjusted	Discount to fair value	10% - 30%	24.7%
Other real estate and repossessed assets	5,754	Appraised value, as adjusted	Estimated closing costs	7.0%	7.0%

(1)	Weighted averages were calculated using the input attributed and the outstanding balance of the loan.

Certain assets and liabilities subject to fair value disclosure requirements are not actively traded, requiring management to estimate the fair value. These estimations necessarily require judgment to be applied to the reasonableness and relevancy of comparable market prices, expected future cash flows, and appropriate discount rates.

The short-term nature of certain assets and liabilities result in their carrying value approximating fair value. They include cash and due from banks, interest bearing deposits with other banks and Federal funds sold, accrued interest receivable, non-time deposits, federal funds purchased, securities sold under agreement to repurchase, short-term and long-term FHLB borrowings and accrued interest payable.

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The following tables present carrying and fair value information of financial instruments for the periods presented:

	September 30, 2025
	Carrying
(In thousands)	Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and due from banks	$839,841	$839,841	$839,841	$—	$—
Interest bearing deposits with other banks and Federal funds sold	1,049,332	1,049,332	1,049,332	—	—
Available for sale securities and equity securities with readily determinable fair values	9,636,944	9,636,944	20,555	9,616,389	—
Net loans and leases	36,305,637	35,747,929	—	—	35,747,929
Loans held for sale	261,680	261,680	—	261,680	—
Accrued interest receivable	216,391	216,391	—	33,931	182,460
Mortgage servicing rights	110,495	110,495	—	—	110,495
Investments in limited partnerships	158,092	158,092	—	—	158,092
Other assets	25,504	25,504	—	—	25,504

Liabilities:
Deposits	$43,921,456	$43,923,824	$—	$43,923,824	$—
Federal funds purchased and securities sold under agreement to repurchase and other short-term borrowings	29,532	29,532	29,532	—	—
Short-term FHLB borrowings	925,000	925,000	925,000	—	—
Accrued interest payable	170,188	170,188	7,680	162,508	—
Subordinated and long-term borrowings	1,330,657	1,330,657	1,330,657	—	—

Derivative instruments:
Assets:
Commercial loan interest rate contracts	$30,707	$30,707	$—	$30,707	$—
Mortgage loan held-for-sale interest rate lock commitments	2,285	2,285	—	—	2,285
Futures, forwards and options	134	134	134	—	—
Mortgage loan forward sale commitments	214	214	—	214	—
Foreign exchange contracts	807	807	—	807	—
Liabilities:
Commercial loan interest rate contracts	$39,188	$39,188	$—	$39,188	$—
Futures, forwards and options	1,758	1,758	1,758	—	—
Mortgage loan forward sale commitments	954	954	—	954	—
Foreign exchange contracts	636	636	—	636	—

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	December 31, 2024
(In thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and due from banks	$624,884	$624,884	$624,884	$—	$—
Interest bearing deposits with other banks and Federal funds sold	1,106,692	1,106,692	1,106,692	—	—
Available for sale securities and equity securities with readily determinable fair values	7,315,666	7,315,666	21,678	7,293,988	—
Net loans and leases	33,280,962	32,440,220	—	—	32,440,220
Loans held for sale	244,192	244,192	—	244,192	—
Accrued interest receivable	196,670	196,670	—	26,239	170,431
Mortgage servicing rights	114,594	114,594	—	—	114,594
Investments in limited partnerships	118,710	118,710	—	—	118,710
Other assets	11,539	11,539	—	—	11,539

Liabilities:
Deposits	$40,496,201	$40,495,193	$—	$40,495,193	$—
Federal funds purchased and securities sold under agreement to repurchase and other short-term borrowings	23,616	23,616	23,616	—	—
Accrued interest payable	110,853	110,853	3	110,850	—
Subordinated and long-term borrowings	10,706	10,570	—	10,570	—

Derivative instruments:
Assets:
Commercial loan interest rate contracts	$30,555	$30,555	$—	$30,555	$—
Mortgage loan held-for-sale interest rate lock commitments	1,310	1,310	—	—	1,310
Mortgage loan forward sale commitments	816	816	—	816	—
Foreign exchange contracts	650	650	—	650	—
Liabilities:
Commercial loan interest rate contracts	$45,070	$45,070	$—	$45,070	$—
Mortgage loan held-for-sale interest rate lock commitments	15	15	—	—	15
Futures, forwards and options	3,085	3,085	3,085	—	—
Mortgage loan forward sale commitments	34	34	—	34	—
Foreign exchange contracts	469	469	—	469	—

NOTE 10. SHARE-BASED COMPENSATION

The Company’s Long-Term Equity Incentive Plan (“Incentive Plan”), Cadence Bank Equity Incentive Plan for NonEmployee Directors, 2021 Long-Term Equity Incentive Plan and the Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan” assumed from Legacy Cadence) were effective during the year ended December 31, 2024, and allowed the Company to grant to employees and directors various forms of share-based incentive compensation. On December 30, 2024, the Cadence Bank 2025 Long-Term Incentive Plan (“the 2025 Plan”) was approved by the Company’s shareholders. The 2025 Plan took effect as of December 30, 2024 and supersedes all four of the incentive plans previously mentioned.

The Company has primarily granted PSUs, RSUs and RSAs under its equity incentive plans. PSUs entitle the recipient to receive shares of the Company’s common stock upon the achievement of performance goals that are specified in the award over a performance period. The recipient of PSUs is not treated as a shareholder of the Company and is not entitled to vote or receive dividends until the performance conditions stated in the award are satisfied and the shares of stock are issued to the recipient. Dividend equivalents on the shares vested according to the performance conditions are paid upon issuance of the stock. All PSUs vest over a three-year period and are valued at the fair value of the Company’s stock at the grant date based upon the estimated number of shares expected to vest through the application of a lattice model. RSUs entitle the recipient to receive the shares once they are vested but with no voting rights until the shares are received. RSUs generally vest over four- to five-year periods and are eligible to receive dividend equivalents, which accrue and are paid upon vesting. RSAs entitle the recipient to vote the shares of stock but the recipient does not receive the shares until they are fully vested. RSA grants vest over five- to seven-year periods and are entitled to receive dividends.

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For more information, see Note 14 to the consolidated financial statements to the Annual Report on Form 10-K for the year ended December 31, 2024.

Performance Stock Units

The following table summarizes the Company’s PSU activity for the periods indicated:

	Nine Months Ended September 30,
	2025		2024
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of period	1,211,606	$25.34	1,967,631	$26.17
Granted during the period	264,729	30.64	323,293	30.26
Vested during the period	(425,767)	27.98	(444,448)	28.76
Forfeited during the period	(35,793)	26.48	(103,826)	24.42
Nonvested at end of period	1,014,775	$25.58	1,742,650	$26.37

The Company recorded $2.9 million and $5.9 million of compensation expense related to the PSUs for the three and nine months ended September 30, 2025, respectively, compared to $3.6 million and $10.0 million for the three and nine months ended September 30, 2024, respectively. At September 30, 2025, there was $13.9 million of unrecognized compensation cost related to PSUs that is expected to be recognized over a weighted average period of 1.86 years.

Restricted Stock Units

The following table summarizes the Company’s RSU activity for the periods indicated:

	Nine Months Ended September 30,
	2025		2024
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of period	3,063,891	$25.61	3,055,824	$25.19
Granted during the period	1,021,299	30.47	1,031,231	28.70
Vested during the period	(375,761)	21.24	(387,558)	27.43
Forfeited during the period	(114,923)	27.01	(225,737)	25.87
Nonvested at end of period	3,594,506	$27.40	3,473,760	$25.94

The Company recorded $6.5 million and $16.8 million of compensation expense related to the RSUs for the three and nine months ended September 30, 2025, respectively, compared to $5.5 million and $14.9 million for the three and nine months ended September 30, 2024, respectively. These amounts included $294 thousand and $794 thousand related to RSUs issued to the Company’s directors during the three and nine months ended September 30, 2025, respectively, compared to $250 thousand and $783 thousand for the three and nine months ended September 30, 2024, respectively. At September 30, 2025, there was $53.6 million of unrecognized compensation cost related to RSUs that is expected to be recognized over a weighted average period of 2.74 years.

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Restricted Stock Awards

The following table summarizes the Company’s RSA activity for the periods indicated:

	Nine Months Ended September 30,
	2025		2024
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of period	247,537	$28.67	526,868	$28.14
Vested during the period	(209,170)	30.36	(247,336)	27.49
Forfeited during the period	(1,867)	31.48	(29,371)	28.86
Nonvested at end of period	36,500	$18.79	250,161	$28.70

The Company recorded $26 thousand and $457 thousand of compensation expense related to the RSAs for the three and nine months ended September 30, 2025, respectively, compared to $332 thousand and $663 thousand for the three and nine months ended September 30, 2024, respectively. At September 30, 2025, there was $167 thousand of unrecognized compensation cost related to RSAs that is expected to be recognized over a weighted average period of 1.67 years.

The following table presents information regarding the vesting of the Company’s nonvested share-based compensation grants outstanding at September 30, 2025:

	Number of Shares
Period Ending	PSU	RSU	RSA
December 31, 2026	501,514	1,606,833	—
December 31, 2027	249,768	990,335	36,500
December 31, 2028	263,493	664,329	—
December 31, 2029 and later	—	333,009	—
Total nonvested shares	1,014,775	3,594,506	36,500

NOTE 11. EARNINGS PER SHARE AND DIVIDEND DATA

Basic and diluted EPS are calculated in accordance with ASC 260, Earnings Per Share. Basic EPS is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed using the weighted-average number of shares determined for the basic EPS computation plus the shares resulting from the assumed exercise of all outstanding share-based awards using the treasury stock method. For both the three months ended September 30, 2025 and 2024, no antidilutive equity awards were excluded from dilutive shares. For the nine months ended September 30, 2025, 148 antidilutive equity awards were excluded from dilutive shares, compared to 83 thousand for the nine months ended September 30, 2024.

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The following table provides a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net income	$129,849	$136,439	397,716	390,889
Less: preferred dividends	2,372	2,372	9,488	7,116
Net income available to common shareholders	$127,477	$134,067	$388,228	$383,773

Weighted average common shares outstanding	186,307	182,390	185,148	182,536
Dilutive effect of stock compensation	2,746	3,106	2,468	2,907
Weighted average diluted common shares	189,053	185,496	187,616	185,443

Basic earnings per common share	$0.68	$0.74	2.10	2.10

Diluted earnings per common share	$0.67	$0.72	2.07	2.07

Dividends to shareholders are subject to approval by the applicable regulatory authorities.

NOTE 12. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) (“AOCI”)

Activity within the balances in AOCI (loss) is shown in the following tables for the periods indicated:

(In thousands)	Unrealized loss on AFS securities	Pension and other postretirement benefits	Accumulated other comprehensive loss
Balance at June 30, 2025	$(533,498)	$(42,659)	$(576,157)
Net change	81,819	556	82,375
Balance at September 30, 2025	$(451,679)	$(42,103)	$(493,782)

Balance at June 30, 2024	$(738,506)	$(43,956)	$(782,462)
Net change	191,557	563	192,120
Balance at September 30, 2024	$(546,949)	$(43,393)	$(590,342)

Balance at December 31, 2024	$(650,725)	$(43,770)	$(694,495)
Net change	199,046	1,667	200,713
Balance at September 30, 2025	$(451,679)	$(42,103)	$(493,782)

Balance at December 31, 2023	$(716,749)	$(45,080)	$(761,829)
Net change	169,800	1,687	171,487
Balance at September 30, 2024	$(546,949)	$(43,393)	$(590,342)

NOTE 13. CAPITAL AND REGULATORY MATTERS

The Company is subject to various regulatory capital requirements administered by the federal and state banking agencies. Regulatory capital ratios at September 30, 2025 and December 31, 2024 were calculated in accordance with the Basel III capital framework as well as the interagency final rule published on September 30, 2020 entitled “Revised Transition of the Current Expected Credit Losses Methodology for Allowances.” Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material adverse effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings and other factors. Quantitative measures are established by regulation to ensure capital adequacy and require the Company to maintain minimum capital amounts and ratios.

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Additionally, regulatory capital rules include a capital conservation buffer which the Company must maintain in addition to its minimum risk-based capital requirements. This buffer applies to all three risk-based capital measurements (CET1, Tier 1 and total capital to risk-weighted assets). A financial institution with a conservation buffer of less than the required amount is subject to limitations on capital distributions, including dividend payments, stock repurchases, and certain discretionary bonus payments to executive officers.

The actual capital amounts and ratios for the Company are presented in the following tables and as shown, exceed the thresholds necessary to be considered “well capitalized.” Management believes that no events or changes have occurred subsequent to the indicated dates that would change this designation.

	September 30, 2025		December 31, 2024
(Dollars in thousands)	Amount	Ratio	Amount	Ratio
Actual:
Common equity Tier 1 capital (to risk-weighted assets)	$4,772,204	11.51%	$4,693,487	12.35%
Tier 1 capital (to risk-weighted assets)	4,939,197	11.91	4,860,480	12.79
Total capital (to risk-weighted assets)	5,429,072	13.09	5,306,647	13.97
Tier 1 leverage capital (to average assets)	4,939,197	9.24	4,860,480	10.41
Minimum requirement(1):
Common equity Tier 1 capital (to risk-weighted assets)	1,865,811	4.50	1,709,652	4.50
Tier 1 capital (to risk-weighted assets)	2,487,748	6.00	2,279,536	6.00
Total capital (to risk-weighted assets)	3,316,998	8.00	3,039,382	8.00
Tier 1 leverage capital (to average assets)	2,137,927	4.00	1,867,273	4.00
Well capitalized requirement under prompt corrective action provisions:
Common equity Tier 1 capital (to risk-weighted assets)	2,695,061	6.50	2,469,498	6.50
Tier 1 capital (to risk-weighted assets)	3,316,998	8.00	3,039,382	8.00
Total capital (to risk-weighted assets)	4,146,247	10.00	3,799,227	10.00
Tier 1 leverage capital (to average assets)	2,672,408	5.00	2,334,092	5.00

(1)	The additional capital conservation buffer in effect was 2.5%.

On April 25, 2025, the Company announced a share repurchase program whereby the Company may acquire up to an aggregate of 10,000,000 shares of its common stock in the open market at prevailing market prices or in privately negotiated transactions. No shares had been purchased by the Company under this repurchase program as of September 30, 2025.

The extent and timing of any repurchases depends on market conditions and other corporate, legal and regulatory considerations. Repurchased shares are held as authorized and unissued shares. These authorized but unissued shares are available for use in the Company’s stock compensation programs, other transactions, or for other corporate purposes as determined by the Company’s Board of Directors.

Federal and state banking laws and regulations and state corporate laws restrict the amount of dividends that the Company may declare and pay. Under Mississippi law, the Company cannot pay any dividend on its common stock unless it has received written approval of the Commissioner of the MDBCF. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve must approve any dividend that exceeds the Company’s current year’s net income plus its retained net income from the prior two calendar years.

NOTE 14. SEGMENT REPORTING

The Company determines operating segments based upon the services offered, the significance of those services to the Company's financial condition and operating results, and management's regular review of the operating results of those services. The Company’s CODM is the Company’s CEO. The application and development of management reporting methodologies is a robust process and is subject to periodic enhancements. As these enhancements are made, financial results presented by each reportable segment may be periodically revised. Cadence makes operating decisions based on the following operating segments, as described below.

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•	Corporate Banking segment focuses on C&I, business banking, and CRE lending to clients in the geographic footprint.

•	Community Banking segment provides a broad range of banking services through the branch network to serve the needs of community businesses and individual consumers in the geographic footprint.

•	Mortgage segment includes mortgage banking activities of originating mortgage loans, selling mortgage loans in the secondary market and servicing the mortgage loans that are sold on a servicing retained basis.

•	Banking Services segment offers individuals, businesses, governmental institutions, and non-profit entities a wide range of solutions to help protect, grow, and transfer wealth. Offerings include credit-related products via Private Banking services, trust and investment management, asset management, retirement and savings solutions, estate planning and annuity products.

•	General Corporate and Other segment includes other activities not allocated to other aforementioned operating segments. Additionally, intercompany eliminations are included as they do not reflect normal operations of the other segments. The disaggregation of General Corporate and Other better defines the results from the individual segments due to the direct relationship of the internal support provided by the strategic business units within the Bank.

Results of operations and selected financial information by operating segment for periods indicated are presented in the following tables. The tables show total noninterest income segregated between contracts with customers within the scope of ASC 606, Revenue from Contracts with Customers, and those within the scope of other GAAP Topics. Additionally, with the adoption of ASU 2023-07, the tables show significant segment expenses within total noninterest expense used by the CODM to assess the performance of each segment.

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Results of operations and selected financial information by operating segment for periods indicated are presented in the following tables. Also, the tables show total noninterest income segregated between contracts with customers within the scope of ASC 606, Revenue from Contracts with Customers, and those within the scope of other GAAP Topics.

(In thousands)	Corporate Banking	Community Banking	Mortgage	Banking Services	General Corporate and Other	Total
Results of Operations
Three Months Ended September 30, 2025
Net interest revenue	$115,255	$292,175	$31,998	$12,026	$(27,727)	$423,727
Provision (release) for credit losses	26,385	16,501	829	155	(11,870)	32,000
Net interest revenue after provision (release) for credit losses	88,870	275,674	31,169	11,871	(15,857)	391,727
Noninterest revenue
In Scope of Topic 606
Trust and asset management income	89	19	—	12,582	(742)	11,948
Investment advisory fees	—	—	—	9,393	(79)	9,314
Other brokerage fees	—	22	—	1,607	—	1,629
Deposit service charges	3,700	14,970	—	214	163	19,047
Credit card, debit card and merchant fees	1	217	—	—	13,266	13,484
Total noninterest revenue (in-scope of Topic 606)	3,790	15,228	—	23,796	12,608	55,422
Total noninterest revenue (out-of-scope of Topic 606)	12,563	21,694	5,597	1,73	(3,591)	38,056
Total noninterest revenue	16,353	36,922	5,597	25,589	9,017	93,478
Noninterest expense
Salaries and employee benefits	23,427	63,950	6,324	13,548	66,236	173,485
Occupancy and equipment	304	21,892	368	187	9,141	31,892
Data processing and software	970	1,418	1,168	1,101	31,463	36,120
Allocated overhead expenses	22,021	82,823	7,286	4,601	(116,731)	—
Other segment items(1)	9,435	11,850	4,498	4,601	48,365	78,749
Total noninterest expense	56,157	181,933	19,644	24,038	38,474	320,246
Income (loss) before income taxes	49,066	130,663	17,122	13,422	(45,314)	164,959
Income tax expense (benefit)	11,540	30,739	4,027	3,145	(14,341)	35,110
Net income (loss)	$37,526	$99,924	$13,095	$10,277	$(30,973)	$129,849
Selected Financial Information
Total assets at end of period	$12,084,856	$19,507,088	$6,647,025	$1,267,426	$13,775,957	$53,282,352

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(In thousands)	Corporate Banking	Community Banking	Mortgage	Banking Services	General Corporate and Other	Total

Results of Operations
Three Months Ended September 30, 2024
Net interest revenue	$117,902	$274,871	$23,938	$9,426	$(64,679)	$361,458
Provision (release) for credit losses	1,537	3,642	2,884	(867)	4,804	12,000
Net interest revenue after provision (release) for credit losses	116,365	271,229	21,054	10,293	(69,483)	349,458
Noninterest revenue
In Scope of Topic 606
Trust and asset management income	588	7	—	12,197	(737)	12,055
Investment advisory fees	—	—	—	8,679	(38)	8,641
Other brokerage fees	—	—	—	1,567	—	1,567
Deposit service charges	3,560	13,873	—	1,131	250	18,814
Credit card, debit card and merchant fees	—	9,331	—	—	3,318	12,649
Total noninterest revenue (in-scope of Topic 606)	4,148	23,211	—	23,574	2,793	53,726
Total noninterest revenue (out-of-scope of Topic 606)	10,120	10,499	2,339	1,993	7,224	32,175
Total noninterest revenue	14,268	33,710	2,339	25,567	10,017	85,901
Noninterest expense
Salaries and employee benefits	20,945	58,403	6,283	12,706	53,900	152,237
Occupancy and equipment	1,154	18,848	1,044	784	7,064	28,894
Data processing and software	1,291	1,135	1,080	1,300	24,358	29,164
Allocated overhead expenses	24,378	63,141	7,577	3,899	(98,995)	—
Other segment items(1)	7,201	12,313	3,329	4,550	21,750	49,143
Total noninterest expense	54,969	153,840	19,313	23,239	8,077	259,438
Income (loss) before income taxes	75,664	151,099	4,080	12,621	(67,543)	175,921
Income tax expense (benefit)	17,770	35,520	959	2,953	(17,720)	39,482
Net income (loss)	$57,894	$115,579	$3,121	$9,668	$(49,823)	$136,439
Selected Financial Information
Total assets at end of period	$11,615,930	$17,292,396	$5,504,256	$1,099,441	$13,692,910	$49,204,933

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(In thousands)	Corporate Banking	Community Banking	Mortgage	Banking Services	General Corporate and Other	Total
Results of Operations
Nine Months Ended September 30, 2025
Net interest revenue	$333,641	$817,266	$87,585	$32,895	$(106,368)	$1,165,019
Provision (release) for credit losses	45,097	47,010	11,547	1,866	(22,520)	83,000
Net interest revenue after provision (release) for credit losses	288,544	770,256	76,038	31,029	(83,848)	1,082,019
Noninterest revenue
In Scope of Topic 606
Trust and asset management income	573	27	—	38,672	(2,274)	36,998
Investment advisory fees	—	—	—	26,939	(201)	26,738
Other brokerage fees	—	22	—	4,910	—	4,932
Deposit service charges	11,800	42,490	—	691	(137)	54,844
Credit card, debit card and merchant fees	3	8,840	—	—	29,602	38,445
Total noninterest revenue (in-scope of Topic 606)	12,376	51,379	—	71,212	26,990	161,957
Total noninterest revenue (out-of-scope of Topic 606)	37,282	52,092	23,390	5,095	(2,770)	115,089
Total noninterest revenue	49,658	103,471	23,390	76,307	24,220	277,046
Noninterest expense
Salaries and employee benefits	67,784	186,492	17,935	40,115	171,471	483,797
Occupancy and equipment	959	61,113	1,193	810	26,333	90,408
Data processing and software	2,882	2,589	3,617	3,877	80,988	93,953
Allocated overhead expenses	62,799	221,893	20,155	12,945	(317,792)	—
Other segment items(1)	26,810	30,800	13,539	13,436	99,715	184,300
Total noninterest expense	161,234	502,887	56,439	71,183	60,715	852,458
Income (loss) before income taxes	176,968	370,840	42,989	36,153	(120,343)	506,607
Income tax expense (benefit)	41,597	87,180	10,106	8,461	(38,453)	108,891
Net income (loss)	$135,371	$283,660	$32,883	$27,692	$(81,890)	$397,716
Selected Financial Information
Total assets at end of period	$12,084,856	$19,507,088	$6,647,025	$1,267,426	$13,775,957	$53,282,352

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(In thousands)	Corporate Banking	Community Banking	Mortgage	Banking Services	General Corporate and Other	Total
Results of Operations
Nine Months Ended September 30, 2024
Net interest revenue	$342,312	$832,804	$68,962	$29,477	$(201,871)	$1,071,684
Provision (release) for credit losses	38,466	(801)	11,561	(1,620)	8,394	56,000
Net interest revenue after provision (release) for credit losses	303,846	833,605	57,401	31,097	(210,265)	1,015,684
Noninterest revenue
In Scope of Topic 606
Trust and asset management income	1,233	14	—	36,958	(2,182)	36,023
Investment advisory fees	—	—	—	25,290	(133)	25,157
Other brokerage fees	—	—	—	4,551	—	4,551
Deposit service charges	10,262	40,763	—	3,011	767	54,803
Credit card, debit card and merchant fees	259	27,885	—	7	9,430	37,581
Total noninterest revenue (in-scope of Topic 606)	11,754	68,662	—	69,817	7,882	158,115
Total noninterest revenue (out-of-scope of Topic 606)	27,489	29,112	17,271	8,460	29,898	112,230
Total noninterest revenue	39,243	97,774	17,271	78,277	37,780	270,345
Noninterest expense
Salaries and employee benefits	62,561	173,434	18,660	40,451	161,820	456,926
Occupancy and equipment	3,196	55,746	3,236	2,471	22,252	86,901
Data processing and software	2,968	2,017	3,045	4,431	76,197	88,658
Allocated overhead expenses	72,364	185,795	22,076	11,548	(291,783)	—
Other segment items(1)	24,290	35,206	9,661	14,291	63,410	146,858
Total noninterest expense	165,379	452,198	56,678	73,192	31,896	779,343
Income (loss) before income taxes	177,710	479,181	17,994	36,182	(204,381)	506,686
Income tax expense (benefit)	41,762	112,607	4,229	8,472	(51,273)	115,797
Net income (loss)	$135,948	$366,574	$13,765	$27,710	$(153,108)	$390,889
Selected Financial Information
Total assets at end of period	$11,615,930	$17,292,396	$5,504,256	$1,099,441	$13,692,910	$49,204,933

(1)	Other segment items for each reportable segment includes:
•	Corporate Banking: legal expenses, travel expenses and certain overhead expenses.

•	Community Banking: advertising, office supplies, ATM expenses, delivery expenses, professional and consulting fees, legal expenses, telecommunication and postage expenses, travel expenses, and certain overhead expenses.

•	Mortgage: loan quality control and loan repurchase expenses, legal expenses, and certain overhead expenses.

•	Banking Services: amortization of intangibles, professional and consulting fees, legal expenses, and certain overhead expenses.

•	General, Corporate, and Other: advertising, supplies, regulatory expenses, and certain other overhead expenses.

NOTE 15. DERIVATIVE INSTRUMENTS

The Company primarily uses derivatives to manage exposure to market risk, including IRR, credit risk and foreign currency risk, and to assist customers with their risk management objectives. During the third quarter of 2025, management designated certain derivatives as hedging instruments in a qualifying fair value hedge relationship to modify the repricing characteristics of certain portions of the Company’s AFS securities portfolio. The Company’s other derivative instruments consist of economic hedges for which the Company has elected not to apply hedge accounting and derivatives held for customer accommodation, or other purposes. Based on adherence to the Company’s credit standards and the presence of the netting, collateral or settlement provisions, the Company believes that the credit risk inherent in these contracts was not material as of September 30, 2025.

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The fair value of outstanding derivative positions is included in other assets and other liabilities in the accompanying consolidated balance sheets and in the net change in each of these financial statement line items in the operating section of the accompanying consolidated statements of cash flows. For derivatives not designated as hedging instruments or determined to be an ineffective hedge under applicable accounting guidance, gains and losses due to changes in fair value are included in noninterest income and the operating section of the consolidated statements of cash flows. For derivatives designated as fair value hedging instruments, the entire change in the fair value related to the derivative instrument is recognized as a component of interest income. At September 30, 2025 and December 31, 2024, there were no derivatives designated under hedge accounting. The notional amounts and estimated fair values for the periods indicated were as follows:

	September 30, 2025				December 31, 2024
		Fair Value		Weighted Average		Fair Value		Weighted Average
(Dollars in thousands)	Notional Amount	Other Assets	Other Liabilities	Maturity (years)	Notional Amount	Other Assets	Other Liabilities	Maturity (years)
Derivatives not designated as hedges:
Commercial loan interest rate contracts	4,491,479	30,707	39,188	4.3	3,781,868	30,555	45,070	4.2
Mortgage loan held-for-sale interest rate lock commitments	176,425	2,285	—	0.1	151,231	1,310	15	0.1
Futures, forwards and options (used to hedge MSR, see Note 8)	293,000	134	1,758	0.2	230,000	—	3,085	0.2
Mortgage loan forward sale commitments	238,834	214	954	0.1	179,000	816	34	0.1
Foreign exchange contracts	67,478	807	636	0.2	55,542	650	469	0.5
Total derivatives	$5,267,216	$34,147	$42,536		$4,397,641	$33,331	$48,673

The Company engages in balance sheet hedging activity, principally for asset and liability management purposes. Balance sheet hedging activity is sometimes arranged to qualify for hedge accounting treatment that is accounted for as either fair value hedges or cash flow hedges. The Company did not record any cash flow hedging activity for any period presented.

In the third quarter of 2025, the Company executed interest rate swaps totaling $553 million in notional value, designating the contracts in fair values hedges to hedge changes in the fair value of the acquired AFS securities portfolio from IBS (see Note 2) attributable to fluctuations in the SOFR OIS swap rate. The swaps were designated in accordance with the portfolio layer method described in ASU 2022-01, Derivatives and Hedging (Topic 815): Fair Value Hedging—Portfolio Layer Method. The portfolio layer method allows the Company to designate as the hedged item a stated amount of assets that are not expected to be affected by prepayments, defaults, or other factors affecting the timing and amount of cash flows. All hedged AFS securities were sold and the Company terminated the interest rate swaps and unwound the hedging relationship in the third quarter of 2025.

For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item attributable to the hedged risk, are recognized in current earnings as fair values change. Net losses on interest rate swap agreements accounted for under fair value hedging designations totaled $4.3 million for the three and nine months ended September 30, 2025. There were no interest rate swap agreements designated as a fair value hedge in 2024.

Adjustments to interest income were recorded for the amounts related to terminated hedges reclassified from AOCI. The net amounts resulted in an increase to interest income of $0.3 million for the three and nine months ended September 30, 2025, respectfully. There were no such adjustments recorded for the three or the nine months ended September 30, 2024.

The following table summarizes the impact on interest income related to the fair value hedges:

For the three and nine months ended September 30, 2025
(Dollars in thousands)
Amounts related to interest settlements	$507
Recognized on hedged items	$(226)
Net income recognized (1)	$281

(1)	Reported as an adjustment to interest income on AFS securities in the Consolidated Statements of Income

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The Company is party to collateral support agreements with certain derivative counterparties. Such agreements require that the Company maintain collateral based on the fair values of derivative transactions. In the event of default by the Company, the counterparty would be entitled to the collateral. At September 30, 2025, and December 31, 2024, the Company was required to post $27.1 million and $60.9 million, respectively, in cash or qualifying securities as collateral for its derivative transactions, and these amounts were included in interest bearing deposits with other banks for the periods indicated. In addition, the Company had recorded the obligation to return cash collateral provided by counterparties of $1.2 million and $23.1 million at September 30, 2025 and December 31, 2024, respectively, within deposits on the Company’s consolidated balance sheet. Certain financial instruments, such as derivatives, may be eligible for offset in the consolidated balance sheet and/or subject to master netting arrangements or similar agreements. The Company’s derivative transactions with upstream financial institution counterparties are generally executed under International Swaps and Derivative Association master agreements which include “right of set-off” provisions. In such cases, there is generally a legally enforceable right to offset recognized amounts and there may be an intention to settle such amounts on a net basis. Nonetheless, the Company does not generally offset such financial instruments for financial reporting purposes.

The Company enters into certain interest rate contracts on commercial loans, which include swaps, floors, caps and collars that are not designated as hedging instruments. These derivative contracts relate to transactions in which the Company enters into an interest rate contract with a loan customer while at the same time entering into an offsetting interest rate contract with another financial institution. In connection with each swap transaction, the Company agrees to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, the Company agrees to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount. The interest rate swap, floor, cap and collar transactions allow the Company to manage its IRR. Because the Company acts as an intermediary for its customers, changes in the fair value of the underlying derivative contracts generally offset and do not significantly impact the Company’s consolidated statements of income. The Company is exposed to credit loss in the event of nonperformance by the parties to the interest rate contracts. However, the Company does not anticipate nonperformance by the counterparties. At September 30, 2025 and December 31, 2024, the estimated fair value recorded in other assets on the consolidated balance sheets totaled $30.7 million and $30.6 million, respectively. The corresponding fair value recorded in other liabilities in the accompanying consolidated balance sheets totaled $39.2 million and $45.1 million at September 30, 2025 and December 31, 2024.

The Company has both bought and sold credit protection in the form of participations on interest rate swaps (swap participations). These swap participations, which meet the definition of credit derivatives, were entered into in the ordinary course of business to serve the credit needs of customers. Swap participations, whereby the Company has purchased credit protection, entitle the Company to receive a payment from the counterparty if the customer fails to make payment on any amounts due to the Company upon early termination of the swap transaction. For contracts where the Company sold credit protection, the Company would be required to make payment to the counterparty if the customer fails to make payment on any amounts due to the counterparty upon early termination of the swap transaction. Swap participation agreements where the Company is the beneficiary had notional values totaling $210.7 million and $205.1 million at September 30, 2025 and December 31, 2024, respectively. Swap participation agreements where the Company is the guarantor had notional values totaling $472.9 million and $443.0 million at September 30, 2025 and December 31, 2024, respectively.

The Company enters into interest rate lock commitments with customers in connection with residential mortgage loan applications for loans the Company intends to sell. Additionally, the Company enters into mortgage loan forward sales commitments of MBS with investors to mitigate the effect of IRR inherent in providing interest rate lock commitments to customers. Both the interest rate lock commitments and mortgage loan forward sales commitments are considered derivatives under current accounting guidance and are required to be recorded at fair value. The fair value of these derivatives is recorded on the consolidated balance sheets in other assets and other liabilities. The change in fair value of these instruments is recorded within mortgage banking revenue in the consolidated statements of income. For the three months ended September 30, 2025 and 2024, mortgage loans held for sale interest rate lock commitments and mortgage loan forward sales commitment losses totaled $1.7 million and $11 thousand, respectively. For the nine months ended September 30, 2025, and 2024, mortgage loans held for sale interest rate lock commitments and mortgage loan forward sales commitment gains totaled $1.0 million and $1.6 million, respectively.

The Company has an economic hedge in place on its MSR and uses various instruments (including but not limited to Treasury options, SOFR and TBA futures and forwards) to mitigate the IRR associated with the MSR. These hedging instruments are reported at fair value, with adjustments included as part of mortgage banking revenue in the consolidated statements of income. For the three months ended September 30, 2025 and 2024, the market value adjustment on MSR hedge totaled net gains of $0.2 million and $5.0 million, respectively. For the nine months ended September 30, 2025 and 2024, the market value adjustment on MSR hedge totaled net gains of $4.6 million and net losses of $1.7 million, respectively. See Note 8 for additional information.

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The Company enters into certain foreign currency exchange contracts on behalf of its clients to facilitate their risk management strategies, while at the same time entering into offsetting foreign currency exchange contracts with another counterparty in order to minimize the Company’s foreign currency exchange risk. The contracts are short term in nature, and any gain or loss incurred at settlement is recorded as other noninterest income. The fair value of these contracts is reported in other assets and other liabilities. Foreign exchange contract net gains totaled $1.1 million for the three months ended September 30, 2025 and 2024, respectively, and net gains totaled $3.4 million and $2.9 million for the nine months ended September 30, 2025 and 2024, respectively.

NOTE 16. COMMITMENTS AND CONTINGENT LIABILITIES

Mortgage Loans Serviced for Others

The Company services mortgage loans for other financial institutions that are not included as assets in the Company’s accompanying consolidated financial statements. Included in the $8.3 billion and $8.0 billion of mortgage loans serviced for investors at September 30, 2025 and December 31, 2024, respectively, was $0.5 million and $0.6 million, respectively, of primary recourse servicing pursuant to which the Company is responsible for any losses incurred in the event of nonperformance by the mortgagor. The Company's exposure to credit loss in the event of such nonperformance is the unpaid principal balance at the time of default. This exposure is limited by the underlying collateral, which consists of single family residences and either federal or private mortgage insurance.

Lending Commitments

The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the ordinary course of business in the banking industry and involve elements of credit risk, IRR, and liquidity risk. Such financial instruments are recorded when they are funded. At September 30, 2025 and December 31, 2024, these included $423.5 million and $448.9 million, respectively, in letters of credit and $9.2 billion and $8.6 billion, respectively, in unfunded extensions of credit such as interim mortgage financing, construction credit, credit card, and revolving line of credit arrangements.

Commitments to extend credit and letters of credit include some exposure to credit loss in the event of nonperformance of the customer. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. In addition, the Company has entered into certain contingent commitments to grant loans. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit policies and procedures for such commitments are the same as those used for lending activities. Because these instruments have fixed maturity dates and because a number expire without being drawn upon, they generally do not present any significant liquidity risk. The Company did not realize significant credit losses from these commitments and arrangements during the three and nine months ended September 30, 2025 and 2024.

Other Commitments

The Company makes investments in limited partnerships, including certain affordable housing partnerships for which it receives tax credits. At September 30, 2025 and December 31, 2024, unfunded capital commitments totaled $322.4 million and $277.4 million, respectively. See Note 17 for more information.

Litigation

The nature of the Company’s business ordinarily results in certain types of claims, litigation, investigations, and other legal or administrative cases and proceedings. Although the Company and its subsidiaries have policies and procedures to minimize legal noncompliance and the impact of claims and other proceedings, and endeavored to procure reasonable insurance coverage, litigation and regulatory actions remain an ongoing risk.

The Company and its subsidiaries engage in lines of business that are heavily regulated and involve a large volume of actual or potential financial transactions with customers or applicants, and the Company is a public company with a large number of shareholders. From time to time, applicants, borrowers, customers, shareholders, former employees, service providers, and other third parties have brought actions against the Company or its subsidiaries, in certain cases claiming substantial damages. Financial services companies are subject to risks arising from changing regulatory frameworks or expectations, regulatory investigations, class action litigation, and, from time to time, the Company and its subsidiaries have such actions brought against them. The Company and its subsidiaries are also subject to enforcement actions by federal or state regulators, including the Federal Reserve, the CFPB, the DOJ, state attorneys general, and the MDBCF, which may be adversely impacted by ongoing litigation in which the Company is involved. Additionally, the Company is, and management expects it to be, engaged in a number of foreclosure proceedings and other collection actions as part of its lending and leasing collections activities, which, from time to time, have resulted in counterclaims against the Company and its subsidiaries. Various legal proceedings have and may arise in the future out of claims against entities to which the Company is a successor as a result of business combinations.

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When and as the Company determines it has meritorious defenses to the claims asserted, it vigorously defends against such claims. The Company will consider settlement of claims when, in management’s judgment and in consultation with counsel, it is in the best interests of the Company to do so.

The Company cannot predict with certainty the cost of defense, the cost of prosecution, or the ultimate outcome of litigation or other proceedings filed by or against it, its subsidiaries and its directors, management or employees, including remedies or damage awards. On at least a quarterly basis, the Company assesses its liabilities and contingencies in connection with outstanding legal proceedings as well as certain threatened claims (which are not considered incidental to the ordinary conduct of the Company’s business) utilizing the latest and most reliable information available. For matters where a loss is not probable or the amount of the loss cannot be estimated, the Company will not make an accrual. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, the Company will accrue for the loss. Once established, the accrual is adjusted periodically to reflect any relevant developments. The actual cost of any such matters, however, may turn out to be substantially higher than the amount accrued. Further, the Company’s insurance policies have deductibles and coverage limits, and such policies are unlikely to cover all costs and expenses related to the defense or prosecution of such legal proceedings or any losses arising therefrom.

Although the final outcome of any legal proceedings is inherently uncertain, based on the information available, advice of counsel and available insurance coverage, if applicable, management believes that the litigation-related liability of $0.3 million accrued at September 30, 2025 is adequate and that any incremental change in potential liability arising from the Company’s legal proceedings and threatened claims, including the matters described herein and those otherwise arising in the ordinary course of business, will not have a material adverse effect on the Company’s business or consolidated results of operations or financial condition. It is possible, however, that future developments could result in an unfavorable outcome for or resolution of any one or more of the legal proceedings in which the Company or its subsidiaries are defendants, which may be material to the Company’s business or consolidated results of operations or financial condition for a particular fiscal period or periods.

NOTE 17. VARIABLE INTEREST ENTITIES AND OTHER INVESTMENTS

Under ASC 810-10-65, a company is deemed to be the primary beneficiary and required to consolidate a VIE if it has a variable interest in the VIE that provides a controlling financial interest. The determination of whether a controlling financial interest exists is based on whether a single party has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb the losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. ASC 810-10-65 requires continual reconsideration of conclusions reached regarding which interest holder is a VIE’s primary beneficiary.

Certain NMTC meet the qualifications for consolidation under ASC 810. Consolidation is applicable to this type of investment structure when the entities owned by the tax credit investment fund, managing member, and limited partner of the sub-CDE are under common control, and the limited partner’s related party group has both the power and the obligation to absorb the significant benefits and losses of the sub-CDE. Based on this, the limited partner, which is the Company, is the primary beneficiary of the sub-CDE (VIE) and therefore subject to consolidation. NMTC investment structures which include a managing member not affiliated with the Company are not subject to consolidation.

At September 30, 2025 and December 31, 2024, the Company’s assets of the consolidated VIE that can be used only to settle obligations of the consolidated VIE totaled $4.4 million and $5.4 million, respectively.

The Company is invested in several tax credit projects solely as a limited partner. At September 30, 2025 and December 31, 2024, the Company’s maximum exposure to loss associated with these limited partnerships was limited to its investment. Most of the investments are in affordable housing projects. The partnerships have qualified to receive annual affordable housing federal tax credits that are recognized as a reduction of current tax expense. The Company accounts for these investments and the related tax credits using either the effective yield method or the proportional amortization method, depending upon the date of the investment. Under the effective yield method, the Company recognizes the tax credits as they are allocated and amortizes the initial costs of the investments to provide a constant effective yield over the period the tax credits are allocated. Under the proportional amortization method, the Company amortizes the cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense. The Company also has, to a lesser degree, investments in NMTC and historic tax credit projects. The Company has elected to account for the NMTC not subject to consolidation and HTC using the flowthrough method, which reduces federal income taxes in the year in which the credit arises. At September 30, 2025 and December 31, 2024, the Company recorded total tax credit investments in other assets on its consolidated balance sheets of $452.7 million and $387.3 million, respectively.

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The Company adopted the provisions of ASU 2023-02 as of January 1, 2024 and determined each investments’ eligibility for proportional amortization. For certain NMTC and HTC investments that do not qualify for the proportional amortization method under ASU 2023-02, amortization related to these investments are recorded in other noninterest income in the Company’s consolidated statements of income. The Company recorded amortization of $0.3 million for both the three months ended September 30, 2025 and 2024, and recorded amortization of $1.0 million and $0.8 million for the nine months ended September 30, 2025 and 2024, respectively. The cash flow activity related to these investments are presented in the net income (loss) line in the operating activities section of the consolidated statements of cash flows.

For the investments that qualify for proportional amortization under ASU 2023-02, the Company recognized income tax credits and other income tax benefits for the three months ended September 30, 2025 of $13.7 million and $1.4 million, respectively. The total income tax benefits of $15.1 million are partially offset by $12.0 million of investment amortization recognized for the three months ended September 30, 2025, for a net income tax benefit of $3.1 million. For the three months ended September 30, 2024, the Company recognized income tax credits and other income tax benefits of $10.1 million and $1.2 million, respectively. The total income tax benefits of $11.3 million are partially offset by $8.9 million of investment amortization recognized for the three months ended September 30, 2024, for a net income tax benefit of $2.4 million.

For the investments that qualify for proportional amortization under ASU 2023-02, the Company recognized income tax credits and other income tax benefits for the nine months ended September 30, 2025 of $36.9 million and $4.2 million, respectively. The total income tax benefits of $41.1 million are partially offset by $32.6 million of investment amortization recognized for the nine months ended September 30, 2025, for a net income tax benefit of $8.5 million. For the nine months ended September 30, 2024, the Company recognized income tax credits and other income tax benefits of $29.7 million and $3.6 million, respectively. The total income tax benefits of $33.3 million are partially offset by $26.5 million of investment amortization recognized for the nine months ended September 30, 2024, for a net income tax benefit of $6.8 million.

The cash flows related to the total income tax benefits are presented in the consolidated statements of cash flows. The net income tax benefit of $8.5 million for the nine months ended September 30, 2025 was included in the net income (loss) line within operating activities. Investment amortization of $32.6 million for the nine months ended September 30, 2025, was included in the depreciation and amortization line item, which was an adjustment to reconcile net income (loss) to cash provided by (used for) operating activities. The income tax credits and other income tax benefits of $41.1 million for the nine months ended September 30, 2025 was included in the net change to other assets or liabilities line item, which was also an adjustment to reconcile net income (loss) to cash provided by (used for) operating activities.

Additionally, the Company has investments in other certain limited partnerships accounted for under the fair value practical expedient of NAV totaling $158.1 million and $118.7 million at September 30, 2025 and December 31, 2024, respectively. Related to assets recorded at fair value through net income, the Company recognized net gains of $3.2 million and $3.6 million for the three months ended September 30, 2025 and 2024, respectively. The Company recognized net gains of $7.7 million and $9.6 million for the nine months ended September 30, 2025 and 2024 respectively. These investments are made primarily through various SBIC funds as a strategy to provide expansion and growth opportunities to small businesses and community development funds to help serve the credit needs of the low- and moderate-income and underserved communities within our footprint. Of the total fair value of these limited partnerships, $21.0 million and $15.8 million are related to real-estate funds at September 30, 2025 and December 31, 2024, respectively. The remaining $137.1 million and $102.9 million are related to SBIC funds that concentrate in a variety of industries at September 30, 2025 and December 31, 2024, respectively. At September 30, 2025, unfunded commitments related to these investments were $10.3 million and $134.5 million related to the real-estate funds and other SBIC funds, respectively. SBIC funds are generally structured to operate for approximately 10 years. During the life of each SBIC fund, partners can request to withdraw from the fund, and subsequently receive the balance of their investment as the underlying assets are liquidated over the remaining life of the fund. As of September 30, 2025, the Company identified approximately $39.7 million of funds in which it plans to sell all of its position, or a portion thereof, at the carrying value of the investment and, therefore, does not anticipate recognizing a gain or loss on the sale. The Company intends to complete the sale by December 31, 2025.

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For other limited partnerships without readily determinable fair values that do not qualify for the practical expedient, Cadence elected the measurement alternative to account for these investments at their cost minus impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. These investments totaled $2.9 million and $2.6 million at September 30, 2025 and December 31, 2024, respectively. Other limited partnerships accounted for under the equity method totaled $8.7 million at both September 30, 2025 and December 31, 2024.

A summary of the Company’s investments in limited partnerships is presented as of the following periods:

(In thousands)	September 30, 2025	December 31, 2024
Tax credit investments (amortized cost)	$452,673	$387,339
Limited partnerships accounted for under the fair value practical expedient of NAV	158,092	118,710
Limited partnerships without readily determinable fair values that do not qualify for the practical expedient of NAV accounted for under the cost method	2,913	2,586
Limited partnerships required to be accounted for under the equity method	8,729	8,664
Total investments in limited partnerships	$622,407	$517,299

For equity investments carried at cost using the measurement alternative, during the three months ended September 30, 2025, there was a write-down for impairment of $2 thousand. During the nine months ended and as of September 30, 2025, the write-downs for impairment totaled $50 thousand. During the three months ended September 30, 2024, there were no downward or upward adjustments to these investments for impairments or price changes from observable transactions. During the nine months ended September 30, 2024, there was one write-down for impairment of $83 thousand. The carrying amount of these equity investments in limited partnerships measured under this measurement alternative for the specified periods are as follows:

	Nine Months Ended September 30,
(In thousands)	2025	2024
Carrying value at the beginning of the period	$2,586	$2,417
Impairments	(50)	(83)
Reclassifications	165	264
Distributions	(492)	(521)
Contributions	704	770
Carrying value at the end of the period	$2,913	$2,847

NOTE 18. SUBSEQUENT EVENTS

On October 26, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), and The Huntington National Bank, a national bank and a wholly owned subsidiary of Huntington (“Huntington National Bank”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Huntington National Bank, with Huntington National Bank continuing as the surviving bank. Under the terms of the Merger Agreement, Huntington will issue 2.475 shares of Huntington common stock for each outstanding share of Company common stock in a 100% stock transaction. Based on the closing price of Huntington's common stock of $16.07 and the Company’s common stock of $36.49, each as of October 24, 2025, the consideration implies $39.77 per Company common share and an aggregate transaction value of $7.4 billion. The transaction is expected to close in the first quarter of 2026, subject to regulatory and shareholder approvals and other customary closing conditions.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

The Company is a regional bank with corporate offices in Houston, Texas and Tupelo, Mississippi with $53.3 billion in total assets at September 30, 2025. The Company has commercial banking operations in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Missouri, Tennessee, and Texas. The Company and its subsidiaries provide commercial banking, leasing, mortgage origination and servicing, brokerage, trust, and investment advisory services to corporate customers, local governments, individuals, and other financial institutions through an extensive network of branches and offices.

Management’s discussion and analysis provides a narrative discussion of the Company’s financial condition and results of operations. For a complete understanding of the following discussion, refer to the consolidated financial statements and related notes presented elsewhere in this Report. Management’s discussion and analysis should also be read in conjunction with the risk factors included in Item 1A of this Report and those included in Item 1A of our Form 10-K for the year ended December 31, 2024, and the other reports we file with the Federal Reserve. This discussion and analysis is based on reported financial information, and certain amounts for prior years have been reclassified to conform with the current financial statement presentation.

The financial condition and operating results of the Company are heavily influenced by economic trends nationally and in the specific markets in which the Company’s subsidiaries provide financial services. Generally, the pressures of the national and regional economic cycle create a difficult operating environment for the financial services industry. During such times, the Company is not immune to pressures and any economic downturn may have a negative impact on the Company and its customers in all of the markets it serves. Management believes future weakness in the economic environment could adversely affect the strength of the credit quality of the Company's assets. Therefore, management will continue to focus on early identification and resolution of credit issues.

The largest source of the Company’s revenue is derived from its corporate and community banking operations. The financial condition and operating results of the Company are affected by the level and volatility of interest rates on loans, investment securities, deposits, and borrowed funds, and the impact of economic downturns on loan demand, collateral values, and creditworthiness of existing borrowers. The financial services industry is highly competitive and heavily regulated. The Company’s success depends on its ability to compete aggressively within its markets while maintaining sufficient asset quality and cost controls to generate net income.

The information that follows is provided to enhance comparability of financial information between periods and to provide a better understanding of the Company’s operations.

Recent Developments

On January 22, 2025, the Company announced the signing of a definitive merger agreement with FCB Financial Corp., the bank holding company for FCB (collectively referred to as “First Chatham”), pursuant to which First Chatham was merged with and into the Company, effective May 1, 2025. First Chatham was a Savannah, Georgia-based community bank operating eight branches across the Greater Savannah Area. Pursuant to the terms of the definitive merger agreement, the Company issued 2.3 million shares of common stock and paid $23.1 million in cash for all outstanding shares of FCB Financial Corp.

On April 25, 2025, at the Company’s special meeting of shareholders, the holders of the Company’s Preferred Stock approved a proposal amending the Articles of Incorporation to permit stock repurchases for compliance purposes under Regulation H, which the Company is subject to as a result of becoming a Federal Reserve member bank. On March 26, 2025, the Board declared a special cash dividend of $0.34375 per share of Preferred Stock payable on May 7, 2025, to the Preferred Stock shareholders of record as of April 30, 2025, that was conditioned on the passage of the proposal at the special meeting.

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On July 1, 2025 the Company completed its acquisition of IBS, the bank holding company for Bank of Brenham, National Association, Citizens State Bank, Fayetteville Bank, Industry State Bank, The First National Bank of Bellville and The First National Bank of Shiner (collectively, the “Industry Banks”), pursuant to an Agreement and Plan of Merger (the “IBS Merger Agreement”) dated April 25, 2025. Under the terms of the IBS Merger Agreement, IBS and the Industry Banks were merged with and into the Company. Founded in 1911 and headquartered in Industry, Texas, IBS operated 27 full-service branches across Central and Southeast Texas. The Company paid $20 million in cash to IBS’s shareholders.

During the third quarter of 2025, the $2.5 billion of securities acquired in the IBS transaction were sold, with the proceeds redeployed to purchase securities with higher average earning yields and the remainder deployed to paydown wholesale funding. The Company incurred losses of $4.3 million on the termination of fair value hedges related to the IBS securities portfolio, which was reported in other noninterest revenue in the consolidated statements of income. This loss was offset by the $4.3 million related net gain on securities sales, which is shown separately in the consolidated statements of income.

On July 23, 2025, the Board declared quarterly cash dividends of $0.275 per share of common stock and $0.34375 per share of Preferred Stock. The common stock dividend was payable on October 1, 2025 to shareholders of record at the close of business on September 15, 2025. The preferred stock dividend was payable on August 20, 2025 to shareholders of record at the close of business on August 5, 2025.

On October 26, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), and The Huntington National Bank, a national bank and a wholly owned subsidiary of Huntington (“Huntington National Bank”),pursuant to which, upon the terms and subject to the conditions set forth therein,the Company will merge with and into Huntington National Bank, with Huntington National Bank continuing as the surviving bank. Under the terms of the Merger Agreement, Huntington will issue 2.475 shares of Huntington common stock for each outstanding share of Company common stock in a 100% stock transaction. Based on the closing price of Huntington's common stock of $16.07 and the Company’s common stock of $36.49, each as of October 24, 2025, the consideration implies $39.77 per Company common share and an aggregate transaction value of $7.4 billion. The transaction is expected to close in the first quarter of 2026, subject to regulatory and shareholder approvals and other customary closing conditions.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

In addition to financial ratios based on measures defined by GAAP, the Company has identified “total tangible shareholders’ equity,” “total tangible common shareholders’ equity,” “total tangible common shareholders’ equity (excluding AOCI),” “total tangible assets,” “total tangible assets (excluding AOCI),” “tangible shareholders’ equity to tangible assets,” “tangible common shareholders’ equity to tangible assets,” “tangible common shareholders’ equity to tangible assets (excluding AOCI),” “tangible common book value per share,” and “tangible book value per common share (excluding AOCI)” as nonGAAP financial measures used when evaluating the performance of the Company.

•	Total tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other intangible assets, net.

•	Total tangible common shareholders' equity is defined by the Company as total shareholders' equity less preferred stock, goodwill, and other intangible assets, net.

•	Total tangible common shareholders' equity, excluding AOCI, is defined by the Company as total shareholders' equity less preferred stock, goodwill, other intangible assets, net, and AOCI.

•	Total tangible assets are defined by the Company as total assets less goodwill and other intangible assets, net.

•	Total tangible assets, excluding AOCI, are defined by the Company as total assets less goodwill, other intangible assets, net, and AOCI.

•	Tangible common book value per share is defined by the Company as tangible common shareholders’ equity divided by total shares of common stock outstanding.

•	Tangible book value per common share, excluding AOCI, is defined by the Company as tangible common shareholders' equity less AOCI divided by total shares of common stock outstanding.

Management believes the ratios of tangible shareholders’ equity to tangible assets, tangible common shareholders’ equity to tangible assets and tangible common shareholders’ equity to tangible assets (excluding AOCI) to be important to investors who are interested in evaluating the adequacy of the Company’s capital levels. Management also believes that tangible common book value per share and tangible common book value per share (excluding AOCI) are important to investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

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The following table reconciles these non-GAAP financial measures as presented above to GAAP financial measures as reflected in the Company’s consolidated financial statements for the periods indicated:

TABLE 1—NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)	September 30, 2025	December 31, 2024	September 30, 2024
Total tangible assets, excluding AOCI
Total assets	$53,282,352	$47,019,190	$49,204,933
Less: Goodwill	1,515,771	1,366,923	1,366,923
Other intangible assets, net	149,039	83,190	87,094
Total tangible assets	$51,617,542	$45,569,077	$47,750,916
Less: AOCI	(493,782)	(694,495)	(590,342)
Total tangible assets, excluding AOCI	$52,111,324	$46,263,572	$48,341,258

Total tangible common shareholders' equity, excluding AOCI
Total shareholders' equity	$6,083,096	$5,569,683	$5,572,863
Less: Goodwill	1,515,771	1,366,923	1,366,923
Other intangible assets, net	149,039	83,190	87,094
Total tangible shareholders' equity	$4,418,286	$4,119,570	$4,118,846
Less: Preferred stock	166,993	166,993	166,993
Total tangible common shareholders' equity	$4,251,293	$3,952,577	$3,951,853
Less: AOCI	(493,782)	(694,495)	(590,342)
Total tangible common shareholders' equity, excluding AOCI	$4,745,075	$4,647,072	$4,542,195

Total common shares outstanding	186,307,016	183,527,575	182,315,142

Tangible shareholders' equity to tangible assets	8.56%	9.04%	8.63%
Tangible common shareholders' equity to tangible assets	8.24%	8.67%	8.28%
Tangible common shareholders' equity, excluding AOCI, to tangible assets, excluding AOCI	9.11%	10.04%	9.40%
Tangible common book value per share	$22.82	$21.54	$21.68
Tangible book value per common share, excluding AOCI	$25.47	$25.32	$24.91

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FINANCIAL HIGHLIGHTS

The following table presents financial highlights for the periods indicated:

TABLE 2—FINANCIAL HIGHLIGHTS

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,
	2025	2024	2025	2024
Common share data:
Basic earnings per share	$0.68	$0.74	$2.10	$2.10
Diluted earnings per share	0.67	0.72	2.07	2.07
Cash dividends per share	0.275	0.250	0.825	0.750
Book value per share	31.75	29.65	31.75	29.65
Tangible common book value per share (1)	22.82	21.68	22.82	21.68
Tangible book value per common share, excluding AOCI (1)	25.47	24.91	25.47	24.91
Dividend payout ratio	41.04%	34.72%	39.86%	36.23%
Financial Ratios:
Return on average assets (2)	0.95	1.14	1.06	1.08
Return on average shareholders' equity (2)	8.61	10.01	9.13	9.90
Return on average common shareholders' equity (2)	8.70	10.15	9.18	10.04
Total shareholders' equity to total assets	11.42	11.33	11.42	11.33
Total common shareholders' equity to total assets	11.10	10.99	11.10	10.99
Tangible common shareholders' equity to tangible assets (1)	8.24	8.28	8.24	8.28
Tangible common shareholders' equity, excluding AOCI, to tangible assets, excluding AOCI (1)	9.11	9.40	9.11	9.40
Net interest margin-FTE	3.46	3.31	3.44	3.27
Credit Quality Ratios:
Net charge-offs to average loans and leases (2)	0.26%	0.26%	0.26%	0.26%
Provision for credit losses to average loans and leases (2)	0.35	0.14	0.32	0.23
ACL to net loans and leases	1.35	1.38	1.35	1.38
ACL to NPL	198.62	168.84	198.62	168.84
ACL to NPA	186.49	165.59	186.49	165.59
NPL to net loans and leases	0.68	0.82	0.68	0.82
NPA to total assets	0.50	0.57	0.50	0.57
Capital Adequacy Ratios:
Common Equity Tier 1 capital	11.51%	12.25%	11.51%	12.25%
Tier 1 capital	11.91	12.70	11.91	12.70
Total capital	13.09	14.46	13.09	14.46
Tier 1 leverage capital	9.24	10.05	9.24	10.05

(1)	Non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations.”

(2)	Ratios are annualized.

As of September 30, 2025, the target range for the federal funds rate was 4.00% to 4.25%. In September 2025, the Federal Reserve lowered interest rates by 25 basis points, followed by an additional rate cut of 25 basis points by the Federal Reserve on October 29, 2025. This marks its second consecutive rate reduction since December 2024. This October 2025 reduction brings the target range for the federal funds rate to 3.75% to 4.00%. An additional interest rate reduction may occur later in the fourth quarter of 2025, as the Federal Reserve continues to monitor relevant economic data and the effects of the impact of enacted tariffs. The decreases in interest rates during the fourth quarter of 2024 and the third quarter of 2025 have had an effect on both our balance sheet as well as our earnings. As seen in the following sections, the increase in net interest revenue resulted from a lower cost on our interest-bearing liabilities, benefiting from declining deposit costs, and the payoff of both the BTFP borrowings and our subordinated debt in 2024. Total average interest-earning assets increased in the third quarter of 2025 as compared to the same period in 2024, with growth in average loans and investment securities that were partially offset by lower average other investment balances as the Company used proceeds from the sale of IBS securities to purchase securities with higher average earning yields and the deployed the remainder to paydown wholesale funding. See “Net Interest Revenue” for further information.

69

The Company reported net income available to common shareholders of $127.5 million for the three months ended September 30, 2025, compared to $134.1 million for the same period in 2024. Key factors contributing to the $6.6 million decrease in net income available to common shareholders included: (1) an increase in noninterest expense of $60.8 million in the third quarter of 2025; (2) an increase in net interest revenue of $62.3 million for the third quarter of 2025; and (3) an increase in noninterest revenue of $7.6 million for the third quarter of 2025. The Company recorded provisions for credit losses of $32.0 million and $12.0 million for three months ended September 30, 2025 and 2024, respectively.

Net income available to common shareholders of $388.2 million was reported for the nine months ended September 30, 2025, compared to $383.8 million for the same period in 2024. Key factors contributing to the $4.4 million increase in net income available to common shareholders included: (1) an increase in net interest revenue of $93.3 million for the nine months ended September 30, 2025; (2) an increase in noninterest revenue of $6.7 million for the nine months ended September 30, 2025; and (3) an increase in noninterest expense of $73.1 million for the nine months ended September 30, 2025. The Company recorded provisions for credit losses of $83.0 million and $56.0 million for nine months ended September 30, 2025 and 2024, respectively.

Net interest revenue for the three months ended September 30, 2025 increased $62.3 million, or 17.2%. Total cost of interest-bearing liabilities declined 49 basis points to 2.98% for the third quarter of 2025 compared to the third quarter of 2024, benefiting from declining deposit costs as well as the payoffs of both the BTFP borrowings and the subordinated debt. Interest expense decreased $5.3 million, or 1.9%, in the third quarter of 2025 compared to the same period in 2024. Average earning assets increased $5.3 billion in the third quarter of 2025 compared to the third quarter of 2024. The primary drivers in the increase were growth in average loans balance of $3.3 billion and growth in investment securities balances. A portion of the proceeds from the sale of the IBS securities portfolio was redeployed to purchase securities with higher average earning yields. Average other investments were lowered as the Company used the remainder of the proceeds from the previously mentioned IBS securities sale to paydown wholesale funding. With the completion of the IBS acquisition in the third quarter of 2025, IBS contributed $3.9 billion of interest-earning assets and $3.7 billion of interest-bearing liabilities. See Table 4 below for more information on yield/rate analysis.

Net interest revenue for the nine months ended September 30, 2025 increased $93.3 million, or 8.7%. Total cost of interest-bearing liabilities declined 45 basis points to 2.99% for the nine months ended September 30, 2025 compared to the same period in 2024, benefiting from declining deposit costs as well as the payoff of both the BTFP borrowings and the subordinated debt. Interest expense decreased $80.9 million, or 9.5%, for the nine months ended September 30, 2025 compared to the same period in 2024. See Table 4 below for more information on yield/rate analysis.

Noninterest revenue for the three months ended September 30, 2025, was $93.5 million, an increase of $7.6 million, or 8.8%, from the same period in 2024. Noninterest revenue for the nine months ended September 30, 2025, was $277.0 million, an increase of $6.7 million, or 2.5%, from the same period in 2024. The increase in the third quarter of 2025 compared to the third quarter of 2024 resulted from increases in securities gains (losses), mortgage banking income, partially offset by a decrease in other miscellaneous income. The increase for the nine months ended September 30, 2025, compared to the same period of 2024 resulted from increases in mortgage banking income, securities gains (losses), BOLI income, credit related fees, and SBA income. These increases were partially offset by a decrease in other miscellaneous income. See “Noninterest Revenue” below for more information.

Noninterest expense for the three months ended September 30, 2025 increased 23.4% to $320.2 million from $259.4 million for the same period in 2024. Noninterest expense for the nine months ended September 30, 2025 increased 9.4% to $852.5 million from $779.3 million for the same period in 2024. The quarter over quarter and year over year increases were primarily a result of increases in salaries and employee benefits, merger expense, data processing and software, amortization of intangibles and legal expense, which were partially offset by a decrease in deposit insurance assessments for the year over year comparable periods. See “Noninterest Expense” below for more information.

70

RESULTS OF OPERATIONS

The following is a summary of our results of operations for the periods indicated:

TABLE 3—SUMMARY OF RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Earnings Summary:
Interest revenue	$704,643	$647,713	$1,939,499	$1,927,036
Interest expense	280,916	286,255	774,480	855,352
Net interest revenue	423,727	361,458	1,165,019	1,071,684
Provision for credit losses	32,000	12,000	83,000	56,000
Net interest revenue, after provision for credit losses	391,727	349,458	1,082,019	1,015,684
Noninterest revenue	93,478	85,901	277,046	270,345
Noninterest expense	320,246	259,438	852,458	779,343
Income before income taxes	164,959	175,921	506,607	506,686
Income tax expense	35,110	39,482	108,891	115,797
Net income	129,849	136,439	397,716	390,889
Less: preferred dividends	2,372	2,372	9,488	7,116
Net income available to common shareholders	$127,477	$134,067	$388,228	$383,773

Net Interest Revenue

Net interest revenue is the difference between interest revenue earned on assets, such as loans, leases and securities, and interest expense paid on liabilities, such as deposits and borrowings, and continues to provide the Company with its principal source of revenue. Net interest revenue is affected by the general level of interest rates, changes in interest rates and changes in the amount and composition of interest earning assets and interest bearing liabilities. One of the Company’s longterm objectives is to manage interest earning assets and interest bearing liabilities to maximize net interest revenue, while balancing interest rate, credit and liquidity risk. Net interest margin is determined by dividing FTE net interest revenue by average earning assets. For purposes of the following discussion, revenue from tax-exempt loans and investment securities have been adjusted to an FTE basis, using an effective tax rate of 21% for the three and nine months ended September 30, 2025 and 2024.

71

The following table presents average interest earning assets, average interest bearing liabilities, net interest revenue- FTE, net interest margin-FTE and net interest rate spread for each of the periods presented:

TABLE 4—CONSOLIDATED AVERAGE BALANCES AND YIELD/RATE ANALYSIS

	Three Months Ended September 30,
	2025			2024
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Loans and leases (net of unearned income) (1)(2)	$36,623,037	$589,056	6.38%	$33,279,819	$556,386	6.66%
Loans held for sale, at fair value	167,634	1,758	4.16	134,313	1,630	4.83
Available for sale securities, at fair value:
Taxable	9,644,752	86,144	3.54	7,834,596	59,732	3.03
Tax-exempt (3)	526,501	7,534	5.68	81,040	808	3.97
Other investments	1,845,618	22,219	4.78	2,210,277	29,851	5.37
Total interest earning assets and revenue	48,807,542	706,711	5.74%	43,540,045	648,407	5.92%
Other assets	6,026,491			4,733,851
Allowance for credit losses	481,059			469,919
Total	$54,352,974			$47,803,977

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing demand and money market	$20,264,338	$136,105	2.66%	$18,043,686	$142,179	3.13%
Savings	3,143,880	5,378	0.68	2,584,761	3,695	0.57
Time	11,410,274	112,720	3.92	8,389,472	94,944	4.50
Fed funds purchased, securities sold under agreement to repurchase and other	72,454	818	4.48	44,582	572	5.10
Short-term FHLB borrowings	1,073,924	11,807	4.36	11	—	—
Short-term BTFP borrowings	—	—	—	3,500,000	41,992	4.77
Subordinated and long-term borrowings	1,429,577	14,088	3.91	265,790	2,873	4.30
Total interest bearing liabilities and expense	37,394,447	280,916	2.98%	32,828,302	286,255	3.47%
Demand deposits - noninterest bearing	10,040,670			8,616,534
Other liabilities	935,740			938,315
Total liabilities	48,370,857			42,383,151
Shareholders' equity	5,982,117			5,420,826
Total	$54,352,974			$47,803,977
Net interest revenue-FTE		$425,795			$362,152
Net interest margin-FTE			3.46%			3.31%
Net interest rate spread			2.76%			2.45%
Interest bearing liabilities to interest earning assets			76.62%			75.40%

(1)	Includes taxable equivalent adjustment to interest of $0.5 million for both the three months ended September 30, 2025 and 2024, respectively, using an effective tax rate of 21% for all periods presented.

(2)	Nonaccrual loans are included in loans and leases (net of unearned income). Nonaccrual loans were $249.8 million and $273.0 million as of September 30, 2025 and 2024, respectively.

(3)	Includes taxable equivalent adjustment to interest of $1.6 million and $0.2 million for the three months ended September 30, 2025 and 2024, respectively, using an effective tax rate of 21% for all periods presented.

Net interest revenue-FTE increased 17.6% to $425.8 million for the three months ended September 30, 2025, from $362.2 million for the same period in 2024. The increase in net interest revenue-FTE resulted from lower costs on interestbearing liabilities benefiting from declining deposit costs and the payoff of both the BTFP borrowings and our subordinated debt since the third quarter of 2024. Average loans and leases, net of unearned income decreased from 76.4% of average interest earning assets in the 2024 third quarter to 75.0% in the 2025 third quarter.

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Interest revenue-FTE increased 9.0% to $706.7 million for the three months ended September 30, 2025, from $648.4 million for the same period in 2024. The increase in interest revenue-FTE for the three months ended September 30, 2025 was primarily a result of higher average loan and investment securities balances and improved securities yields as a result of the restructuring related to the IBS securities portfolio during the third quarter of 2025. This increase was offset by lower average other investment balances as the Company used cash flow from these investments to support the payoffs of both the BTFP borrowings and subordinated debt since the third quarter of 2024. Additionally, interest revenue-FTE included $5.5 million and $3.0 million in accretion related to the purchase discounts on acquired loans for the three months ended September 30, 2025 and 2024, respectively.

Interest expense decreased 1.9% to $280.9 million for the three months ended September 30, 2025, compared to $286.3 million for the same period in 2024. The decrease in interest expense for the three months ended September 30, 2025 was primarily due to the total cost of interest-bearing liabilities declining 49 basis points to 2.98% for the third quarter of 2025 compared to 3.47% for the third quarter of 2024, benefiting from declining deposit costs as well as the payoffs of both the BTFP borrowings and the subordinated debt after the third quarter of 2024.

Net interest margin-FTE for the three months ended September 30, 2025 was 3.46%, an increase of 15 basis points, from 3.31% for the same period in 2024. Net interest revenue-FTE may also be analyzed by segregating the yield/rate and volume components of interest revenue and interest expense. The table below presents the components of our net interest revenue-FTE with the effect that the varying levels of interest-earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest revenue from the third quarter of 2024 to the third quarter of 2025. The changes in net interest revenue-FTE due to both rate and volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

TABLE 5—RATE/VOLUME ANALYSIS

	Third Quarter 2025 vs Third Quarter 2024
	Net Interest Revenue		Increase
(In thousands)	2025	2024	(Decrease)	Volume	Rate
INTEREST REVENUE
Loans and leases, net of unearned income	$589,056	$556,386	$32,670	$40,246	$(7,576)
Loans held for sale	1,758	1,630	128	212	(84)
Available for sale securities:
Taxable	86,144	59,732	26,412	22,261	4,151
Non-taxable	7,534	808	6,726	6,594	132
Other investments	22,219	29,851	(7,632)	(6,510)	(1,122)
Total interest revenue-FTE	706,711	648,407	58,304	62,802	(4,498)

INTEREST EXPENSE
Demand deposits - interest bearing	136,105	142,179	(6,074)	3,621	(9,695)
Savings deposits	5,378	3,695	1,683	1,370	313
Time deposits	112,720	94,944	17,776	21,993	(4,217)
Fed funds purchased, securities sold under agreement to repurchase and other	818	572	246	268	(22)
Short-term FHLB borrowings	11,807	—	11,807	11,807	—
Short-term BTFP borrowings	—	41,992	(41,992)	(41,992)	—
Subordinated and long-term debt	14,088	2,873	11,215	11,288	(73)
Total interest expense	280,916	286,255	(5,339)	8,355	(13,694)
Net interest revenue-FTE	$425,795	$362,152	$63,643	$54,447	$9,196

73

The following table presents average interest earning assets, average interest bearing liabilities, net interest revenue- FTE, net interest margin-FTE and net interest rate spread for each of the periods presented:

	Nine Months Ended September 30,
	2025			2024
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
ASSETS
Loans and leases (net of unearned income) (1)(2)	$35,119,899	$1,669,728	6.36%	$32,988,706	$1,625,939	6.58%
Loans held for sale, at fair value	143,221	4,943	4.61	107,109	4,467	5.57
Available for sale securities, at fair value:
Taxable	8,543,442	211,731	3.31	7,991,692	185,989	3.11
Tax-exempt (3)	229,697	9,133	5.32	80,699	2,485	4.11
Other investments	1,381,618	47,299	4.58	2,703,228	110,130	5.44
Total interest earning assets and revenue	45,417,877	1,942,834	5.72%	43,871,434	1,929,010	5.87%
Other assets	5,361,623			4,813,124
Allowance for credit losses	471,362			472,972
Total	$50,308,138			$48,211,586

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing demand and money market	$19,500,598	$390,810	2.68%	$18,703,458	$437,861	3.13%
Savings	2,801,111	12,769	0.61	2,644,193	11,238	0.57
Time	10,453,707	312,341	3.99	7,888,094	264,786	4.48
Fed funds purchased, securities sold under agreement to repurchase and other	146,759	4,889	4.45	106,357	3,832	4.81
Short-term FHLB borrowings	762,238	24,710	4.33	4	—	—
Short-term BTFP borrowings	—	—	—	3,500,000	125,632	4.79
Subordinated and long-term borrowings	970,319	28,961	3.99	367,826	12,003	4.36
Total interest bearing liabilities and expense	34,634,732	774,480	2.99%	33,209,932	855,352	3.44%
Demand deposits - noninterest bearing	8,964,440			8,814,668
Other liabilities	887,492			912,407
Total liabilities	44,486,664			42,937,007
Shareholders' equity	5,821,474			5,274,579
Total	$50,308,138			$48,211,586
Net interest revenue-FTE		$1,168,354			$1,073,658
Net interest margin-FTE			3.44%			3.27%
Net interest rate spread			2.73%			2.43%
Interest bearing liabilities to interest earning assets			76.26%			75.70%

(1)	Includes taxable equivalent adjustment to interest of $1.4 million and $1.5 million for the nine months ended September 30, 2025 and 2024, respectively, using an effective tax rate of 21% for all periods presented.

(2)	Nonaccrual loans are included in loans and leases (net of unearned income). Nonaccrual loans were $249.8 million and $273.0 million as of September 30, 2025 and 2024, respectively.

(3)	Includes taxable equivalent adjustment to interest of $1.9 million and $0.5 million for the nine months ended September 30, 2025 and 2024, respectively, using an effective tax rate of 21% for all periods presented.

Net interest revenue-FTE increased 8.8% to $1.2 billion for the nine months ended September 30, 2025, compared to $1.1 billion for the same period in 2024. The increase in net interest revenue-FTE resulted from lower costs on interest-bearing liabilities benefiting from declining deposit costs and the payoffs of both the BTFP borrowings and our subordinated debt. Average loans increased from 75.2% of average interest earning assets in 2024 to 77.3% in 2025.

74

Interest revenue-FTE was flat at $1.9 billion for each of the nine months ended September 30, 2025, and 2024. The slight increase in interest revenue-FTE for the nine months ended September 30, 2025 was primarily driven by higher average loans and investment securities including improved securities yields as a result of the restructuring related to the IBS securities portfolio during the third quarter of 2025. This increase was offset by lower average other investment balances as the Company used cash flow from these investments to support the payoffs of both the BTFP borrowings and subordinated debt. Additionally, interest revenue-FTE included $10.7 million and $9.5 million in accretion related to the purchase discounts on acquired loans for the nine months ended September 30, 2025 and 2024, respectively.

Interest expense decreased 9.5% to $774.5 million for the nine months ended September 30, 2025, compared to $855.4 million for the same period in 2024. The decrease in interest expense for the nine months ended September 30, 2025 was primarily a result of the total cost of average interest-bearing liabilities declining 45 basis points to 2.99% for 2025, compared to 3.44% for the same period in 2024, benefiting from declining deposit costs as well as the payoffs of both the BTFP borrowings and the subordinated debt.

Net interest margin-FTE for the nine months ended September 30, 2025 was 3.44%, an increase of 17 basis points, from 3.27% for the same period in 2024. Net interest revenue-FTE may also be analyzed by segregating the yield/rate and volume components of interest revenue and interest expense. The table below presents the components of our net interest revenue-FTE with the effect that the varying levels of interest-earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest revenue from the nine months ended September 30, 2024 to the nine months ended September 30, 2025. The changes in net interest revenue-FTE due to both rate and volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

	Nine Months Ended September 30, 2025 vs Nine Months Ended September 30, 2024
	Net Interest Revenue		Increase
(In thousands)	2025	2024	(Decrease)	Volume	Rate
INTEREST REVENUE
Loans and leases, net of unearned income	$1,669,728	$1,625,939	$43,789	$76,988	$(33,199)
Loans held for sale	4,943	4,467	476	989	(513)
Available for sale securities:
Taxable	211,731	185,989	25,742	13,174	12,568
Non-taxable	9,133	2,485	6,648	5,739	909
Other investments	47,299	110,130	(62,831)	(47,418)	(15,413)
Total interest revenue-FTE	1,942,834	1,929,010	13,824	49,471	(35,647)
INTEREST EXPENSE
Demand deposits - interest bearing	390,810	437,861	(47,051)	8,256	(55,307)
Savings deposits	12,769	11,238	1,531	684	847
Time deposits	312,341	264,786	47,555	64,267	(16,712)
Fed funds purchased, securities sold under agreement
to repurchase and other	4,889	3,832	1,057	1,200	(143)
Short-term FHLB borrowings	24,710	—	24,710	24,710	—
Short-term BTFP borrowings	—	125,632	(125,632)	(125,632)	—
Subordinated and long-term debt	28,961	12,003	16,958	17,404	(446)
Total interest expense	774,480	855,352	(80,872)	(9,112)	(71,760)
Net interest revenue-FTE	$1,168,354	$1,073,658	$94,696	$58,583	$36,113

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Provision for Credit Losses and Allowance for Credit Losses

An analysis of the ACL for loans for the periods indicated is provided in the following table:

TABLE 6—ACL

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Balance, beginning of period	$474,651	$470,022	$460,793	$468,034
Charge-offs:
Commercial and industrial
Non-real estate	(21,790)	(21,544)	(59,521)	(61,580)
Owner occupied	(534)	(76)	(2,234)	(377)
Total commercial and industrial	(22,324)	(21,620)	(61,755)	(61,957)
Commercial real estate
Construction, acquisition and development	(391)	(222)	(728)	(759)
Income producing	—	—	(4,785)	(2,356)
Total commercial real estate	(391)	(222)	(5,513)	(3,115)
Consumer
Residential mortgages	(1,934)	(880)	(5,174)	(2,183)
Other consumer	(1,719)	(1,801)	(4,979)	(5,187)
Total consumer	(3,653)	(2,681)	(10,153)	(7,370)
Total charge-offs	(26,368)	(24,523)	(77,421)	(72,442)
Recoveries:
Commercial and industrial
Non-real estate	1,748	1,382	6,386	5,484
Owner occupied	64	265	439	418
Total commercial and industrial	1,812	1,647	6,825	5,902
Commercial real estate
Construction, acquisition and development	56	36	161	218
Income producing	73	29	161	98
Total commercial real estate	129	65	322	316
Consumer
Residential mortgages	344	288	1,125	850
Other consumer	482	360	1,331	1,199
Total consumer	826	648	2,456	2,049
Total recoveries	2,767	2,360	9,603	8,267
Net charge-offs	(23,601)	(22,163)	(67,818)	(64,175)
Initial allowance on PCD loans	15,149	—	23,224	—

Provision:
Initial provision for acquired non-PCD loans	5,519	—	9,671	—
Provision for credit losses related to loans and leases (1)	24,481	13,000	70,329	57,000
Balance, end of period	$496,199	$460,859	$496,199	$460,859

Loans and leases, net of unearned income – average	$36,623,037	$33,279,819	$35,119,899	$32,988,706
Loans and leases, net of unearned income - period end	$36,801,836	$33,303,972	$36,801,836	$33,303,972

(1)	Provision (reversal) for unfunded commitments were $2.0 million and $(1.0) million for the three months ended September 30, 2025 and 2024, respectively, and $3.0 million and $(1.0) million for the nine months ended September 30, 2025 and 2024, respectively.

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TABLE 7—ACL RELATED RATIOS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
RATIOS
Provision for credit losses to average loans and leases, net of unearned income (1)	0.35%	0.14%	0.32%	0.23%
ACL to loans and leases, net of unearned income	1.35%	1.38%	1.35%	1.38%
NPL to loans and leases, net of unearned income	0.68%	0.82%	0.68%	0.82%
ACL to NPL	198.62%	168.84%	198.62%	168.84%
Net charge-offs to average loans and leases: (1)
Commercial and industrial
Non-real estate	0.22%	0.24%	0.20%	0.23%
Owner occupied	0.01%	—%	0.01%	—%
Total commercial and industrial	0.23%	0.24%	0.21%	0.23%
Commercial real estate
Construction, acquisition and development	—%	—%	—%	—%
Income producing	—%	—%	0.02%	0.01%
Total commercial real estate	—%	—%	0.02%	0.01%
Consumer
Residential mortgages	0.02%	—%	0.02%	—%
Other consumer	0.01%	0.02%	0.01%	0.02%
Total consumer	0.03%	0.02%	0.03%	0.02%
Total	0.26%	0.26%	0.26%	0.26%

(1)	Ratios are annualized.

For the three months ended September 30, 2025 and 2024, net charge-offs totaled $23.6 million and $22.2 million, respectively. As a percentage of average loans and leases, net charge-offs were 0.26% annualized for both the three months ended September 30, 2025 and 2024. Net charge-offs for the three months ended September 30, 2025, were mainly experienced in the C&I non-real estate loan class concentrated in one credit; as well as a number of SBA loans in the resolution process. Net charge-offs for the same period in 2024 were also primarily in the non-real estate class.

For the nine months ended September 30, 2025 and 2024, net charge-offs totaled $67.8 million and $64.2 million, respectively. As a percentage of average loans and leases, net charge-offs were 0.26% annualized for both the nine months ended September 30, 2025 and 2024. Net charge-offs for the nine months ended September 30, 2025, were mainly experienced in the C&I non-real estate loan class concentrated in three credits, as well as a number of SBA loans in the resolution process; Net charge-offs for the same period in 2024 were also primarily in the non-real estate class.

The Company recorded $32.0 million in provision for credit losses ($30.0 million for loans and $2.0 million for unfunded commitments) during the three months ended September 30, 2025, compared to $12.0 million ($13.0 million for loans and $(1.0) million for unfunded commitments) for the same period in 2024.

The Company recorded $83.0 million in provision for credit losses ($80.0 million for loans and $3.0 million for unfunded commitments) during the nine months ended September 30, 2025, compared to $56.0 million ($57.0 million for loans and $(1.0) million for unfunded commitments) for the same period in 2024.

The ACL increased $35.4 million to $496.2 million at September 30, 2025, from $460.8 million at December 31, 2024. This increase included $23.2 million related to PCD loans acquired through the FCB and IBS acquisitions with the remainder of the increase primarily seen in the C&I and consumer loan segments. The ACL to NPL increased to 198.62% at September 30, 2025, from 168.84% at September 30, 2024. For more information about the Company’s classified, nonperforming, PCD, and impaired loans, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition – Loans and Leases” in Part I of this Report.

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The breakdown of the ACL by loan and lease segment and class is based, in part, on evaluations of specific loan and lease histories and the impact of forecasted economic conditions on the portfolio segments. Accordingly, because these conditions are subject to change, the allocation is not necessarily indicative of the breakdown of any future ACL. Several economic forecasts from external sources are used in the estimation and allocation of the ACL. The forecasts cover an eightquarter forecast horizon to establish a forecast range and are based on upside, downside, and base case scenarios. A blended scenario is selected by management to reflect the probable economic conditions within the range. During the nine months ended September 30, 2025, the forecast was a mix of downside and base forecasts, weighted more heavily to a base forecast, which is consistent with the weighting during the same period in 2024.

The Company recognizes that changes in interest rates, persistent inflation, and slower economic growth may have short-term, long-term, and regional impacts to the economy. In addition, qualitative factors such as changes in economic conditions, concentrations of risk, and changes in portfolio risk resulting from regulatory changes are considered in determining the adequacy of the level of the ACL (see Note 5 to the consolidated financial statements).

TABLE 8—ACL BY SEGMENT AND CLASS

	September 30, 2025		December 31, 2024
(Dollars in thousands)	ACL	% of Loans in Each Category to Total Loans	ACL	% of Loans in Each Category to Total Loans
Commercial and industrial
Non-real estate	$194,511	25.1%	$183,743	25.7%
Owner occupied	51,176	14.4	35,177	13.8
Total commercial and industrial	245,687	39.5	218,920	39.5
Commercial real estate
Construction, acquisition and development	39,390	9.1	44,703	11.6
Income producing	67,253	19.2	64,957	17.8
Total commercial real estate	106,643	28.3	109,660	29.4
Consumer
Residential mortgages	135,947	31.5	125,464	30.4
Other consumer	7,922	0.7	6,749	0.7
Total consumer	143,869	32.2	132,213	31.1
Total	$496,199	100.0%	$460,793	100.0%

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Noninterest Revenue

The Company attempts to diversify its revenue streams with noninterest revenue received from wealth management activities, mortgage banking operations, and other activities that generate fee income. The components of noninterest revenue for the periods indicated and the percentage change between the periods are shown in the following table:

TABLE 9—NONINTEREST REVENUE

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	% Change	2025	2024	% Change
Trust and asset management income (1)	$11,948	$12,055	(0.9)%	36,998	$36,023	2.7%
Investment advisory fees (1)	9,314	8,641	7.8	26,738	25,157	6.3
Brokerage and annuity fees (1)	3,253	3,414	(4.7)	9,356	9,769	(4.2)
Deposit service charges	19,047	18,814	1.2	54,844	54,803	0.1
Credit card, debit card and merchant fees	13,484	12,649	6.6	38,445	37,581	2.3
Mortgage banking, excluding MSR and MSR hedge market value adjustment (2)	9,208	8,171	12.7	29,685	27,162	9.3
MSR and MSR hedge market value adjustment (2)	(4,739)	(7,038)	32.7	(9,867)	(13,413)	26.4
Securities gains (losses), net	4,311	(2,947)	NM	4,302	(2,960)	NM
Bank-owned life insurance (3)	5,093	4,353	17.0	17,107	12,670	35.0
Credit related fees (3)	7,752	7,066	9.7	21,919	18,365	19.4
SBA income (3)	3,394	3,008	12.8	11,228	8,542	31.4
Other miscellaneous income (3)	11,413	17,715	(35.6)	36,291	56,646	(35.9)
Total noninterest revenue	$93,478	$85,901	8.8%	$277,046	$270,345	2.5%

(1)	Included in wealth management revenue on the consolidated statements of income.
(2)	Included in mortgage banking revenue on the consolidated statements of income.
(3)	Included in other noninterest revenue on the consolidated statements of income.
(4)	Not meaningful (NM).

Noninterest revenue for the three months ended September 30, 2025, was $93.5 million, an increase of $7.6 million, or 8.8%, from the same period in 2024. Noninterest revenue for the nine months ended September 30, 2025, was $277.0 million, an increase of $6.7 million, or 2.5%, from the same period in 2024. The increase in the third quarter of 2025 compared to the third quarter of 2024 resulted from increases in mortgage banking income and securities gains, partially offset by a decrease in other miscellaneous income. The increase for the nine months ended September 30, 2025, compared to the same period of 2024 resulted from increases in mortgage banking income, securities gains (losses), BOLI income, credit related fees, and SBA income. These increases were partially offset by a decrease in other miscellaneous income.

Trust and asset management income, which consists of fee income from management of trust accounts, decreased 0.9% during the third quarter of 2025 compared to the same period in 2024, and increased 2.7% during the nine months ended September 30, 2025, compared to the same period in 2024. The decrease in the 2025 quarter arose from a decrease of 1.6% in assets under management.

Deposit service charges, which consist primarily of corporate analysis charges, overdraft fees, and other deposit service related fees, increased 1.2% during the third quarter of 2025 compared to the same period in 2024. The increase resulted primarily from an increase of 10.8% in NSF fees, driven by the IBS acquisition, partially offset by a decrease of 7.3% in corporate analysis charges.

Mortgage banking revenue typically fluctuates as mortgage interest rates change and is primarily attributable to two activities: (1) the origination and sale of new mortgage loans and (2) the servicing of sold mortgage loans. Origination revenue is comprised of gains and losses from the sale of mortgage loans, origination fees, underwriting fees and other fees associated with the origination of mortgage loans. For the three months ended September 30, 2025 and 2024, mortgage loan held for sale origination volumes totaled $332.0 million and $298.6 million, respectively, which produced origination revenue of $2.8 million and $2.1 million, respectively. The increase in mortgage origination revenue also resulted from an increase of 15.7% in mortgage loans sold during the three months ended September 30, 2025, as compared to the three months ended September 30, 2024.

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For the nine months ended September 30, 2025 and 2024, mortgage loan held for sale origination volumes totaled $920.0 million and $821.0 million, respectively, which produced origination revenue of $10.5 million and $9.3 million, respectively. The increase in mortgage origination revenue resulted from a 11.6% increase in loans sold during the comparative nine month periods, due to the same factors impacting the comparative three months periods noted previously.

Revenue from the mortgage servicing process includes fees from the actual servicing of mortgage loans. For the three months ended September 30, 2025 and 2024, servicing revenue was $6.5 million and $6.0 million, respectively. For the nine months ended September 30, 2025 and 2024, servicing revenue was $19.2 million and $17.9 million, respectively. The quarterly and year-to-date growth in servicing revenue is primarily attributable to the 5.3% growth in the servicing portfolio from September 30, 2024, to September 30, 2025.

The Company services a class of residential mortgages that are first lien loans secured by a primary residence or second home. The MSR, which are recognized as a separate asset on the date the corresponding mortgage loan is sold on a servicing retained basis, is recorded at fair value as determined at each accounting period end. At September 30, 2025 and September 30, 2024, the estimated fair value of the MSR was $110.5 million and $104.9 million, respectively.

The Company is susceptible to significant fluctuations in MSR fair value during changing interest rate environments. The Company has an economic hedge in place on its MSR and uses various instruments (including but not limited to Treasury options, SOFR and TBA futures and forwards) to mitigate the IRR associated with the MSR. These hedging instruments are reported at fair value, with adjustments included as part of mortgage banking revenue in the consolidated statements of income. At September 30, 2025 and 2024, this economic hedge covered approximately 75.6% and 75.0%, respectively, of the MSR IRR. Reflecting this sensitivity to interest rates, the fair value of the MSR, including the hedge, experienced a decrease of $4.7 million for the three months ended September 30, 2025 and a decrease of $7.0 million during the same period in 2024. For the nine months ended September 30, 2025 and 2024, the fair value of the MSR, including the hedge, decreased $9.9 million and $13.4 million, respectively.

The following table presents the Company’s mortgage banking operations for the periods indicated:

TABLE 10— MORTGAGE BANKING OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	% Change	2025	2024	% Change
Production revenue:
Origination	$2,753	$2,145	28.3%	$10,517	$9,286	13.3%
Servicing	6,455	6,026	7.1	19,168	17,876	7.2
Total origination and servicing revenue	9,208	8,171	12.7	29,685	27,162	9.3
MSR and hedge market value adjustment	(4,739)	(7,038)	32.7	(9,867)	(13,413)	26.4
Total mortgage banking revenue	$4,469	$1,133	294.4%	$19,818	$13,749	44.1%

Origination of mortgage loans held for sale	$332,029	$298,608	11.2%	$920,028	$821,036	12.1%
Mortgage loans serviced at quarter-end	8,346,802	7,927,028	5.3	8,346,802 7	,927,028	5.3

BOLI income consists of death benefits and earnings on the cash surrender value. For the third quarter of 2025 and the nine months ended September 30, 2025, BOLI income increased $0.7 million and $4.4 million, respectively, from the comparable periods in 2024. The quarterly increase resulted primarily from an increase in the earnings on the cash surrender value through the addition of IBS and the year-to-date increase resulted primarily from an increase in death benefits received during the nine months ended September 30, 2025.

Credit related fees consist of interest rate swap income, letter of credit fees, unused line fees, and arrangement fees. For the third quarter of 2025 and the nine months ended September 30, 2025, credit related fees increased 9.7% and 19.4%, respectively, from the comparable periods in 2024. The primary drivers of the quarterly increase were increases in letter of credit fees and unused line fees. The primary drivers of the year-to-date increase were increases in arrangement fees, unused line fees and swap income.

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SBA income consists of gains and losses on the sale of SBA loans, servicing fees, and various fees related to processing SBA loans. SBA income increased 12.8% during the third quarter of 2025 compared to the same period in 2024 and increased 31.4% during the nine months ended September 30, 2025, compared to the same period in 2024. The increases incurred during the 2025 periods are due to increases of $22.2 million and $54.4 million in SBA loans sold during the quarter and year-to-date periods ended September 30, 2025, respectively. The third quarter and year-to-date 2025 sales increases were favorably impacted by the addition of FCB’s SBA business.

Other miscellaneous income consists of various fees, gains and losses, and other revenue. For the third quarter of 2025 and the nine months ended September 30, 2025, other miscellaneous income decreased 35.6% and 35.9%, respectively, from the comparable periods in 2024. The quarterly decrease was primarily driven by the loss of $4.3 million on the termination of fair value hedges related to the IBS securities portfolio. The year-to-date decrease was primarily driven by the gain of $15.0 million on sales of businesses that occurred in second quarter 2024 and the hedge termination loss referred to earlier.

Noninterest Expense

The components of noninterest expense for the periods indicated and the percentage change between periods are shown in the following table:

TABLE 11—NONINTEREST EXPENSE

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	% Change	2025	2024	% Change
Salaries and employee benefits	$173,485	$152,237	14.0%	$483,797	$456,926	5.9%
Occupancy and equipment	31,892	28,894	10.4	90,408	86,901	4.0
Data processing and software	36,120	29,164	23.9	93,953	88,658	6.0
Deposit insurance assessments	10,037	7,481	34.2	27,251	31,637	(13.9)
Amortization of intangibles	7,539	3,933	91.7	15,253	11,998	27.1
Merger expense	19,789	—	NM	22,283	—	NM
Advertising and public relations (1)	6,939	5,481	26.6	18,400	16,241	13.3
Foreclosed property expense (1)	1,294	486	166.3	2,915	1,269	129.7
Telecommunications (1)	1,520	1,513	0.5	4,362	4,498	(3.0)
Travel and entertainment (1)	3,004	2,612	15.0	8,271	7,397	11.8
Professional, consulting and outsourcing (1)	3,025	4,115	(26.5)	11,801	11,584	1.9
Legal (1)	4,463	3,664	21.8	16,133	8,104	99.1
Postage and shipping (1)	2,026	1,677	20.8	5,597	5,504	1.7
Other miscellaneous expense (1)	19,113	18,181	5.1	52,034	48,626	7.0
Total noninterest expense	$320,246	$259,438	23.4%	$852,458	$779,343	9.4%

(1)	Included in other expense on the consolidated statements of income.

Noninterest expense for the three months ended September 30, 2025, was $320.2 million, an increase of $60.8 million, or 23.4%, from the same period in 2024. Noninterest expense for the nine months ended September 30, 2025, was $852.5 million, an increase of $73.1 million, or 9.4%, from the same period in 2024. The quarter over quarter increase primarily resulted from increases in salaries and employee benefits, merger expense, data processing and software and amortization of intangibles. The year over year increase primarily resulted from the quarterly drivers previously discussed and increases in legal expense, partially offset by a decrease in deposit insurance assessments.

Salaries and employee benefits expense was the largest category of our noninterest expense. Salaries and employee benefits increased $21.2 million for the three months ended September 30, 2025, and increased $26.9 million for the nine months ended September 30, 2025, compared to the same periods in 2024. The increases resulted primarily from the addition of IBS and a full quarter’s impact of First Chatham in the third quarter of 2025, the Company’s annual merit increase effective July 1, 2025, an increase in commissions expense associated with strong fee revenue performance and increased payroll taxes attributable to increased salaries, commissions, and incentive payments.

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The components of salary and employee benefits expense for the periods indicated and the percentage change between periods are shown in the following table:

TABLE 12—SALARIES AND EMPLOYEE BENEFITS EXPENSE

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	% Change	2025	2024	% Change
Regular salaries, net of deferred salaries	$104,577	$93,287	12.1%	$290,351	$281,395	3.2%
Commissions and incentive compensation	39,204	33,053	18.6	106,763	94,634	12.8
Taxes and employee benefits	29,704	25,897	14.7	86,683	80,897	7.2
Total salaries and employee benefits	$173,485	$152,237	14.0%	$483,797	$456,926	5.9%

Deposit insurance assessments consist of amounts paid to the FDIC for deposit insurance which consist of both regular quarterly assessments and special assessments that are implemented by the FDIC to increase the level of the DIF. Deposit insurance premiums increased $2.6 million for the three months ended September 30, 2025, and decreased $4.4 million for the nine months ended September 30, 2025, compared to the same periods in 2024. The quarter over quarter increase was related to the IBS and First Chatham mergers. The year over year decrease is attributable to the 2024 adjustments to the FDIC special assessment.

Merger expense consists of one-time expenses related to the acquisition of another business. Merger expenses increased $19.8 million for the three months ended September 30, 2025, and increased $22.3 million for the nine months ended September 30, 2025, compared to the same periods in 2024. These increases were incurred due to the recent mergers with First Chatham and IBS.

Data processing and software expenses increased $7.0 million for the three months ended September 30, 2025 and increased $5.3 million for the nine months ended September 30, 2025, compared to the same periods in 2024. The quarterly and year over year increases were related to the IBS and First Chatham mergers and other technology investments.

Amortization of intangibles increased $3.6 million for the three months ended September 30, 2025 and increased $3.3 million for the nine months ended September 30, 2025, compared to the same periods in 2024. These quarterly and year-to-date increases were due to the core deposit intangible amortization recorded related to the First Chatham and IBS acquisitions.

Legal expenses consist of legal fees paid to external attorneys and accruals for the settlement of various legal matters that arise in the ordinary course of business. Legal expenses increased $0.8 million for the three months ended September 30, 2025, and increased $8.0 million for the nine months ended September 30, 2025, compared to the same periods in 2024. The quarter-to-date increase resulted primarily from increases in legal fees. The year-to-date increase resulted primarily from increases of $4.7 million in legal settlements and $3.3 million in legal fees for the year-to-date 2025 period.

Income Taxes

The Company recorded an income tax expense of $35.1 million for the three months ended September 30, 2025, compared to $39.5 million for the same period in 2024. The decrease in tax expense in 2025 can be attributed to a reduction of excess salary disallowance and an increase in tax credit benefits.

The Company recorded an income tax expense of $108.9 million for the nine months ended September 30, 2025, compared to $115.8 million for the same period in 2024. The decrease in tax expense in 2025 can be attributed to a reduction of excess salary disallowance and an increase in tax credit benefits.

The effective tax rate was 21.3% and 21.5% for the three and nine months ended September 30, 2025, respectively, compared to 22.4% and 22.9% for the same periods in 2024. The decrease in the effective tax rate was the result of a reduction of excess salary disallowance, an increase in tax credit benefits, and excess tax benefits from stock based compensation.

In August 2022, the IRA of 2022 was signed into law to address inflation, healthcare costs, climate change and renewal energy incentives, among other things. Included in the IRA of 2022 are provisions for the creation of a 15% CAMT that is effective for tax years beginning January 1, 2023 for corporations with an average annual adjusted financial statement income in excess of $1 billion. Based on information available to date, we do not anticipate that the Company will be subject to the 15% CAMT in 2025, absent any further changes in law.

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In July 2025, the OBBB Act was signed into law which both extended many soon to expire provisions of the TCJA and made several additional changes to the Internal Revenue Code. Based on information available to date, the new law has had no material impact to the Company’s consolidated financial statements.

FINANCIAL CONDITION

The percentage of earning assets to total assets measures the effectiveness of management’s efforts to invest available funds representing the most efficient and profitable uses. Earning assets at September 30, 2025 were $47.7 billion, or 89.6% of total assets, compared with $42.4 billion, or 90.1% of total assets, at December 31, 2024.

TABLE 13—FINANCIAL CONDITION SUMMARY

(In thousands)	As of and For the Nine Months Ended September 30, 2025	As of and For the Year Ended December 31, 2024
Period-End Balances:
Total assets	$53,282,352	$47,019,190
Available for sale securities, at fair value	9,616,389	7,293,988
Loans and leases, net of unearned income	36,801,836	33,741,755
Total deposits	43,921,456	40,496,201
Securities sold under agreement to repurchase	29,532	23,616
Short-term FHLB borrowings	925,000	—
Subordinated and long-term borrowings	1,330,657	10,706
Total shareholders' equity	6,083,096	5,569,683
Common shareholders' equity	5,916,103	5,402,690
Average Balances:
Total assets	50,308,138	47,973,279
Available for sale securities, at fair value	8,773,139	7,962,869
Loans and leases, net of unearned income	35,119,899	33,107,659
Total deposits	41,719,856	38,475,929
Federal funds purchased	124,872	5,077
Securities sold under agreement to repurchase	21,887	81,091
Short-term BTFP and FHLB borrowings	762,238	2,845,904
Subordinated and long-term borrowings	970,319	306,396
Total shareholders' equity	5,821,474	5,353,705
Common shareholders' equity	5,654,481	5,186,712

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Securities

The Company uses its securities portfolio as a source of revenue and liquidity, and to serve as collateral to secure certain types of deposits and borrowings. These securities, which are available for possible sale, are recorded at fair value. The following table shows the carrying value of the Company’s AFS securities by investment category for the periods indicated:

TABLE 14—AVAILABLE FOR SALE SECURITIES SUMMARY

(In thousands)	September 30, 2025	December 31, 2024
Available for sale securities:
U.S. government agency securities	$254,678	$281,231
MBS issued or guaranteed by U.S. agencies
Residential pass-through:
Guaranteed by GNMA	63,756	66,581
Issued by FNMA and FHLMC	4,863,136	3,965,556
Other residential MBS	2,742,699	934,721
Commercial MBS	1,466,878	1,549,641
Total MBS	9,136,469	6,516,499
Obligations of states and political subdivisions	125,478	132,069
Corporate debt securities	29,703	47,402
Foreign debt securities	70,061	316,787
Total	$9,616,389	$7,293,988

At September 30, 2025, the Company’s AFS securities totaled $9.6 billion compared to $7.3 billion at December 31, 2024. The increase of $2.3 billion, or 31.8%, was primarily driven by the purchases of $3.6 billion of higher yielding securities and the acquisition of $2.5 billion in securities from the IBS merger. The increase was offset by the maturities and paydowns of $1.0 billion and the sale of $3.1 billion of AFS securities during the nine month period.

Net unrealized losses on AFS securities at September 30, 2025 and December 31, 2024 totaled $593.1 million and $853.7 million, respectively. At September 30, 2025, management believes that the unrealized losses are due to noncredit- related factors, such as changes in interest rates and other market conditions (see Note 3 to the unaudited consolidated financial statements).

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The following table shows the maturities and weighted average yields for the carrying value of the AFS securities for the periods indicated:

TABLE 15—MATURITY DISTRIBUTION OF AFS SECURITIES

	September 30, 2025		December 31, 2024
(Dollars in thousands)	Estimated Fair Value	Weighted Average Yield	Estimated Fair Value	Weighted Average Yield
U.S. government agency securities:
Due in one to five years	$8,204	3.53%	$8,364	3.76%
Due in five to ten years	174,751	3.59	204,624	4.10
Due after ten years	71,723	2.10	68,243	2.14
U.S. government agency securities total	254,678	3.17	281,231	3.62
Obligations of states and political subdivisions:
Due in one to five years	6,430	2.66	9,295	2.92
Due in five to ten years	16,128	2.17	15,563	2.22
Due after ten years	102,920	2.71	107,211	2.69
Obligations of states and political subdivisions total	125,478	2.64	132,069	2.66
Corporate debt securities:
Due in five to ten years	27,975	4.34	45,702	4.77
Due after ten years	1,728	4.50	1,700	4.50
Corporate debt securities total	29,703	4.35	47,402	4.76
Foreign debt securities:
Due in one to five years	—	—	87,855	3.36
Due in five to ten years	70,061	4.65	228,932	5.16
Foreign debt securities total	70,061	4.65	316,787	4.66

Total securities due in one to five years	14,634	3.15	105,514	3.35
Total securities due in five to ten years	288,915	3.84	494,821	4.59
Total securities due after ten years	176,371	2.48	177,154	2.50
MBS	9,136,469	3.69	6,516,499	2.87
Total estimated fair value	$9,616,389	3.68%	$7,293,988	2.98%

The weighted average yields reported in Table 15 have been calculated using the end of quarter balances of the related securities. The yields on tax-exempt obligations of states and political subdivisions have been adjusted to a taxable equivalent basis using a 21% tax rate.

85

Loans and Leases

The Company’s loans and leases held for investment portfolio represents the largest single component of the Company’s earning asset base. Average loans and leases comprised 77.3% and 75.9% of average earning assets during the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively. The Company’s lending activities include both commercial and consumer loans and leases. The Company has established systematic procedures for approving and monitoring loans and leases that vary depending on the size and nature of the loan or lease and applies these procedures in a disciplined manner. The Company also acts as agent or participant in syndications and other financing arrangements with other financial institutions. The Company’s loans and leases are widely diversified by borrower and industry. Loans and leases, net of unearned income, totaled $36.8 billion at September 30, 2025, representing a 9.1% increase from $33.7 billion at December 31, 2024.

The following table shows the composition of the Company’s loan and lease portfolio by segment and class at the dates indicated:

TABLE 16—LOANS AND LEASES PORTFOLIO

(In thousands)	September 30, 2025	December 31, 2024
Commercial and industrial
Non-real estate	$9,239,690	$8,670,529
Owner occupied	5,291,566	4,665,015
Total commercial and industrial	14,531,256	13,335,544
Commercial real estate
Construction, acquisition and development	3,338,413	3,909,184
Income producing	7,071,911	6,015,773
Total commercial real estate	10,410,324	9,924,957
Consumer
Residential mortgages	11,604,742	10,267,883
Other consumer	255,514	213,371
Total consumer	11,860,256	10,481,254
Total loans and leases, net of unearned income (1) (2)	$36,801,836	$33,741,755

(1)	Total loans and leases are net of $49.4 million and $21.4 million of unearned income at September 30, 2025 and December 31, 2024, respectively.
(2)	Total loans and leases include $382.6 million of FCB loans acquired on May 1, 2025 and $1.0 billion of IBS loans acquired on July 1, 2025. See Note 2 for additional details.

The following table shows the Company’s loan and lease portfolio by segment and class at the dates indicated by geographical location.

TABLE 17—LOANS AND LEASES BY GEOGRAPHICAL LOCATION

	September 30, 2025
(In thousands)	Alabama	Arkansas	Florida	Georgia	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
Commercial and industrial
Non-real estate	$462,300	$175,539	$550,774	$478,906	$371,130	$582,184	$73,942	$311,110	$3,815,423	$2,418,382	$9,239,690
Owner occupied	321,662	257,437	332,609	456,553	296,228	589,168	99,740	161,689	2,229,387	547,093	5,291,566
Total commercial and industrial	783,962	432,976	883,383	935,459	667,358	1,171,352	173,682	472,799	6,044,810	2,965,475	14,531,256
Commercial real estate
Construction, acquisition and development	212,199	74,828	161,397	343,712	63,750	173,564	40,826	145,668	1,689,811	432,658	3,338,413
Income producing	450,073	266,511	678,157	992,713	231,125	406,276	222,229	341,344	2,566,690	916,793	7,071,911
Total commercial real estate	662,272	341,339	839,554	1,336,425	294,875	579,840	263,055	487,012	4,256,501	1,349,451	10,410,324
Consumer
Residential mortgages	1,357,455	457,332	733,156	535,352	504,138	1,270,904	230,107	906,977	5,345,855	263,466	11,604,742
Other consumer	28,584	18,555	5,723	8,981	10,225	82,164	1,400	16,397	77,447	6,038	255,514
Total consumer	1,386,039	475,887	738,879	544,333	514,363	1,353,068	231,507	923,374	5,423,302	269,504	11,860,256
Total	$2,832,273	$1,250,202	$2,461,816	$2,816,217	$1,476,596	$3,104,260	$668,244	$1,883,185	$15,724,613	$4,584,430	$36,801,836

86

	December 31, 2024
(In thousands)	Alabama	Arkansas	Florida	Georgia	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
Commercial and industrial
Non-real estate	$413,359	$169,534	$532,224	$446,812	$371,543	$536,651	$64,846	$399,346	$3,478,755	$2,257,459	$8,670,529
Owner occupied	337,580	253,538	308,545	400,342	298,787	624,950	107,443	159,058	1,708,113	466,659	4,665,015
Total commercial and industrial	750,939	423,072	840,769	847,154	670,330	1,161,601	172,289	558,404	5,186,868	2,724,118	13,335,544
Commercial real estate
Construction, acquisition and development	230,810	65,358	438,173	543,249	36,194	169,336	45,690	180,566	1,656,715	543,093	3,909,184
Income producing	437,146	259,767	477,493	613,337	226,849	424,078	204,119	319,560	2,298,344	755,080	6,015,773
Total commercial real estate	667,956	325,125	915,666	1,156,586	263,043	593,414	249,809	500,126	3,955,059	1,298,173	9,924,957
Consumer
Residential mortgages	1,300,485	425,602	709,335	449,117	478,947	1,214,542	210,712	796,490	4,436,803	245,850	10,267,883
Other consumer	27,186	17,653	5,002	7,817	10,653	86,059	1,322	16,668	36,559	4,452	213,371
Total consumer	1,327,671	443,255	714,337	456,934	489,600	1,300,601	212,034	813,158	4,473,362	250,302	10,481,254
Total	$2,746,566	$1,191,452	$2,470,772	$2,460,674	$1,422,973	$3,055,616	$634,132	$1,871,688	$13,615,289	$4,272,593	$33,741,755

Loans Acquired in Mergers and Acquisitions

In connection with past bank acquisitions, the Company acquired loans both with and without evidence of credit quality deterioration since origination. Acquired loans are recorded at their fair value at the time of acquisition with no carryover from the acquired institution’s previously recorded ACL.

Fair values for loans were estimated based on a discounted cash flow methodology (income approach) that considered factors including loan type and related collateral, classification status, remaining term of the loan (in months), fixed or variable interest rate, past delinquencies, timing of principal and interest payments, current market rates, LTV, and current discount rates. The discount rate did not include an explicit factor for credit losses, as it was included as a reduction to the estimated cash flows. Large loans were specifically reviewed to evaluate credit risk. The resulting fair value adjustment is recorded in the form of a premium or discount to the unpaid principal balance of each acquired loan. As it relates to acquired loans that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination (“PCD”), the net premium or net discount is adjusted to reflect the Company’s ACL recorded for PCD loans at the time of acquisition, and the remaining fair value adjustment not related to credit is accreted or amortized into interest income over the remaining life of the loan. As it relates to acquired loans not classified as PCD (“non-PCD”) loans, the credit loss and yield components of the fair value adjustment are aggregated, and the resulting net premium or net discount is accreted or amortized into interest income over the remaining life of the loan. The Company records an ACL for non-PCD loans at the time of acquisition through provision expense, and therefore, no further adjustments are made to the net premium or net discount for non-PCD loans. For the three months ended September 30, 2025, the Company’s ACL recorded for acquired PCD and non-PCD loans was $15.1 million and $5.5 million, respectively, due to the IBS acquisition. For the nine months ended September 30, 2025, the Company’s ACL recorded for acquired PCD and non-PCD loans was $23.2 million and $9.7 million, respectively, due to the FCB and IBS acquisitions. The book value of the acquired loans was $387.3 million and $1.1 billion for FCB and IBS, respectively.

In addition, a grade is assigned to each loan during the valuation process. For acquired loans that are not individually reviewed during the valuation process, such loans are assumed to have characteristics similar to the assigned rating of the acquired institution’s risk rating, adjusted for any estimated differences between the Company’s rating methodology and the acquired institution’s risk rating methodology. Acquired loans that are individually evaluated at the acquisition date are assigned a specific reserve in the same manner as other loans individually evaluated and are assigned an internal grade representing PCD with Loss Exposure.

The following is a discussion of the Company’s segments and classes of loans and leases:

Commercial and Industrial

Non-Real Estate – The Company engages in lending to small and medium-sized business enterprises and government entities through its community banking locations and to regional and national business enterprises through its corporate banking division. C&I loans are loans and leases to finance business operations, equipment and owner-occupied facilities. These include both lines of credit and term loans which are amortized over the useful life of the assets financed. Personal and/or corporate guarantees are generally obtained where available and prudent. Also included in this category are loans to finance agricultural production. The Company recognizes that risk from economic cycles, commodity prices, government regulation, supply-chain disruptions, product innovations or obsolescence, operational errors, lawsuits, natural disasters, fraud, losses due to theft or 87 embezzlement, loss of sponsor support, health or loss of key personnel, or competitive situations may adversely affect the scheduled repayment of business loans. In addition, risks in the agricultural sector including crop failures due to weather, insects and other blights, commodity prices, governmental intervention, lawsuits, labor or logistical disruptions. Non-real estate loans increased 6.6% from December 31, 2024 to September 30, 2025.

87

Owner Occupied – Owner occupied loans include loans secured by business facilities to finance business operations, equipment, agricultural land and owner-occupied facilities. These include both lines of credit and term loans which are amortized over the useful life of the assets financed. Personal guarantees are generally obtained where available and prudent. The Company recognizes that risk from economic cycles, government regulation, supply-chain disruptions, product innovations or obsolescence, operational errors, lawsuits, natural disasters, losses due to theft or embezzlement, health or loss of key personnel, or competitive situations may adversely affect the scheduled repayment of business loans. Owner occupied loans increased 13.4% from December 31, 2024 to September 30, 2025.

Commercial Real Estate

Construction, Acquisition and Development – CAD loans include both term loans and credit lines for construction of commercial, industrial, residential, and multi-family buildings and for purchasing, carrying, and developing land into residential subdivisions or various types of commercial developments, such as industrial, warehouse, retail, office, and multi-family. The Company generally engages in construction and development lending primarily in markets served by its branches. The Company recognizes that risks are inherent in the financing of real estate development and construction. These risks include location, market conditions and price volatility, changes in interest rates, demand for developed land, lots and buildings, desirability of features and styling of completed developments and buildings, competition from other developments and builders, traffic patterns, remote work patterns, governmental jurisdiction, tax structure, availability of utilities, roads, public transportation and schools, availability of permanent financing for homebuyers, zoning, environmental restrictions, lawsuits, economic and business cycle, or labor and reputation of the builder or developer. CAD loans decreased 14.6% from December 31, 2024 to September 30, 2025.

Each CAD loan is underwritten to address: (i) the desirability of the project, its market viability and projected absorption period; (ii) the creditworthiness of the borrower and the guarantor, if applicable, as to liquidity, cash flow and assets available to ensure performance of the loan; (iii) equity contribution to the project; (iv) the developer’s experience and success with similar projects; and (v) the value of the collateral.

Income Producing – Income producing loans include loans to finance income-producing commercial and multi-family properties. Lending in this category is generally limited to properties located in the Company’s market area with only limited exposure to properties located elsewhere. Loans in this category include loans for neighborhood retail centers, medical and professional offices, single retail stores, warehouses and apartments leased generally to local businesses and residents. The underwriting of these loans takes into consideration the occupancy and rental rates as well as the financial health of the borrower. The Company’s exposure to national retail tenants is limited. The Company recognizes that risk from economic cycles, delayed or missed rent payments, supply-chain disruptions, operational errors, lawsuits, natural disasters, losses due to theft or embezzlement, health or loss of key personnel, or competitive situations may adversely affect the scheduled repayment of business loans. Income producing loans increased 17.6% from December 31, 2024 to September 30, 2025.

Consumer

Residential Mortgages – Consumer mortgages are first or second-lien loans to consumers secured by a primary residence or second home. This category includes traditional mortgages and home equity loans and revolving lines of credit. The loans are generally secured by properties located primarily in markets served by the Company’s branches. These loans are underwritten in accordance with the Company’s general loan policy and procedures which require, among other things, proper documentation of each borrower’s financial condition, satisfactory credit history, and property value. In addition to loans originated for the Company’s portfolio, the Company originates and services consumer mortgages sold in the secondary market which are underwritten and closed pursuant to investor and agency guidelines. Residential mortgages increased 13.0% from December 31, 2024 to September 30, 2025.

Other Consumer – Other consumer lending includes consumer credit card accounts as well as personal revolving lines of credit and installment loans. The Company offers credit cards primarily to its deposit and loan customers. Consumer installment loans include term loans of up to five years secured by automobiles, boats and recreational vehicles. The Company recognizes that there are risks in consumer lending, which include interruptions in the borrower’s personal and investment income due to loss of employment, market conditions, and general economic conditions, deterioration in the health and wellbeing of the borrower and family members, natural disasters, lawsuits, losses, or inability to generate income due to injury, accidents, theft, vandalism, or incarceration. Other consumer loans increased 19.8% from December 31, 2024 to September 30, 2025.

88

Selected Loan Maturity and Interest Rate Sensitivity

The maturity distribution of the Company’s loan portfolio is one factor in management’s evaluation of the risk characteristics of the loan and lease portfolio. The interest rate sensitivity of the Company’s loan and lease portfolio is important in the management of net interest margin. The Company attempts to manage the relationship between the interest rate sensitivity of its assets and liabilities to produce an effective interest differential that is not significantly impacted by changes in the level of interest rates (See - Quantitative and Qualitative Disclosures About Market Risk). The following table shows the maturity distribution based on remaining maturities of the Company’s loan and lease portfolio and the interest rate sensitivity of the Company’s loans and leases maturing after one year at September 30, 2025:

TABLE 18—INTEREST RATE SENSITIVITY OF LOANS AND LEASES

	September 30, 2025
		Over One	Over Five		Rate Structure for Loans Maturing Over One Year
(In thousands)	One Year or Less	Year through Five Years	Years through Fifteen Years	Over Fifteen Years	Fixed Interest Rate	Variable Interest Rate
Commercial and industrial
Non-real estate	$1,833,637	$5,940,259	$1,394,296	$71,498	$970,330	$6,435,723
Owner occupied	287,014	1,380,618	1,895,209	1,728,725	1,638,750	3,365,802
Total commercial and industrial	2,120,651	7,320,877	3,289,505	1,800,223	2,609,080	9,801,525
Commercial real estate
Construction, acquisition and development	1,171,664	799,753	612,197	754,799	284,044	1,882,705
Income producing	1,568,769	1,817,637	1,084,975	2,600,530	929,330	4,573,812
Total commercial real estate	2,740,433	2,617,390	1,697,172	3,355,329	1,213,374	6,456,517
Consumer
Residential mortgages	156,492	400,306	1,217,077	9,830,867	4,312,110	7,136,140
Other consumer	61,321	181,990	11,521	682	100,690	93,503
Total consumer	217,813	582,296	1,228,598	9,831,549	4,412,800	7,229,643
Total	$5,078,897	$10,520,563	$6,215,275	$14,987,101	$8,235,254	$23,487,685

Loans Held-for-Sale

At September 30, 2025 and December 31, 2024, loans held for sale totaled $261.7 million and $244.2 million, respectively. Included in loans held for sale are loans sold to GNMA with an option to repurchase, totaling $73.7 million and $69.0 million at September 30, 2025 and December 31, 2024, respectively. The Company records the GNMA loans at fair value on the consolidated balance sheets with a corresponding liability. GNMA optional repurchase programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria (90 days or more past due) from the securitized loan pool for which the institution provides servicing. At the servicer’s option and without GNMA’s prior authorization, the servicer may repurchase such a delinquent loan for an amount equal to 100% of the remaining principal balance of the loan. Under ASC 860, this buyback option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional. When the Company is deemed to have regained effective control over these loans under the unconditional buyback option, the loans can no longer be reported as sold and must be brought back onto the consolidated balance sheet as loans held for sale, regardless of whether the Company intends to exercise the buy-back option. These GNMA loans are not included in the NPL totals (See Table 19).

89

Asset Quality

Nonperforming Assets

NPA consists of NPL, OREO, and other repossessed assets. The decrease from December 31, 2024 to September 30, 2025 in NPA was driven by the decrease of $14.9 million, or 5.6%, in nonaccrual loans and leases (See Tables 20 and 21). The majority of the decrease in nonaccrual loans and leases was located in the C&I non-real estate segment. The decrease was partially offset by the increase of $10.5 million, or 182.4%, in foreclosed OREO and other NPA. NPA were as follows as of each period presented:

TABLE 19—NONPERFORMING ASSETS

(Dollars in thousands)	September 30, 2025	December 31, 2024
Total NPL(1) (2)	$249,822	$264,692
Foreclosed OREO and other NPA	16,250	5,754
Total NPA	$266,072	$270,446
NPL to total loans and leases	0.68%	0.78%
NPA to total assets	0.50%	0.58%

GNMA loans 90 or more days past due eligible for repurchase	$73,676	$68,993

Government guaranteed portion of nonaccrual loans and leases covered by the SBA, FHA, VA or USDA	$45,401	$89,906

Loans and leases 90+ days past due, still accruing	$42,598	$13,126

(1) See Tables 20 and 21 for more information regarding NPL.

(2) At September 30, 2025, NPL does not include NPL held for sale of $0.3 million.

Nonperforming Loans

NPL consist of nonaccrual loans and leases. The Company’s policy provides that loans and leases are generally placed in nonaccrual status if, in management’s opinion, payment in full of principal or interest is not expected or payment of principal or interest is more than 90 days past due for commercial loans and 120 days past due for consumer loans, unless the loan or lease is both well-secured and in the process of collection. NPL decreased 5.6% at September 30, 2025, compared to December 31, 2024. NPL as a percentage of net loans and leases decreased from 0.8% at December 31, 2024 to 0.7% at September 30, 2025. NPL trends decreased primarily due to the charge-off of two asset-based lending credits and SBA charge- offs. With the current forecast, the Company expects a moderate correlation between NPL trends and provision amounts.

Included in NPL at September 30, 2025 were loans of $48.0 million that are individually analyzed collateral-dependent loans for which a specific provision has been considered to address the unsupported exposure. Collateral-dependent loans are typically assigned an internal rating of impaired or PCD (loss). However, additional risk ratings can be used as needed to align with regulatory definitions. PCD (loss) represent loans with evidence of deterioration of credit quality since origination that are acquired, and for which it was probable, at acquisition, that the bank will be unable to collect all contractually required payments. At September 30, 2025, $39.8 million of nonperforming collateral-dependent loans for which a specific provision has been considered were rated as impaired and $8.2 million were rated as doubtful. Nonperforming collateral-dependent loans had a specific reserve of $22.4 million included in the total ACL of $496.2 million at September 30, 2025, and were net of $31.7 million in partial charge-downs previously taken on these impaired loans. At September 30, 2025, there were no net partial charge-downs previously taken on PCD (loss) loans.

NPL at December 31, 2024 included $75.8 million of nonperforming collateral-dependent loans that had a specific reserve of $16.9 million included in the ACL of $460.8 million at December 31, 2024, and were net of $1.9 million in partial charge-downs previously taken on these impaired loans. Included in the $75.8 million of nonperforming collateral-dependent loans at December 31, 2024 were $67.1 million rated as impaired and $8.7 million rated as doubtful. At December 31, 2024, there were no net partial charge-downs previously taken on PCD (loss) loans.

90

The following table presents the Company’s NPL by geographical location at the dates indicated:

TABLE 20—NONPERFORMING LOANS AND LEASES BY GEOGRAPHICAL LOCATION

	September 30, 2025			December 31, 2024
(Dollars in thousands)	Amortized Cost	Total NPL (1)	NPL as a % of Amortized Cost	Amortized Cost	Total NPL	NPL as a % of Amortized Cost
Alabama	$2,832,273	$27,319	0.96%	$2,746,566	$22,394	0.82%
Arkansas	1,250,202	5,235	0.42	1,191,452	2,292	0.19
Florida	2,461,816	16,787	0.68	2,470,772	30,380	1.23
Georgia	2,816,217	18,144	0.64	2,460,674	17,245	0.70
Louisiana	1,476,596	4,694	0.32	1,422,973	5,669	0.40
Mississippi	3,104,260	19,481	0.63	3,055,616	13,702	0.45
Missouri	668,244	2,499	0.37	634,132	3,359	0.53
Tennessee	1,883,185	17,981	0.95	1,871,688	17,672	0.94
Texas	15,724,613	112,607	0.72	13,615,289	69,985	0.51
Other	4,584,430	25,075	0.55	4,272,593	81,994	1.92
Total	$36,801,836	$249,822	0.68%	$33,741,755	$264,692	0.78%

(1)	At September 30, 2025, NPL does not include NPL held for sale of $0.3 million.

The following table provides additional details related to the Company’s loan and lease portfolio and the distribution of NPL by segment and class at the dates indicated:

TABLE 21—NONPERFORMING LOANS AND LEASES BY SEGMENT AND CLASS

	September 30, 2025			December 31, 2024
(Dollars in thousands)	Amortized Cost	Total NPL (1)	NPL as a % of Amortized Cost	Amortized Cost	Total NPL	NPL as a % of Amortized Cost
Commercial and industrial
Non-real estate	$9,239,690	$83,090	0.90%	$8,670,529	$145,115	1.67%
Owner occupied	5,291,566	20,067	0.38	4,665,015	16,904	0.36
Total commercial and industrial	14,531,256	103,157	0.71	13,335,544	162,019	1.21
Commercial real estate
Construction, acquisition and development	3,338,413	2,099	0.06	3,909,184	8,600	0.22
Income producing	7,071,911	50,595	0.72	6,015,773	18,542	0.31
Total commercial real estate	10,410,324	52,694	0.51	9,924,957	27,142	0.27
Consumer
Residential mortgages	11,604,742	93,608	0.81	10,267,883	75,287	0.73
Other consumer	255,514	363	0.14	213,371	244	0.11
Total consumer	11,860,256	93,971	0.79	10,481,254	75,531	0.72
Total	$36,801,836	$249,822	0.68%	$33,741,755	$264,692	0.78%

(1)	At September 30, 2025, NPL does not include NPL held for sale of $0.3 million.

91

The following table provides details regarding the aging of the Company’s NPL by segment and class at the dates indicated:

TABLE 22—AGING OF NONACCRUAL LOANS AND LEASES

	September 30, 2025
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Nonaccrual (1)
Commercial and industrial
Non-real estate	$235	$12,913	$43,937	$57,085	$26,005	$83,090
Owner occupied	1,136	394	17,618	19,148	919	20,067
Total commercial and industrial	1,371	13,307	61,555	76,233	26,924	103,157
Commercial real estate
Construction, acquisition and development	143	289	1,462	1,894	205	2,099
Income producing	1,212	2,961	4,905	9,078	41,517	50,595
Total commercial real estate	1,355	3,250	6,367	10,972	41,722	52,694
Consumer
Residential mortgages	8,968	9,407	55,104	73,479	20,129	93,608
Other consumer	29	13	211	253	110	363
Total consumer	8,997	9,420	55,315	73,732	20,239	93,971
Total	$11,723	$25,977	$123,237	$160,937	$88,885	$249,822

(1)	At September 30, 2025, NPL does not include NPL held for sale of $0.3 million.

	December 31, 2024
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Nonaccrual
Commercial and industrial
Non-real estate	$1,943	$357	$93,758	$96,058	$49,057	$145,115
Owner occupied	574	50	16,280	16,904	—	16,904
Total commercial and industrial	2,517	407	110,038	112,962	49,057	162,019
Commercial real estate
Construction, acquisition and development	—	21	8,579	8,600	—	8,600
Income producing	—	246	12,193	12,439	6,103	18,542
Total commercial real estate	—	267	20,772	21,039	6,103	27,142
Consumer
Residential mortgages	5,379	7,656	56,829	69,864	5,423	75,287
Other consumer	13	28	153	194	50	244
Total consumer	5,392	7,684	56,982	70,058	5,473	75,531
Total	$7,909	$8,358	$187,792	$204,059	$60,633	$264,692

OREO and Repossessed Assets

OREO consists of properties acquired through foreclosure. Repossessed assets consist of non-real estate assets acquired in partial or full settlement of loans. OREO and repossessed assets totaled $16.3 million and $5.8 million at September 30, 2025 and December 31, 2024, respectively. The increase of $10.5 million, or 182.4%, was primarily the result of increased foreclosure activity of $20.1 million, and the FCB acquisition of $1.6 million, partially offset by sales of $10.8 million during the nine months ended September 30, 2025. The main types of OREO acquired during the period were CRE and residential mortgages.

Because a portion of the Company’s NPL have been determined to be collateral-dependent, management expects the resolution of a significant number of these loans may necessitate foreclosure proceedings resulting in further additions to OREO. At September 30, 2025, residential mortgages in process of foreclosure increased to $20.2 million compared to $19.7 million at December 31, 2024.

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At the time of foreclosure, the fair value of the collateral for loans backed by real estate is typically determined by an appraisal performed by a third-party appraiser holding professional certifications. Such appraisals are then reviewed and evaluated by the Company’s internal appraisal group. A market value appraisal using a 180-360-day marketing period is typically ordered and the OREO is recorded at the time of foreclosure at its market value less estimated selling costs. For residential subdivisions that are not completed, the appraisals reflect the uncompleted status of the subdivision.

Since OREO is carried at the lower of cost or fair value less estimated selling costs on an ongoing basis, new appraisals are generally obtained on at least an annual basis and the OREO carrying values are adjusted accordingly. The type of appraisals typically used for these periodic reappraisals are “Restricted Use Appraisals,” meaning the appraisal is for client use only. Other indications of fair value are also used to attempt to ensure that OREO is carried at fair value. These include listing the property with a broker and acceptance of an offer to purchase from a third-party. If an OREO property is listed with a broker at an amount less than the current carrying value, the carrying value is adjusted to reflect the list price less estimated selling costs and if an offer to purchase is accepted at a price less than the current carrying value, the carrying value is adjusted to reflect that sales price, less estimated selling costs. The majority of the properties in OREO are actively marketed using a combination of real estate brokers, bank staff who are familiar with the particular properties and/or third parties.

Financial Difficulty Modifications

In March 2022, the FASB issued ASU No. 2022-02, eliminating the recognition and measurement guidance on TDRs for creditors that have adopted ASC 326 and requiring them to make enhanced disclosures about loan modifications for borrowers experiencing financial difficulty. The guidance became effective for Cadence beginning January 1, 2023, and was adopted via the modified retrospective transition method.

With the removal of the TDR accounting model, the general loan modification guidance in Subtopic 310-20 is now applied to all loan modifications, including modifications made for borrowers experiencing financial difficulty. Under this guidance, a modification is treated as a new loan only if both: 1) the terms of the new loan are at least as favorable to the lender as the terms for comparable loans to other customers with similar collection risks, and 2) modifications to the terms of the original loan are more than minor. If either condition is not met, the modification is accounted for as the continuation of the old loan with any effect of the modification treated as a prospective adjustment to the loan’s EIR. Modifications in scope for borrowers experiencing financial difficulty may include principal forgiveness, other-than-insignificant payment delay, interest rate reduction, or a combination of modifications. During the nine months ended September 30, 2025, the most common individual concessions were related to term extensions and payment deferrals. Other concessions included interest rate reductions.

At September 30, 2025, loans that were modified within the past nine months for borrowers experiencing financial difficulty totaled $167.0 million, or 0.5%, of total loans and leases, net of unearned income. Loans are considered to be in payment default at 90 or more days past due for purposes of assessing modified loans for default. See Note 4 to the consolidated financial statements for additional information for these loans.

Loan Concentrations

At September 30, 2025, the Company did not have any concentration of loans or leases in excess of 10% of total loans and leases outstanding which were not otherwise disclosed as a category of loans or leases. Loan concentrations are considered to exist when there are amounts loaned to multiple borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. The Company conducts business in a geographically concentrated area and has a significant amount of loans secured by real estate to borrowers in varying activities and businesses but does not consider these factors alone in identifying loan concentrations. The ability of the Company’s borrowers to repay loans is somewhat dependent upon the economic conditions prevailing in the Company’s market areas.

Internally Assigned Grades on Loans

The Company utilizes an internal loan classification system that is updated to perpetually grade loans according to certain credit quality indicators. These credit quality indicators include, but are not limited to, recent credit performance, delinquency, liquidity, cash flows, debt coverage ratios, collateral type and loan-to-value ratio. See Note 4 to the consolidated financial statements.

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The following table provides details of the Company’s loan and lease portfolio by segment, class, and internally assigned grade at the dates indicated:

TABLE 23—GRADES ON LOANS AND LEASES

	September 30, 2025
(In thousands)	Pass	Special Mention (1)	Substandard (1)	Doubtful	Impaired (1)	PCD (Loss)	Total
Commercial and industrial
Non-real estate	$8,733,898	$154,131	$296,848	$8,183	$31,373	$15,257	$9,239,690
Owner occupied	5,217,614	15,251	53,587	—	4,641	473	5,291,566
Total commercial and industrial	13,951,512	169,382	350,435	8,183	36,014	15,730	14,531,256
Commercial real estate
Construction, acquisition and development	3,307,750	27,265	3,332	—	66	—	3,338,413
Income producing	6,802,210	98,974	169,090	—	862	775	7,071,911
Total commercial real estate	10,109,960	126,239	172,422	—	928	775	10,410,324
Consumer
Residential mortgages	11,486,319	9,167	105,076	—	2,836	1,344	11,604,742
Other consumer	254,917	—	597	—	—	—	255,514
Total consumer	11,741,236	9,167	105,673	—	2,836	1,344	11,860,256
Total	$35,802,708	$304,788	$628,530	$8,183	$39,778	$17,849	$36,801,836

(1)	In the loan classifications above, $8.7 million of the special mention balance, $64.8 million of the substandard balance, and $3.4 million of the impaired balance are covered by government guarantees from either the SBA, FHA, VA or USDA.

	December 31, 2024
		Special
(In thousands)	Pass	Mention	Substandard (1)	Doubtful	Impaired (1)	PCD (Loss)	Total
Commercial and industrial
Non-real estate	$8,208,176	$106,996	$311,096	$8,743	$31,996	$3,522	$8,670,529
Owner occupied	4,610,775	815	41,363	—	10,968	1,094	4,665,015
Total commercial and industrial	12,818,951	107,811	352,459	8,743	42,964	4,616	13,335,544
Commercial real estate
Construction, acquisition and development	3,896,856	—	12,262	—	66	—	3,909,184
Income producing	5,850,702	5,094	144,084	—	15,893	—	6,015,773
Total commercial real estate	9,747,558	5,094	156,346	—	15,959	—	9,924,957
Consumer
Residential mortgages	10,167,830	891	89,597	—	8,154	1,411	10,267,883
Other consumer	212,865	—	506	—	—	—	213,371
Total consumer	10,380,695	891	90,103	—	8,154	1,411	10,481,254
Total	$32,947,204	$113,796	$598,908	$8,743	$67,077	$6,027	$33,741,755

(1)	In the loan classifications above, $99.0 million of the substandard balance and $11.1 million of the impaired balance are covered by government guarantees from either the SBA, FHA, VA or USDA.

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The following tables provides details regarding the aging of the Company’s loan and lease portfolio by internally assigned grade at the dates indicated:

TABLE 24—AGING BY GRADE ON LOANS AND LEASES

	September 30, 2025
(In thousands)	Current	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total
Pass	$35,686,971	$73,947	$41,571	$219	$35,802,708
Special Mention (1)	303,389	1,399	—	—	304,788
Substandard (1)	428,370	27,202	17,500	155,458	628,530
Doubtful	8,183	—	—	—	8,183
Impaired (1)	16,983	—	12,636	10,159	39,778
PCD (Loss)	17,849	—	—	—	17,849
Total	$36,461,745	$102,548	$71,707	$165,836	$36,801,836

(1)	In the loan classifications above, $8.7 million of the special mention balance, $64.8 million of the substandard balance, and $3.4 million of the impaired balance are covered by government guarantees from either the SBA, FHA, VA or USDA.

	December 31, 2024
		30-59 Days	60-89 Days	90+ Days
(In thousands)	Current	Past Due	Past Due	Past Due	Total
Pass	$32,857,689	$65,955	$22,789	$771	$32,947,204
Special Mention	113,796	—	—	—	113,796
Substandard (1)	368,636	24,685	40,707	164,880	598,908
Doubtful	8,743	—	—	—	8,743
Impaired (1)	29,908	1,904	—	35,265	67,077
PCD (Loss)	4,932	1,095	—	—	6,027
Total	$33,383,704	$93,639	$63,496	$200,916	$33,741,755

(1)	In the loan classifications above, $99.0 million of the substandard balance and $11.1 million of the impaired balance is covered by government guarantees from the SBA, FHA, VA or USDA.

At September 30, 2025, loans in pass, special mention, substandard, and PCD (loss) grade categories increased while loans in doubtful and impaired grade categories decreased compared to December 31, 2024. Pass loans increased $2.9 billion, or 8.7%, compared to December 31, 2024. The increase in pass was seen across all loan categories except for a decrease in CAD loans. Special mention loans increased $191.0 million, or 167.8%, compared to December 31, 2024. The increase in special mention was mainly driven by increases in C&I non-real estate and CRE income producing loans. Substandard loans increased $29.6 million, or 4.9%, at September 30, 2025 compared to December 31, 2024. The increase in substandard was mainly driven by the increase in CRE income producing loans, somewhat offset by a slight decrease in CAD and C&I non-real estate loans. PCD (loss) loans increased $11.8 million, or 196.2%, compared to December 31, 2024. The increase in PCD (loss) was driven by the FCB and IBS acquisitions, somewhat offset by a decrease in C&I owner occupied loans. Impaired loans decreased $27.3 million, or 40.7%, at September 30, 2025 compared to December 31, 2024. The decrease in impaired was primarily driven by decreases in C&I owner occupied and CRE income producing loans. The Company has maintained stable credit results while continuing to grow loans. Of total loans and leases, 99.1% were current on their contractual payments at September 30, 2025.

Collateral for some of the Company’s loans and leases is subject to fair value estimates that can fluctuate with market conditions and other external factors. In addition, while the Company has certain underwriting obligations related to such estimates, the estimates of some real property and other collateral are dependent upon third-party independent appraisers employed as independent contractors of the Company.

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Deposits

Deposits originating within the communities served by the Company continue to be the Company’s primary source of funding its earning assets. The Company has been able to compete effectively for deposits in its primary market areas, while continuing to manage the exposure to changes in interest rates. The distribution and market share of deposits by type of deposit and by type of depositor are important considerations in the Company's assessment of the stability of its funding sources and its access to additional funds. Furthermore, management shifts the mix and maturity of the deposits depending on economic conditions and loan and investment policies in an attempt, within set policies, to minimize cost and maximize net interest margin.

The following table presents the Company’s deposits and the percentage change between the periods indicated:

TABLE 25—SUMMARY OF DEPOSITS

(Dollars in thousands)	September 30, 2025	December 31, 2024	% Change
Noninterest bearing demand deposits	$9,036,907	$8,591,805	5.2%
Interest bearing demand and money market deposits	20,518,436	19,345,114	6.1
Savings	3,095,622	2,588,406	19.6
Time deposits	11,270,491	9,970,876	13.0
Total deposits	$43,921,456	$40,496,201	8.5%

Total deposits experienced an increase of $3.4 billion at September 30, 2025, compared to December 31, 2024 due to increases in core customer deposits (which excludes brokered deposits and public funds) and public funds, partially offset by a decrease in brokered deposits. Core customer deposit balances were $38.3 billion at September 30, 2025, an increase of $4.0 billion, or 11.6%, compared to December 31, 2024. This increase was primarily due to the acquisition of FCB and IBS, which added $523.6 million and $4.3 billion of deposits, respectively, during the nine months ended September 30, 2025. See Note 2 for further details. Total public funds balances were $4.5 billion at September 30, 2025, an increase of $349.5 million, or 8.5%, compared to December 31, 2024. This increase was also primarily the result of the acquisitions in the second and third quarters of 2025. Brokered deposits were $1.2 billion at September 30, 2025, a decrease of $898.2 million, or 42.9%, compared to December 31, 2024. Noninterest bearing demand deposits increased $445.1 million, or 5.2%, at September 30, 2025 compared to December 31, 2024. Time deposits increased $1.3 billion, or 13.0%, at September 30, 2025 compared to December 31, 2024 due in part to an increase of $1.9 billion in time deposits assumed from IBS.

The following table presents the classification of the Company’s deposits on an average basis for each of the periods indicated:

TABLE 26—AVERAGE BALANCE AND YIELD ON DEPOSITS

	Three Months Ended September 30,
	2025		2024
(Dollars in thousands)	Average Amount	Average Rate	Average Amount	Average Rate
Noninterest bearing demand deposits	$10,040,670	—%	$8,616,534	—%
Interest bearing demand deposits	20,264,338	2.66	18,043,686	3.13
Savings	3,143,880	0.68	2,584,761	0.57
Time	11,410,274	3.92	8,389,472	4.50
Total deposits	$44,859,162		$37,634,453

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	Nine Months Ended September 30,
	2025		2024
(Dollars in thousands)	Average Amount	Average Rate	Average Amount	Average Rate
Noninterest bearing demand deposits	$8,964,440	—%	$8,814,668	—%
Interest bearing demand deposits	19,500,598	2.68	18,703,458	3.13
Savings	2,801,111	0.61	2,644,193	0.57
Time	10,453,707	3.99	7,888,094	4.48
Total deposits	$41,719,856		$38,050,413

Uninsured deposits are defined as the portion of deposit accounts in U.S. offices that exceed the FDIC insurance limit and amounts in any other uninsured investment or deposit account that are classified as deposits and are not subject to any federal or state deposit insurance regimes. The uninsured portion of public funds owned by municipal and state government entities are collateralized by the Company with investment securities and custodial letters of credit from the FHLB of Dallas. The following table segregates our deposits by deposit insurance categories.

TABLE 27—ESTIMATED TOTAL INSURED AND UNINSURED DEPOSITS

(In thousands)	September 30, 2025	December 31, 2024
FDIC insured	$27,585,387	$25,840,309
Collateralized (uninsured)	4,210,051	3,901,677
Uninsured (excluding collateralized)	12,126,018	10,754,215
Total deposits	$43,921,456	$40,496,201

The Company’s estimated uninsured time deposits at September 30, 2025 had maturities as follows:

TABLE 28—MATURITY OF UNINSURED TIME DEPOSITS

(In thousands)	Amount
Three months or less	$701,541
Over three months through six months	579,909
Over six months through twelve months	573,440
Over twelve months	93,961
Total	$1,948,851

Borrowings

Short-term Borrowings

The Company has several types of available short-term borrowing arrangements including Federal funds purchased, securities sold under agreements to repurchase, short-term FHLB borrowings and the Federal Reserve discount window. Federal funds purchased are unsecured lines, while the rest of these types of borrowings are collateralized by investment securities and loans. At September 30, 2025 and December 31, 2024, the Company had total short-term borrowings of $954.5 million with a weighted average interest rate of 4.16% and $23.6 million with a weighted average interest rate of 4.10%, respectively. Cadence’s BTFP borrowing was paid off during the fourth quarter of 2024. See Note 6 to the Company’s consolidated financial statements for additional details.

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Long-term Borrowings

During the nine months ended September 30, 2025, the Company entered into $1.3 billion of long-term advances from FHLB of Dallas with various interest rates ranging from 3.897% to 4.219% with maturities beginning in October 2026 through April 2027. In addition, the Company assumed $12.4 million of junior subordinated debt included in the FCB acquisition. All the FCB subordinated debt assumed as well as the $10.0 million of 5.000% fixed to floating rate subordinated notes were paid off in June 2025. The following is a summary of our long-term borrowings at the dates indicated:

TABLE 29—LONG-TERM BORROWINGS

(In thousands)	September 30, 2025	December 31, 2024
Advances from FHLB of Dallas	$1,330,657	$706
5.000% fixed to floating rate, subordinated notes, due June 30, 2030, callable on June 30, 2025	—	10,000
Total subordinated and long-term borrowings	$1,330,657	$10,706

Under the terms of the blanket floating lien security agreement with FHLB of Dallas, the Company is required to maintain sufficient collateral to secure borrowings. At September 30, 2025, the remaining borrowing availability totaled $11.5 billion. At September 30, 2025, there were no call features on long-term FHLB borrowings. See Note 6 to the Company’s consolidated financial statements for additional details.

Liquidity and Capital Resources

Liquidity

One of the Company's goals is to maintain adequate funds to meet increases in loan demand or any potential increase in the normal level of deposit withdrawals. This goal is accomplished primarily by generating cash from the Company’s operating activities and maintaining sufficient short-term liquid assets. These sources, coupled with a stable core deposit base and a historical experience in the capital markets, allow the Company to fund earning assets and maintain the availability of funds. Management believes that the Company’s traditional sources of maturing loans and investment securities, sales of loans held for sale, cash from operating activities and a strong base of core deposits are adequate to meet the Company’s liquidity needs for normal operations over both the short-term and the long-term.

The following table summarizes the Company’s cash and cash equivalents as of the following dates:

TABLE 30—CASH AND CASH EQUIVALENTS

(Dollars in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$1,889,173	$1,731,576
Cash and cash equivalents as a percentage of:
Loans and lease, net	5.1%	5.1%
Total earning assets	4.0	4.1
Total assets	3.5	3.7
Total deposits	4.3	4.3
Total uninsured deposits	11.6	11.8

To provide additional liquidity as needed, the Company utilizes short-term financing through the purchase of federal funds, securities sold under agreements to repurchase, borrowings at the FHLB and through the Federal Reserve discount window.

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The Company had the following sources of contingent liquidity available at September 30, 2025:

TABLE 31—CASH AND SOURCES OF CONTINGENT LIQUIDITY

(In thousands)	Amount
Cash and cash equivalents	$1,889,173
Unpledged investment securities (at par) (1)	4,927,561
Secured lines of credit availability at the FHLB and Federal Reserve	13,290,021
Unsecured Federal funds lines availability	2,139,000
Total	$22,245,755

(1)	The fair value of unpledged investment securities was $4.7 billion at September 30, 2025.

At September 30, 2025, the Company had irrevocable letters of credit issued by the FHLB totaling $47.5 million which were used on behalf of the Company’s customers.

The ability of the Company to obtain funding from these or other sources could be negatively affected should the Company experience a substantial deterioration in its financial condition or its debt rating or should the availability of shortterm funding become restricted as a result of the disruption in the financial markets. Management does not anticipate any short- or long-term changes to its liquidity strategies and believes that the Company has ample sources to meet any liquidity challenges that may arise. The Company has sound and robust risk management practices that include an active ALCO to analyze and manage the Company’s liquidity and IRR (See - Quantitative and Qualitative Disclosures About Market Risk).

Other Liquidity Considerations

The Company’s operating lease obligations represent short and long-term operating lease and rental payments for facilities, certain software and data processing and other equipment. Purchase obligations represent obligations to purchase goods and services that are legally binding and enforceable on the Company and that specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction.

In the ordinary course of business, the Company enters into various off-balance sheet commitments and other arrangements to extend credit that are not reflected on the consolidated balance sheets of the Company. The business purpose of these off-balance sheet commitments is the routine extension of credit. The Company also faces the risk of deteriorating credit quality of borrowers to whom a commitment to extend credit has been made; however, no significant credit losses are expected from these commitments and arrangements. At September 30, 2025, letters of credit totaled $423.5 million and unfunded extensions of credit totaled $9.2 billion (see Note 16 to the consolidated financial statement for more information). At September 30, 2025, the Company maintained a reserve for unfunded commitments of $11.6 million included in other liabilities.

Cash Flow Sources and Uses

Cash equivalents include cash and amounts due from banks, including interest bearing deposits with other banks. At September 30, 2025, cash and cash equivalents totaled $1.9 billion compared to $1.7 billion at December 31, 2024. The ratio of cash and cash equivalents to total assets was 3.5% at September 30, 2025 compared to 3.7% at December 31, 2024.

During the nine months ended September 30, 2025, operating activities provided $526.3 million in cash, investing activities used $1.0 billion in cash, and financing activities provided $657.4 million in cash. Primary uses of funds in investing activities during the nine months ended September 30, 2025 were net funding of loans of $1.7 billion, somewhat offset by the acquisition of cash from FCB and IBS of $503.8 million. These items were partially offset by proceeds from maturities, calls and payments of AFS securities of $1.0 billion and proceeds from sales of AFS of $3.1 billion. During the nine months ended September 30, 2025, financing activities provided $657.4 million, which primarily resulted from proceeds of $1.4 billion in long-term FHLB advances and of $825.0 million in short-term FHLB advances. These items were partially offset by a decrease of $1.4 billion in deposits and common and preferred stock dividends of $162.5 million.

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Regulatory Capital

Regulatory capital at September 30, 2025 and December 31, 2024 was calculated in accordance with standards established by the federal banking agencies as well as the interagency final rule published on September 30, 2020 entitled “Revised Transition of the Current Expected Credit Losses Methodology for Allowances.” Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material adverse effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings and other factors. Quantitative measures are established by regulation to ensure capital adequacy and require the Company to maintain minimum capital amounts and ratios.

Additionally, regulatory capital rules include a capital conservation buffer of 2.5% which the Company must maintain on top of its minimum risk-based capital requirements. This buffer applies to all three risk-based capital measurements (CET1, Tier 1 and total capital to risk-weighted assets). A financial institution with a conservation buffer of less than the required amount is subject to limitations on capital distributions, including dividend payments and stock repurchases, and certain discretionary bonus payments to executive officers.

Capital amounts and ratios for the Company at September 30, 2025 and December 31, 2024, are presented in the following table and as shown, exceed the thresholds necessary to be considered “well capitalized.” Management believes that no events or changes have occurred subsequent to the indicated dates that would change this designation.

TABLE 32—REGULATORY CAPITAL

	September 30, 2025		December 31, 2024
(Dollars in thousands)	Amount	Ratio	Amount	Ratio
Common equity Tier 1 capital (to risk-weighted assets)	$4,772,204	11.51%	$4,693,487	12.35%
Tier 1 capital (to risk-weighted assets)	4,939,197	11.91	4,860,480	12.79
Total capital (to risk-weighted assets)	5,429,072	13.09	5,306,647	13.97
Tier 1 leverage capital (to average assets)	4,939,197	9.24	4,860,480	10.41

Uses of Capital

Subject to pre-approval from the Federal Reserve and MDBCF, the Company may pursue acquisitions of depository institutions and businesses closely related to banking that further the Company’s business strategies. Management anticipates that consideration for any transactions would include shares of the Company’s common stock, cash or a combination thereof.

On April 25, 2025, the Company announced a share repurchase program whereby the Company may acquire up to an aggregate of 10,000,000 shares of its common stock. The share repurchase program became effective on May 28, 2025, and will expire on December 31, 2025. Under the share repurchase program, shares of the Company’s common stock may be purchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. Repurchased shares are held as authorized but unissued shares available for use in connection with the Company’s stock compensation programs, other transactions, or for other corporate purposes as determined by the Company’s Board of Directors. Through September 30, 2025, the Company did not repurchase any shares under this program.

On May 1, 2025, the Company completed the merger with FCB Financial Corp., the bank holding company for FCB (collectively referred to as “First Chatham”). Under the terms of the definitive merger agreement, the Company issued approximately 2.3 million shares of common stock plus $23.1 million in cash for all outstanding shares of First Chatham. See Note 2 to the Company’s consolidated financial statements for additional details.

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On July 1, 2025, the Company completed its acquisition of IBS, the bank holding company for Bank of Brenham, Citizens State Bank, Fayetteville Bank, Industry State Bank, The First National Bank of Bellville and The First National Bank of Shiner (collectively, the “Industry Banks”). Under the terms of the IBS Merger Agreement, IBS and the Industry Banks were merged with and into the Company with the Company being the surviving entity. The Company paid $20 million in cash to IBS’s shareholders. See Note 2 to the Company’s consolidated financial statements for additional details.

During the first quarter of 2025, the Company increased the common stock dividend to $0.275 per share. Additionally, during the second quarter of 2025 the Company paid a special cash dividend of $0.34375 per share of preferred stock.

Impact of Inflation

The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with GAAP and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The effect of inflation on a financial institution differs from the effect on other types of businesses. While a financial institution’s operating expenses are affected by general inflation, the asset and liability structure of a financial institution consists largely of monetary items. Monetary items, such as cash, investments, loans, deposits, and borrowings, are those assets and liabilities which are or will be converted into a fixed number of dollars regardless of changes in prices. As a result, changes in interest rates can be more impactful to a financial institution’s performance than general inflation. Inflation may also have impacts on the Company’s customers, businesses and consumers and their ability or willingness to invest, save or spend, and perhaps on their ability to repay loans. As such, there would likely be impacts on the general appetite for banking products and the credit health to the Company’s customers. See Part 1, Item 1.A., Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for additional information regarding the risks of inflation.

Certain Litigation and Other Contingencies

The nature of the Company’s business ordinarily results in certain types of claims, litigation, investigations, and other legal or administrative cases and proceedings. Although the Company and its subsidiaries have policies and procedures to minimize legal noncompliance and the impact of claims and other proceedings and endeavored to procure reasonable amounts of insurance coverage, litigation and regulatory actions present an ongoing risk.

The Company and its subsidiaries engage in lines of business that are heavily regulated and involve a large volume of actual or potential financial transactions with customers or applicants, and the Company is a public company with a large number of shareholders. From time to time, applicants, borrowers, customers, shareholders, former employees, service providers, and other third parties have brought actions against the Company or its subsidiaries, in cases claiming substantial damages. Financial services companies are subject to risks arising from changing regulatory frameworks or expectations, regulatory investigations, class action litigation, and, from time to time, the Company and its subsidiaries have such actions brought against them. The Company and its subsidiaries are also subject to enforcement actions by federal or state regulators, including the Federal Reserve, the CFPB, the DOJ, state attorneys general, and the MDBCF, which may be adversely impacted by ongoing litigation in which the Company is involved. Additionally, the Company is, and management expects it to be, engaged in a number of foreclosure proceedings and other collection actions as part of its lending and leasing collections activities, which, from time to time, have resulted in counterclaims against the Company and its subsidiaries. Various legal proceedings have and may arise in the future out of claims against entities to which the Company is a successor as a result of business combinations.

When and as the Company determines it has meritorious defenses to the claims asserted, it vigorously defends against such claims. The Company will consider settlement of claims when, in management’s judgment and in consultation with counsel, it is in the best interests of the Company to do so.

The Company cannot predict with certainty the cost of defense, the cost of prosecution, or the ultimate outcome of litigation or other proceedings filed by or against it, its subsidiaries and its directors, management or employees, including remedies or damage awards. On at least a quarterly basis, the Company assesses its liabilities and contingencies in connection with outstanding legal proceedings as well as certain threatened claims (which are not considered incidental to the ordinary conduct of the Company’s business) utilizing the latest and most reliable information available. For matters where a loss is not probable or the amount of the loss cannot be estimated, the Company will not accrue. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, the Company establishes an accrual for the loss. Once established, the accrual is adjusted periodically to reflect any relevant developments. The actual cost of any such matters, however, may turn out to be substantially higher than the amount accrued. Further, the Company’s insurance policies have deductibles and coverage limits, and such policies are unlikely to cover all costs and expenses related to the defense or prosecution of such legal proceedings or any losses arising therefrom.

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Although the final outcome of any legal proceedings is inherently uncertain, based on the information available, advice of counsel and available insurance coverage, if applicable, management believes that the litigation-related liability of $0.3 million accrued at September 30, 2025 is adequate and that any incremental change in potential liability arising from the Company’s legal proceedings and threatened claims, including the matters described herein and those otherwise arising in the ordinary course of business, will not have a material adverse effect on the Company’s business or consolidated results of operations or financial condition. It is possible, however, that future developments could result in an unfavorable outcome for, or resolution of any one or more of the legal proceedings in which the Company or its subsidiaries are defendants, which may be material to the Company’s business or consolidated results of operations or financial condition for a particular fiscal period or periods.

Recent Pronouncements

Refer to Note 1 “Summary of Significant Accounting Policies” in the consolidated financial statements for a discussion of accounting standards currently effective for 2025 and relevant accounting standards that have been issued but are not currently effective.

CRITICAL ACCOUNTING ESTIMATES

During the three months ended September 30, 2025, there were no material changes in the Company’s critical accounting policies and no significant changes in the application of critical accounting policies as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The consolidated financial statements have been prepared in conformity with GAAP and practices within the banking industry which require management to make estimates and assumptions about future events. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, and the resulting estimates form the basis for making judgments about the carrying values of certain assets and liabilities not readily apparent from other sources. Actual results could differ significantly from those estimates.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Interest Rate Risk Management

Market risk reflects the risk of economic loss resulting from changes in interest rates and other relevant market prices. This risk of loss can be reflected in either reduced potential net interest revenue in future periods or diminished market values of financial assets. The Company’s market risk arises primarily from IRR that is inherent in its lending, investment and deposit taking activities.

The main causes of IRR are the differing structural characteristics of our assets, liabilities and off-balance sheet obligations and their cumulative net reaction to changing interest rates. These structural characteristics include timing differences in maturity or repricing and the effect of embedded options such as loan prepayments, securities prepayments and calls, interest rate caps, floors, collars, and deposit withdrawal options. In addition to these sources of IRR, basis risk results from differences in the spreads between various market interest rates and changes in the slope of the yield curve can contribute to additional IRR.

We evaluate IRR and develop guidelines regarding balance sheet composition and re-pricing, funding sources and pricing, and off-balance sheet commitments that aim to moderate IRR. We use financial simulation models that reflect various interest rate scenarios and the related impact on NII and EVE over specified periods of time. NII is a shorter-term indicator while EVE is a longer-term indicator of IRR. We refer to this process as ALM.

The primary objective of ALM is to manage IRR within a desired risk tolerance for potential fluctuations in NII and EVE throughout different interest rate cycles, which we aim to achieve through management of interest rate sensitive earning assets and liabilities. In general, we seek to maintain a desired risk tolerance with asset and liability balances within maturity and repricing characteristics to limit our exposure to acceptable earnings volatility and changes in the value of assets and liabilities as interest rates fluctuate over time. Adjustments to maturity categories can be accomplished either by lengthening or shortening the duration of an individual asset or liability category, or externally with interest rate derivative contracts, such as interest rate swaps, caps, collars, and floors. See “—Interest Rate Exposure” below for a more detailed discussion of our various derivative positions.

Our ALM strategy is formulated and monitored by our ALCO in accordance with policies approved by the Board of Directors. ALCO meets regularly to review, among other things, the sensitivity of our assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, recent purchase and sale activity, maturities of securities and borrowings, and projected future transactions. ALCO also establishes and approves pricing and funding strategies with respect to overall asset and liability composition. ALCO reports regularly to our Risk Committee of the Board of Directors.

Financial simulation models are the primary tools we use to measure IRR exposures. These simulation models incorporate all of our earning assets and liabilities. By examining a range of hypothetical deterministic interest rate scenarios, these models provide management with information regarding the potential impact on NII and EVE caused by changes in interest rates.

The models simulate the cash flows and accounting accruals generated by the financial instruments on our balance sheet, as well as the cash flows generated by the new business that we anticipate over a 60-month forecast horizon. However, past the 36-month mark, the growth of the balances is static in the forecast. Numerous assumptions are made in the modeling process, including balance sheet composition, re-pricing, a combination of market data and internal historical experiences, and maturity characteristics of existing and new business. These assumptions are reviewed regularly. Additionally, loan and investment prepayments, administered rate account elasticity, and other option risks are considered as well as the uncertainty surrounding future customer behavior. Because our modeling is limited by the predictive power of historical data and current assumptions, and because our balance sheet will be actively managed in the event of a change in interest rates, simulation results, including those discussed in “—Interest Rate Exposure” immediately below, are not intended as a forecast of the actual effect of a change in market interest rates on our NII or EVE, or indicative of management’s expectations of actual results in the event of a fluctuation in market interest rates; however, these results are used to help measure the potential risks related to IRR.

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Interest Rate Exposure

Based upon the current interest rate environment at September 30, 2025, our simulation model projects our sensitivity to an instantaneous increase or decrease in interest rates over a one-year period as follows:

TABLE 33—INTEREST RATE SENSITIVITY

	Increase (Decrease)
(Dollars in millions)	Net Interest Income		Economic Value of Equity
Change (in Basis Points) in Interest Rates (12-Month Projection)	Amount	Percent	Amount	Percent
+ 200 BP	$55	3.1%	$(1,016)	(12.2)%
+ 100 BP	30	1.7	(484)	(5.8)
- 100 BP	(38)	(2.2)	359	4.3
- 200 BP	(89)	(5.1)	522	6.2

Both the NII and EVE simulations include assumptions regarding balances, asset prepayment speeds, deposit and borrowings repricing and runoff and interest rate relationships among balances that management believes to be reasonable for the various interest rate environments. Differences in actual occurrences from these assumptions may change our market risk exposure.

See “Table 15 – Maturity Distribution of AFS Securities” showing the maturities and weighted average yields for the carrying value of the AFS securities as of September 30, 2025, and “Table 18 – Interest Rate Sensitivity of Loans and Leases” showing the maturity distribution based on remaining maturities of the Company’s loan and lease portfolio and the interest rate sensitivity of the Company’s loans and leases maturing after one year at September 30, 2025.

Derivative Positions

Overview. Our Board of Directors has authorized the ALCO to utilize financial futures, forward sales, options, interest rate swaps, caps, collars, and floors, and other instruments to the extent appropriate, in accordance with regulations and our internal policy. From time to time, we expect to use interest rate swaps, caps, collars, and floors as macro hedges against inherent rate sensitivity in our assets and our liabilities to synthetically alter the maturities or re-pricing characteristics of assets or liabilities to reduce imbalances.

We currently engage in only the following types of hedges: (1) those which enable us to transfer the IRR exposure involved in our daily business activities; and (2) those which serve to alter the market risk inherent in our investment portfolio, mortgage pipeline, MSR, or liabilities and thus help us to manage earnings and market value volatility within approved risk tolerances.

The following is a discussion of our current derivative positions related to IRR.

Interest Rate Lock Commitments. In the ordinary course of business, the Company enters into certain commitments with customers in connection with residential mortgage loan applications for loans the Company intends to sell. Such commitments are considered derivatives under current accounting guidance and are required to be recorded at fair value. The change in fair value of these instruments is reflected currently in the mortgage banking revenue of the consolidated statements of income. The fair value of these derivatives is recorded on the consolidated balance sheets in other assets and other liabilities.

Forward Sales Commitments. The Company enters into forward sales commitments of MBS with investors to mitigate the effect of the IRR inherent in providing interest rate lock commitments to customers. During the period from commitment date to closing date, the Company is subject to the risk that market rates of interest may change. In an effort to mitigate such risk, forward delivery sales commitments, under which the Company agrees to deliver certain MBS, are established. These commitments are non-hedging derivatives in accordance with current accounting guidance and recorded at fair value, with changes in fair value reflected currently in the mortgage banking revenue of the consolidated statements of income. The fair value of these derivatives is recorded on the consolidated balance sheets in other assets and other liabilities.

Mortgage Servicing Right Hedges. The value of our MSR is dependent on changes in market interest rates. In order to mitigate the effects of changes in rates on the value of our MSR, the Company has used various instruments (including but not limited to Treasury options, Treasury, SOFR and TBA futures and forwards, swap futures, etc.) as economic hedges.

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Agreements Not Designated as Hedging Derivatives. The Company enters into interest rate swap, floor, cap and collar agreements on commercial loans with customers to meet the financing needs and IRR management needs of its customers. At the same time, the Company enters into offsetting interest rate swap agreements with a financial institution in order to minimize the Company’s IRR. These interest rate agreements are non-hedging derivatives and are recorded at fair value with changes in fair value reflected in noninterest income. The fair value of these derivatives is recorded on the consolidated balance sheets in other assets and other liabilities.

See Note 15 to the consolidated financial statements for additional information regarding our derivative financial instruments.

ITEM 4. CONTROLS AND PROCEDURES.

CONCLUSION REGARDING THE EFFECTIVENESS OF DISCLOSURE CONTROLS AND PROCEDURES

The Company, with the participation of its management, including the Company’s CEO and CFO, carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Report.

Based upon that evaluation, and as of the end of the period covered by this Report, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures were effective in ensuring that information required to be disclosed in its reports that the Company files or submits to the Federal Reserve under the Exchange Act is recorded, processed, summarized and reported on a timely basis, and to ensure that such information is accumulated and communicated to the Company’s management, including its CEO and CFO, as appropriate, to allow timely decisions regarding required disclosures.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company is working to integrate FCB and IBS into its overall internal control over financial reporting processes. Except for changes made in connection with this integration of FCB and IBS, there have been no changes in the Company’s internal control over financial reporting that occurred during the three months ended September 30, 2025, covered by this Report that materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

The information in response to this item is incorporated herein by reference to “Note 16 - Commitments and Contingent Liabilities” in the notes to unaudited consolidated financial statements included in Part I., Item 1. “Financial Statements” of this Report. Also, see Part I. Item II. “Financial Condition - Certain Litigation and Other Contingencies.”

Item 1A. Risk Factors.

There have been no material changes to our risk factors previously disclosed under Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

During the period commencing January 1, 2025 and ending September 30, 2025, the Company issued 1,021,299 RSUs and issued 264,729 PSUs under the 2025 Long-Term Incentive Plan to eligible directors, officers, and employees of the Company for services rendered to the Company. The Company did not receive any cash consideration in connection with these grants, and these securities were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section (3)(a)(2) thereof because the sales involved securities issued by a bank.

On April 25, 2025, the Company announced a share repurchase program whereby the Company may acquire up to an aggregate of 10,000,000 shares of its common stock. The share repurchase program became effective on May 28, 2025, and will expire on December 31, 2025. Under the share repurchase program, Cadence's shares may be purchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. Repurchased shares are held as authorized but unissued shares available for use in connection with the Company’s stock compensation programs, other transactions, or for other corporate purposes as determined by the Company’s Board of Directors. Through September 30, 2025, the Company did not repurchase any shares under this program. There were also no shares redeemed from employees for tax withholding purposes for stock compensation during the period.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

Pursuant to Item 408(a) of Regulation S-K, none of the Company's directors or executive officers adopted, terminated or modified a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement during the three months ended September 30, 2025.

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Item 6. Exhibits.

(2.1)		Agreement and Plan of Merger, dated as of October 26, 2025, by and among Huntington Bancshares Incorporated, The Huntington National Bank and Cadence Bank (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Board of Governors of the Federal Reserve System on October 30, 2025 and incorporated herein by reference thereto).

(3)
	a)	Second Amended and Restated Articles of Incorporation of the Company. (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Board of Governors of the Federal Reserve System on January 3, 2025 and incorporated herein by reference thereto).
	b)	Second Amended and Restated Bylaws of the Company. (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Board of Governors of the Federal Reserve System on January 3, 2025 and incorporated herein by reference thereto).

(31.1)		Certification of the Chief Executive Officer of Cadence Bank pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

(31.2)		Certification of the Chief Financial Officer of Cadence Bank pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

(32.1)		Certification of the Chief Executive Officer of Cadence Bank pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

(32.2)		Certification of the Chief Financial Officer of Cadence Bank pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

*	Filed herewith.

**	Furnished herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADENCE BANK

DATE: November 7, 2025	By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Chief Financial Officer and President - Banking Services

108

EXHIBIT 31.1

CADENCE BANK

CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James D. Rollins III, certify that:

1.	I have reviewed this annual report on Form 10-Q (“this report”) of Cadence Bank;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:          November 7, 2025

/s/ James D. Rollins III
James D. Rollins III Chief Executive Officer

EXHIBIT 31.2

CADENCE BANK

CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Valerie C. Toalson, certify that:

1.	I have reviewed this annual report on Form 10-Q (“this report”) of Cadence Bank;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:          November 7, 2025

/s/ Valerie C. Toalson
Valerie C. Toalson Chief Financial Officer and President - Banking Services (Principal Accounting Officer)

EXHIBIT 32.1

CADENCE BANK

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-Q of Cadence Bank (the “Company”), for the three-months ended September 30, 2025, as filed with the Board of Governors of the Federal Reserve System on the date hereof (the “Report”), I, James D. Rollins III, Chief Executive Officer of the Company, certify in my capacity as an executive officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2025	/s/ James D. Rollins III
James D. Rollins III
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Board of Governors of the Federal Reserve System or its staff upon request.

EXHIBIT 32.2

CADENCE BANK

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-Q of Cadence Bank (the “Company”), for the three-months ended September 30, 2025, as filed with the Board of Governors of the Federal Reserve System on the date hereof (the “Report”), I, Valerie C. Toalson, Chief Financial Officer of the Company, certify in my capacity as an executive officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2025	/s/ Valerie C. Toalson
Valerie C. Toalson Chief Financial Officer and President - Banking Services (Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Board of Governors of the Federal Reserve System or its staff upon request.